UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
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California Water Service Group

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A Letter from our Chairman, President & CEO
Dear Fellow Stockholder:
It is my pleasure to invite you to join us for the California Water Service Group 2024 Annual Meeting of Stockholders at 9:30 a.m. Pacific Time on Wednesday, May 29, 2024. Once again, we will hold the Annual Meeting online to allow for greater participation by all of our stockholders, regardless of their geographic location. Please see the Notice of Annual Meeting on the next page for more information.
Your vote is very important. We encourage you to read the Proxy Statement and vote your shares at your earliest convenience, even if you plan to attend the meeting.
Sincerely,
Martin A. Kropelnicki
Chairman, President & Chief Executive Officer
April 17, 2024
As I look back on 2023, I am proud of all we accomplished while navigating complex regulatory challenges. Although our financial performance was impacted by the lack of a decision from the California Public Utilities Commission on our 2021 General Rate Case, we provided high-quality, affordable water and excellent service to approximately two million people and demonstrated our commitment to enhancing the quality of life in our communities.
In 2023, we invested a record $383.7 million in our water infrastructure, which included installation of 159,822 feet of water mains and replacement and/or upgrade of 91 storage tanks, 26 water quality treatment plants, and 16 panel board and generators. We also invested in increased groundwater pumping capacity in certain basins and strengthened our physical security.
We conducted more than half a million water quality tests in 2023, meeting or surpassing every applicable state and federal water quality standard set to protect public health and safety. We also established a multi-functional team to prepare and execute a robust program to meet new PFAS standards and revised lead and copper rule requirements.
As part of our emergency preparedness program, in 2023 we hosted nearly 20 emergency response events with more than 50 local and state agencies to collaborate and rehearse our emergency response plans. During the year, we continued to invest in employee training and continuing education and deployed 48 members of our Operations Rapid Response Team to emergencies and natural disasters. During the West Maui fires in Lahaina, our crews worked around the clock in extreme fire conditions to ensure our pumps never stopped and our systems stayed pressurized.
On a related note, we did exceedingly well on our customer service performance metrics for the year. We actively engage with our customers and seek their feedback through multiple channels including annual surveys, focus groups, and a new post-service survey platform implemented in 2023. To help customers with past-due balances accrued during the pandemic, we applied for $83 million in grant funding, and in April 2023 we were ranked number one in Customer Satisfaction Among Large Water Utilities in the West Region by J.D. Power.
Finally, we made significant progress on our ESG journey in 2023. We completed our first Greenhouse Gas (GHG) Protocol-aligned Inventory for Scope 1 and Scope 2 GHG emissions and announced our commitment to reduce absolute Scope 1 and Scope 2 GHG emissions by 63% by 2035 from a 2021 base year. This past year we also published our inaugural 2023 CDP Climate Change questionnaire response, which includes detailed energy- and emissions-related data, information about our efforts to minimize energy use and emissions, and a discussion of our climate change-related strategy, governance, and risk management.
On behalf of the California Water Service Group Board of Directors, thank you for your continued support and investment.

California Water Service Group | 2024 Proxy Statement

A Letter from our Lead Independent Director
Dear Fellow Stockholder:
As lead independent director, I join Marty Kropelnicki in inviting you to attend our 2024 annual meeting of Stockholders.
I believe I speak for all of the Company’s independent directors in saying that we are proud of the Company’s progress in the past year, and of the role sound governance and appropriate oversight played in fostering that progress. The Board of Directors, together with the Management Team, bring diverse expertise and perspectives to create long-term sustainable value for our stockholders and other critical stakeholders by executing our strategy, mitigating risk, and fulfilling our purpose as a leading provider of water and wastewater utility services.
It is the Board’s responsibility to provide independent leadership, both at the board and committee levels. At the board level, we are focused on building a board with strong governance and the right mix of skills, experiences, and backgrounds to provide rigorous and independent oversight of the Company’s strategy, performance, and culture.
We had a notable year in 2023 as Marty Kropelnicki was elected as our Company’s 10th Chairman of the Board. We make decisions about the Board’s leadership structure within a governance framework that provides the Board flexibility to select the best structure based on the specific needs of the business at the time and what we believe is in the best interests of stockholders.
This year’s Board nominees represent a wide range of backgrounds and expertise. We believe our diversity of experiences, perspectives, and skills contributes to the Board’s effectiveness in managing risk and overseeing strategy and execution, positioning us for long-term success.
I would like to take this opportunity to thank and recognize the many contributions of Terry P. Bayer, our esteemed colleague who left the board in 2023 for medical reasons. We also welcomed two highly qualified new directors to our board last year. Charles R. Patton, former Executive Vice President, External Affairs, at American Electric Power Company, Inc., and Jeffrey Kightlinger, who retired as the longest serving Chief Executive Officer of the Metropolitan Water District of Southern California. Charles and Jeffrey bring to our board extensive leadership experience and expertise.
The Proxy Statement includes information about the management proposals to be voted on at the Company’s Annual Meeting. We value your vote, and we encourage you to use one of the options laid out in this proxy to vote your shares whether or not you plan to join us for the Annual Meeting. We appreciate your investment in our Company and thank you for the opportunity to serve you and our Company as directors.
Sincerely,
Scott L. Morris
Lead Independent Director
April 17, 2024

California Water Service Group | 2024 Proxy Statement

Notice of Annual Meeting of Stockholders
Date and Time	Location	Record Date

Wednesday, May 29, 2024 9:30 a.m. Pacific Time	To attend and participate in the Annual Meeting visit www.virtualshareholdermeeting.com/CWT2024	Only stockholders at the close of business on April 2, 2024 are entitled to receive notice of and vote at the Annual Meeting
The 2024 Annual Meeting of Stockholders of California Water Service Group (Group) will be held on May 29, 2024, at 9:30 a.m. Pacific Time. You will be able to attend the Annual Meeting, vote your shares electronically, and submit your questions during the live webcast by visiting www.virtualshareholdermeeting.com/CWT2024. At the Annual Meeting, stockholders will consider and vote on the following matters:
1. Election of the eleven directors named in the Proxy Statement;
2. An advisory vote to approve executive compensation;
3. Ratification of the selection of Deloitte & Touche LLP as the Group’s independent registered public accounting firm for 2024;
4. Approval of Group’s 2024 Equity Incentive Plan;
5. Such other business as may properly come before the Annual Meeting.
These matters are more fully described in the Proxy Statement accompanying this notice. We believe your vote is important. Please submit a proxy as soon as possible so that your shares can be voted at the Annual Meeting in accordance with your instructions. You may submit your proxy: (a) online, (b) by telephone, or (c) by U.S. Postal Service mail. You may revoke your proxy at any time prior to the vote at the Annual Meeting. Of course, in lieu of submitting a proxy, you may vote online during the Annual Meeting. For specific instructions, please refer to “Questions and Answers About the Proxy Materials and the Annual Meeting” in this Proxy Statement and the instructions on the proxy card.
In the event of a technical malfunction or other situation that the Chair determines may affect the ability of the Annual Meeting to satisfy the requirements for a meeting of stockholders to be held by means of remote communication under the Delaware General Corporation Law, or that otherwise makes it advisable to adjourn the Annual Meeting, the Chair or Corporate Secretary will convene the meeting at 10:30 a.m. Pacific Time on the date specified above and at the address specified above solely for the purpose of adjourning the meeting to reconvene at a date, time, and physical or virtual location announced by the Chair or Corporate Secretary. Under either of the foregoing circumstances, we will post information regarding the announcement on our Investor Relations website at http://ir.calwatergroup.com.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be Held on May 29, 2024: Electronic copies of the Group’s Form 10-K, including exhibits, and this Proxy Statement will be available at www.proxyvote.com.

The Group expects to mail the Notice Regarding Internet Availability of Proxy Materials to its stockholders commencing on or about April 17, 2024.
By Order of the Board of Directors
Michelle R. Mortensen
Vice President, Corporate Secretary and Chief of Staff
April 17, 2024
California Water Service Group | 2024 Proxy Statement

California Water Service Group | 2024 Proxy Statement

This proxy statement contains forward-looking statements within the meaning established by the Private Securities Litigation Reform Act of 1995 (the PSLRA). The forward-looking statements are intended to qualify under provisions of the federal securities laws for “safe harbor” treatment established by the PSLRA. Examples of forward-looking statements in this document include our strategy, goals, progress or expectations with respect to our approach to environmental, social, and governance, workplace and employee safety, diversity, equality, and inclusion, human capital management, corporate responsibility and sustainability and public policy and political involvement (collectively, ESG Information), and new acquisitions, among other topics. Forward-looking statements in this proxy statement are based on currently available information, expectations, estimates, assumptions and projections, and our management’s beliefs, assumptions, judgments and expectations about us, the water utility industry and general economic conditions. These statements are not statements of historical fact and are not guarantees of future performance. They are based on numerous assumptions that we believe are reasonable, but they are open to a wide range of uncertainties and business risks, including, among other things, the evolution of applicable laws and regulations, and the ability of our suppliers and partners to meet our sustainability standards. Consequently, actual results may vary materially from what is contained in a forward-looking statement. For more information on these risks, uncertainties and other factors, refer to our Annual Report on Form 10-K for the year ended December 31, 2023, under the heading “Risk Factors” in Item 1A, as updated in Part II of our subsequent Quarterly Reports on Form 10-Q, and other filings with the Securities and Exchange Commission. In light of these risks, uncertainties and assumptions, investors are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this annual report or as of the date of any document incorporated by reference in this annual report, as applicable. We are not under any obligation, and we expressly disclaim any obligation, to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise.
In addition, historical, current and forward-looking ESG Information-related statements may be based on standards for measuring progress that are still developing, internal controls and processes that continue to evolve, and assumptions that are subject to change in the future.
ESG Information identified as material, significant or priority for purposes of, and information otherwise included in, this document may not be considered material for Securities and Exchange Commission (SEC) reporting purposes. The term “material” used in the context of our ESG Information is distinct from and should not be confused with what we consider “material” for the purposes of U.S. securities laws and SEC reporting.
California Water Service Group | 2024 Proxy Statement

Proxy Summary
Information About Our 2024 Annual Meeting of Stockholders

Date and time:	Wednesday, May 29, 2024 at 9:30 a.m. Pacific Time
Location:	To attend and participate in the Annual Meeting visit www.virtualshareholdermeeting.com/CWT2024
Record Date:	April 2, 2024
Voting matters:	Stockholders will be asked to vote on the following matters at the Annual Meeting:
Overview of Voting Items
Proposal	For More Information	Board Recommendation
Proposal No. 1: Election of Eleven Directors	Pages 19-31	FOR All Nominees
The Board of Directors and Nominating/Corporate Governance Committee believes that all of the following eleven nominees listed are highly qualified and have the skills and experience required for membership on our Board. A description of the specific experience, qualifications, attributes, and skills that led our Board to conclude that each of the nominees should serve as director follows the biographical information of each nominee. The directors reflect the diversity of the Company’s stockholders, employees, customers, and communities.
California Water Service Group | 2024 Proxy Statement | 1

					Committees
Name and Principal Occupation	Age	Director Since	Independent	Other Public Company Boards	A	C	F	NG	S
Gregory E. Aliff Former Vice Chairman and Senior Partner of U.S. Energy & Resources, Deloitte LLP	70	2015	Yes	1
Shelly M. Esque Former Vice President and Global Director of Corporate Affairs of Intel Corporation	63	2018	Yes	—
Jeffrey Kightlinger Principal and Owner of Acequia Consulting, LLC	64	2023	Yes	—
Martin A. Kropelnicki Chairman, President & CEO of California Water Service Group	57	2013	—	—
Thomas M. Krummel, M.D. Emile Holman and Chair Emeritus of the Department of Surgery at Stanford University School of Medicine	72	2010	Yes	1
Yvonne A. Maldonado, M.D. Professor of Global Health and Infectious Diseases, Departments of Pediatrics and Epidemiology and Population Health, Stanford University	68	2021	Yes	—
Scott L. Morris Chairman of Avista Corporation	66	2019	Yes	1
Charles R. Patton Former Executive Vice President, External Affairs of American Electric Power Company, Inc.	64	2023	Yes	2
Carol M. Pottenger Principal and Owner of CMP Global, LLC Vice Admiral, U.S. Navy (Ret.)	69	2017	Yes	—
Lester A. Snow Director and Former President of the Klamath River Renewal Corporation	72	2011	Yes	—
Patricia K. Wagner Former Group President of U.S. Utilities for Sempra Energy	61	2019	Yes	2
Number of meetings held during 2023					4	3	3	3	3
Number of executive sessions of the independent directors held in 2023					4	3	2	2	3
Chair	A: Audit	C: Organization and Compensation
Member	F: Finance and Capital Investment	NG: Nominating/Corporate Governance
S: Enterprise Risk Management, Safety, and Security
California Water Service Group | 2024 Proxy Statement | 2

Proposal	For More Information	Board Recommendation
Proposal No. 2: Advisory Vote on Executive Compensation	Page 90	FOR
We seek to closely align the total direct compensation of our officer team with performance and appropriately balance the focus on our short-term and long-term priorities with annual and long-term rewards. Providing compensation that attracts, retains, and motivates talented officers is our committed goal. Our compensation programs are designed to reward excellent job performance, identify exceptional leadership, and represent fair, reasonable, and competitive total compensation that aligns officers’ interests with the long-term interests of our stockholders and customers.
Proposal	For More Information	Board Recommendation
Proposal No. 3: Ratification of Independent Accountants	Page 93	FOR
The Board believes the continued retention of Deloitte & Touche LLP is in the best interests of the Company and its stockholders. The Board is recommending stockholder ratification of Deloitte & Touche LLP as the independent registered public accounting firm, to audit the Group’s books, records, and accounts for the year ending December 31, 2024.
Proposal	For More Information	Board Recommendation
Proposal No. 4: Approval of Group’s 2024 Equity Incentive Plan	Page 94	FOR
The 2024 Equity Incentive Plan (2024 Plan) is intended to serve as the successor to the Amended and Restated California Water Service Equity Incentive Plan (Prior Plan), which Prior Plan terminated in November 2023 and is no longer available for future awards. The Board believes that the availability to grant equity awards under the 2024 Equity Incentive Plan (2024 Plan) is critical to our continued success because it will promote and closely align the interests of employees and non-employee directors of the Group and its shareholders by providing the ability for the Group to award stock-based compensation and other performance-based compensation.
California Water Service Group | 2024 Proxy Statement | 3

Our Company

California Water Service Group is the third largest publicly traded water utility in the United States, providing high-quality water and wastewater services to approximately two million people in over 100 communities. Our mission is to be the leading provider of sustainable water and wastewater services.
What We Do
The majority of our business consists of the production, purchase, storage, treatment, testing, distribution, and sale of water for domestic, commercial, industrial, public, and irrigation uses — and includes the provision of domestic and municipal fire protection services. Other services include wastewater collection and treatment. We also offer non-regulated services, such as water system operation, billing, and meter reading services under agreements with municipalities and other private companies. Additional non-regulated operations include the lease of communication antenna sites, provision of lab services to third parties, and the promotion of other non-regulated services.
Where We Operate
Headquartered in San Jose, California, the Group includes seven operating subsidiaries. California Water Service Company (Cal Water), New Mexico Water Service Company (New Mexico Water), Washington Water Service Company (Washington Water), and Hawaii Water Service Company, Inc. (Hawaii Water) are regulated public utilities that also provide certain non-regulated services. CWS Utility Services and HWS Utility Services LLC maintain non-utility property and provide non-regulated services to private companies and municipalities outside of California. Our seventh subsidiary, TWSC, Inc. (Texas Water), is a majority shareholder of BVRT Utility Holding Company (BVRT), which owns and develops wastewater and water utilities in Texas.
State	Customer Connections	% of Customer Connections	% of Total Consolidated Operating Revenue in 2023
California	497,700	89.5%	90.6%
Hawaii	6,500	1.2%	5.2%
Washington	38,000	6.8%	3.0%
New Mexico	11,400	2.0%	0.9%
Texas	2,800	0.5%	0.3%
Our Priorities
We remain laser focused on executing our strategy and serving our customers. In 2024, our priorities include:
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Customers: Our efforts to reduce customer monthly bills include requesting $83.0 million from the State of California Water Arrearages Payment Program in November 2023 to pay residential and commercial customer delinquent and uncollected account balances.

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Sustainability: We remain focused on the Environmental, Social, and Governance (ESG) topics that we believe are most important to our business and to our key stakeholders, and we are proud of the significant progress made in 2023 in the areas of climate change, affordability, infrastructure investment, and sustainability. Our ESG highlights are discussed further below, and the details of our accomplishments will be reported in our 2023 ESG Report, which we expect to publish in May 2024.

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2021 GRC Filing: In March 2024, the California Public Utilities Commission issued a decision on Cal Water’s 2021 General Rate Case and Infrastructure Improvement Plan approving $1.2 billion in capital expenditures following extensive review of the utility’s water system improvement plans, costs, and rates. We continue to prepare our next General Rate Case and Infrastructure Improvement Plan, which we are scheduled to file in July 2024.

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Capital expenditures: We continue to invest diligently in our water and wastewater system infrastructure so that we are positioned to provide reliable quality service to our customers and adapt to the effects of climate change.

California Water Service Group | 2024 Proxy Statement | 4

Fiscal 2023 Overview

2023 Financial Highlights
Awards and Recognitions

Ranked highest in overall customer satisfaction among large water utilities in the western United States, in the J.D. Power 2023 Water Utility Residential Customer Satisfaction StudySM	Named one of “World’s Most Trustworthy Companies” by Newsweek magazine for 2023 in its inaugural list

Earned the U.S. Environmental Protection Agency’s 2023 WaterSense Excellence in Promoting WaterSense Labeled Products Award	Received recertification as a Great Place to Work® by the Great Place to Work® Institute for the eighth consecutive year
California Water Service Group | 2024 Proxy Statement | 5

GOVERNANCE HIGHLIGHTS

Effective Board Leadership and
Independent Oversight
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Independent Lead Director designated by the independent directors with defined responsibilities

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Regular scheduled executive sessions led by independent Lead Director at Board meetings

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Regular scheduled executive sessions at committee meetings

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Ongoing review of Board composition and succession planning

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Focus on the experience, skills, diversity, and attributes that enhance our Board

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Mandatory director retirement at age 75

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Demonstrated commitment to Board refreshment

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All Board members are independent except our Chairman & CEO and all committees are composed of independent directors

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Board and committee oversight of strategy and risk

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Board and committee oversight of ESG matters

Overview of Corporate Governance
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Code of Conduct for Directors, Officers, and Employees

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Annual committee assessments

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Adopted clawback policy for incentive-based compensation aligned with NYSE requirements

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Stock ownership guidelines for executive officers and directors

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Prohibition on short sales, transactions in derivatives, and hedging and pledging of stock by directors and executive officers

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Annual review of Board leadership structure

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Annual review of committee assignments and committee chairs

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Integrated active enterprise risk management

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Annual Board member self-assessments

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Demonstrated commitment to corporate responsibility and sustainability

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Demonstrated commitment to stockholder engagement

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Transparent public policy engagement

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Board and committees may hire outside advisors independent of management

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“Overboarding” limits for directors

Stockholder Rights
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No dual-class common stock structure

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Annual election of all directors

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Majority voting for directors in uncontested elections

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No supermajority voting requirements in governing documents

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Stockholder right at 10% threshold to call a special meeting

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Annual advisory vote for say-on-pay

California Water Service Group | 2024 Proxy Statement | 6

Board of Directors

The Group’s director nominees collectively contribute significant experience in the areas we believe to be the most relevant to overseeing the Company’s business and strategy.
Board Diversity
Based on the voluntary self-identification of gender, age, race, and ethnicity by our director nominees, the graphs below represent the diversity of the director nominees.

California Water Service Group | 2024 Proxy Statement | 7

Board Experience/Qualifications/Skills/Attributes
	Gregory E. Aliff	Shelly M. Esque	Jeffrey Kightlinger	Martin A. Kropelnicki	Thomas M. Krummel, M.D.	Yvonne (Bonnie) A. Maldonado, M.D.	Scott L. Morris	Charles R. Patton	Carol M. Pottenger	Lester A. Snow	Patricia K. Wagner
Senior Leadership
Public Company Board
Human Capital Management
Sustainability, Governmental, Public Policy
Health and Human Services
Cybersecurity
Financial/Capital Allocation
Industry
Other Current Public Boards	1				1		1	2			2
Age	70	63	64	57	72	68	66	64	69	72	61
Tenure	9	6	1	11	14	3	5	1	7	13	5
California Water Service Group | 2024 Proxy Statement | 8

Board Independence

Scott L. Morris Independent Lead Director	10 of 11 Independent Director Nominees

ALL Independent Board Committees	75 Mandatory Retirement Age
Board Tenure
Stockholder Engagement and Responsiveness

Our Board and management value the views of our stockholders and believe that maintaining an active dialogue with them is important to our commitment to enhance long-term stockholder value. For fiscal year 2023, we received 96% of the votes cast on the Say-on-Pay advisory vote taken at the 2023 Annual Meeting of Stockholders.
During fiscal 2023, we met with several of our largest investors representing approximately 47% of our total outstanding shares. We also participated in meetings with stockholders that were not among our top 25 that expressed an interest in engaging with us. Our stockholder engagement activities included participation primarily from our senior leadership and Investor Relations team and covered topics including strategy, corporate governance, Board oversight, executive compensation, our sustainability and decarbonization efforts, including setting emission reduction targets, human capital management, and board and leadership refreshment. We also engaged various stakeholders including regulators, proxy advisory firms, ESG rating firms, and subject matter experts.
California Water Service Group | 2024 Proxy Statement | 9

We engage with stockholders and others through multiple mediums, including quarterly investor calls and other investor-led conferences and presentations, Group-hosted investor meetings, both in-person and virtual, our virtual annual meetings of stockholders, as well as with our periodic reporting and disclosures.
As illustrated in the table below, our Board has been responsive to stockholder feedback. Over the past several years, we have made numerous changes to our governance and executive compensation programs and related disclosures based on feedback from our stockholders and our annual review of market practices.

Governance and Executive Compensation Changes

Governance
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Formed the Enterprise Risk Management, Safety, and Security Committee

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Environmental, social, and governance (ESG) items are overseen by the Nominating/Corporate Governance Committee

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Adopted four new policies: Environmental Sustainability; Diversity, Equality, and Inclusion; Political Engagement; and Human Rights

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Intend to publish our 2023 ESG report in May 2024 with disclosure aligned with the Sustainability Accounting Standards Board (SASB) Water Utilities & Services Industry Standards and the recommendations of the Task Force on Climate-related Financial Disclosures as well as in reference to Global Reporting Initiative (GRI) standards

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Included an ESG metric in the 2021, 2022, and 2023 long-term at-risk compensation program for the three-year performance periods 2021-2023, 2022- 2024, and 2023-2025

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Committed to setting absolute, science-aligned Scope 1 and Scope 2 emissions reduction targets by Q3 2024

Compensation
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Continued emphasis on long-term equity performance-based equity awards

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Modified the performance criteria used for long-term and short-term at-risk compensation programs

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Revised the methodologies used to determine our Supplemental Executive Retirement Plan’s (SERP) actuarial assumptions and amended the plan, increasing the plan’s unreduced retirement age from 60 to 65

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Conducted an independent, third-party review of:

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Our Chairman, President and CEO’s compensation plan

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Our executive short-term and long-term at-risk compensation programs

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Our proxy peer group

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Updated our peer group to reflect industry changes

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Adopted clawback policy for incentive-based compensation aligned with NYSE requirements

ENVIRONMENTAL, SOCIAL, AND GOVERNANCE HIGHLIGHTS

As a company, we have always stood for “doing the right thing.” We strive to make the world a better place and take pride in our long- standing efforts to provide a sustainable supply of safe water at affordable rates, be responsible stewards of the environment, invest in and give back to our communities, foster a positive and enriching work environment for our employees, and maintain high ethical standards. This commitment is instilled in our shared purpose, which is to enhance the quality of life for our customers, communities, employees, and stockholders.
Our Approach to Environmental, Social, and Governance (ESG)
We are dedicated to understanding and leveraging the interdependence of ESG interests and are proud of our contributions to a sustainable future. We aim to integrate our commitment to protecting the planet, caring for people, and operating with the utmost integrity into the fabric of our daily business activities. We believe this will support the long-term resilience of our Company, our communities, and our planet. We undertook a formal materiality assessment in 2020 to identify the ESG focus areas most important to our business and to our stakeholders. The assessment included researching the landscape of ESG topics, mapping impacts to our value chain, seeking internal and external stakeholder feedback, and validating our findings with company leadership. The results of the materiality assessment, shown below, directly informed our broader ESG program and priorities, including ESG reporting and disclosure, objective-setting, integration with our corporate strategy, and internal and external stakeholder engagement efforts.
California Water Service Group | 2024 Proxy Statement | 10

Our material ESG topics are listed below in priority order for each category, with the most material ESG topics listed first. The “Highest Priority” topics were identified as most critical to both internal and external stakeholders with regards to business impact, risk, and opportunities. The “Higher Priority” topics did not emerge as the most critical but were nevertheless identified as somewhat important to our stakeholders. We view the “Highest Priority” and “Higher Priority” topics as the most important to effectively manage, set goals for, and provide robust discussion of in our reporting. The “High Priority” topics were viewed by stakeholders as standard business practice or areas that we already manage well but must maintain. As such, they were rated as less significant overall, but, nevertheless, important topics to monitor and manage effectively.
	Environmental	Customers and Communities	Workforce	Governance
Highest Priority	• Climate Change, Strategic Planning, and Risk Management • Water Supply Resilience and Reliability • Water System Resilience, Reliability, and Efficiency • End-Use Conservation	• Drinking Water Quality and Safety • Emergency Preparedness and Response • Water Affordability and Access • Stakeholder Engagement and Public Participation • Cybersecurity and Data Privacy		• Public Policy and Political Involvement
Higher Priority	• Energy and Emissions	• Philanthropy and Volunteerism	• Diversity, Equality, and Inclusion • Talent Attraction and Retention	• Corporate Governance • Ethics
High Priority	• Environmental Management, Compliance, and Stewardship	• Customer Service	• Workplace Health and Safety • Training and Development • Labor Relations and Management • Compensation, Benefits, and Employee Wellbeing	• Responsible Sourcing
California Water Service Group’s ESG objectives guide our proactive approach to managing our most material ESG topics and reflect our efforts to drive accountability, establish milestones, and measure progress. These objectives are in addition to a range of other ongoing initiatives we have in place to manage environmental and social issues across our business. In 2023, we made progress toward our objectives, as discussed below and in more detail in our 2023 Environmental, Social, and Governance (ESG) Report, which we intend to make available in May 2024.
Our Enterprise Risk Management (ERM) program supports our efforts to effectively mitigate ESG risks by incorporating material ESG topics into our ERM process. Our material ESG topics are closely aligned with the enterprise risks we monitor through our ERM program. In fact, there is an 85% overlap between our primary and secondary ERM risks and our material ESG topics. During our ERM review process each year, we analyze new and existing risks, and develop and revise the mitigation controls. We also review and update the mapping across ERM and ESG areas and strive to integrate new and emerging ESG-related risks into our risk assessments and mitigation controls as appropriate.
For more information on our formal ESG governance structure, please refer to “Board Oversight of Risks Related to Environmental, Social Responsibility, and Governance Matters” in this Proxy Statement. Additional information on this topic is available in our latest ESG report at www.calwatergroup.com. We expect to publish our 2023 ESG Report and 2023 ESG Analyst Download in May 2024.
California Water Service Group | 2024 Proxy Statement | 11

Annual ESG Report
Our annual Environmental, Social, and Governance (ESG) reports and other relevant reports and documents, including additional information on the following topics, are available at www.calwatergroup.com. Our annual ESG reports align with the Sustainability Accounting Standards Board (SASB) Water Utilities and Services Industry Standard, leverage the guidance of the Task Force on Climate-related Financial Disclosures (TCFD), and reference the 2021 Global Reporting Initiative (GRI) Universal Standards. We expect to publish our 2023 ESG Report and 2023 ESG Analyst Download, which will cover our activities from January 1, 2023 to December 31, 2023, in May 2024. Web links are provided throughout this Proxy Statement for convenience and are inactive textual references only. The content on the referenced websites does not constitute a part of, and is not incorporated by reference into, this Proxy Statement.
Performance Highlights
Protecting Our Planet
Our mission as a leader in the water utility industry requires us to deliver — and steward — the planet’s most precious resource. In our increasingly changing and interconnected world impacted by climate change, a global pandemic, social tensions, and technological innovations, it is more important than ever to build sustainability and resilience into everything we do.
Highlights from 2023 include:
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Established a target to reduce absolute Scope 1 and 2 emissions by 63% by 2035 from a 2021 base year

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13.9% renewable energy consumption

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Published inaugural CDP Climate Change questionnaire response, which includes detailed energy- and emissions-related data, information about our efforts to minimize energy use and emissions, and a discussion of our climate change-related strategy, governance, risk management, and more.

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More than 2,600 million gallons of recycled water delivered to customers for landscaping, irrigation, and industrial uses

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$383.7 million invested in infrastructure to deliver safe, reliable water supply to our customers

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~30 miles of water mains replaced to reduce water loss and improve system reliability and resiliency

•
10 straight months of water savings reached in February 2023 through joint Cal Water and customer efforts to address drought conditions

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$4.4 million invested in customer water conservation rebates and programs that are expected to save about 95 million gallons of water annually

Serving Our Customers and Communities
Safe, high-quality water service is critical to the health and well-being of our customers. In providing it, we also seek ways to promote its affordability, improve service, strengthen security, and prepare for emergencies. California Water Service Group is also committed to partnering with organizations that make a real difference in the communities we serve.
Highlights from 2023 include:
•
#1 in Customer Satisfaction among Large Water Utilities in the West Region in the J.D. Power 2023 U.S. Water Utility Residential Customer Satisfaction Study

•
100% compliance with the Federal Safe Drinking Water Act (SDWA) and applicable state water quality standards across the company, with zero primary or secondary violations

•
$83 million in funding applied for through the California Extended Water & Wastewater Arrearage Payment Program to help customers with past-due bills

•
More than 121,600 customers enrolled in the Customer Assistance Program (CAP) as of year-end 2023, offering approximately $15 million in discounts during the year

•
19 community and 5 internal Emergency Operations Center (EOC) training events completed across our operating to better prepare us and our communities for enhanced coordination and resilience during emergency events

•
More than $1.5 million donated to local community organizations

•
$186,077 donated through our annual Firefighter Grant Program, which is more than triple the amount donated at the program’s inception in 2019

•
$75,000 awarded in college scholarships in the 10th year of Group’s annual College Scholarship Program benefiting students in our California, Hawaii, New Mexico, and Washington service areas

California Water Service Group | 2024 Proxy Statement | 12

Engaging Our Workforce
Our 1,200 employees help California Water Service Group serve more than 150 communities across five states. To develop a workforce that performs at the highest levels and reflects the diversity of the communities that we serve, we have made significant investments in hiring, training, engagement, and safety.
Highlights from 2023 include:
•
Earned Great Place to Work® certification from the Great Place to Work® Institute for the eighth consecutive year

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95% of employees attended unconscious bias training

•
Attended 21 diverse recruitment events and career fairs for Cal Water including 5 military veteran recruitment events, 8 diversity career fairs, and 8 college and high school events

•
Extended the opportunity to participate in our performance-based compensation program to regular full-time and part-time employees in good standing. The at-risk pay program is based upon performance metrics that contribute to the sustainability of the business, including public health and safety, customer service, and infrastructure investment

•
Piloted a health and safety software program for real-time data tracking

Governing with Integrity
California Water Service Group’s mission is to be the leading provider of sustainable water and wastewater services — and that starts with integrity as a core value. We hold our Board, employees, and suppliers to high ethical standards and follow best practices as we advocate for the interests of our customers, communities, employees, and future generations.
Highlights from 2023 include:
•
3 years as one of “America’s Most Responsible Companies” and 1 of only 5 water utilities selected as one of the “World’s Most Trustworthy Companies” recognized by Newsweek thanks to Group’s sustainability and corporate citizenship efforts.

•
27.2% net procurement spend with diverse suppliers, exceeding our 22.5% target set by the CPUC by 4.7%

•
Worked with community and non-profit organizations to advocate for legislation that helps support water quality, affordability of and access to water, water conservation and sustainability, and supply reliability

•
36% gender diversity; and 18% racial/ethnic diversity on the Board of Directors: 4 women, 7 men, and 2 racially/ethnically diverse directors of 11 acting directors

•
50+ individual committee or full Board meetings in which ESG-related matters were discussed, addressing more than 10 specific topics within Group’s ESG strategy, such as water supply, climate change, affordability, emergency preparedness, and cybersecurity.

Workplace and Employee Safety
The health and safety of our employees is integral to the success of our business. We strive to surpass the requirements of applicable regulations and protect our team members by offering safety training, proactively preventing injuries, and fostering a culture of safety at our place of business. Health and safety represent a vital part of our operations because we believe our employees are our most important resources and are critical to our continued success. Our occupational health and safety management policies and processes apply to all Group employees, facilities, and operations, and guide our strategy to attain an accident-free and healthy work environment. Examples that demonstrate our commitment to the safety and well-being of our employees include the following:
•
Maintenance of an Illness and Injury Prevention Plan that incorporates over 30 internal programs, procedures, and policies related to health and safety

•
Development of local safety committees to promote safe practices through performing job safety analyses and increasing awareness of safety guidelines

•
Partnership with The Utility Workers Union of America AFL-CIO (UWUA) to provide the Power for America (P4A) safety program in California

•
Engagement with our union workforce through the P4A program to train union members to become safety advocates, who in turn perform job site audits, provide guidance on safety practices, monitor use of protective equipment, and review safety products in the field

•
Performance of job safety analyses to help identify potential hazards, record trends in our compliance, and promote safe practices

•
Implementation of a Stop Work Authority Program policy, designed to empower employees and contractors to pause tasks if health, safety, or environmental risks are observed, as well as a policy to prohibit punishment or retribution for exercising Stop Work Authority

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•
Continued execution of vehicle safety training, incorporating a specific focus on training employees on safe driving behavior, the causes of distracted driving, and our updated driving policies, with the aim to reward employees for safe driving and to promote consistency across departments and locations

•
Providing safety training to improve employee safety and risk awareness and preparation, as well as specialized training relevant to specific teams and/or roles based on their exposure to safety risks

Diversity, Equality, and Inclusion
As part of our commitment to diversity and equality, our policy has been and continues to be to maintain a zero-tolerance approach to discrimination, harassment, and retaliation, and we seek to provide equal opportunity regardless of age, sex, race, ethnicity, ancestry, religion, creed, citizenship status, disability, national origin, marital status, military status, sexual orientation, gender identity, socio-economic status, or any other characteristic protected by law or any other non-job-related factor or activity. We continue to promote inclusive hiring processes and respect for diversity throughout the Company, from the Board of Directors to entry-level employees.
To support diverse recruitment and develop broader outreach, we work to:
•
Leverage targeted job boards and job fairs and partner with local community colleges

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Enhance our hiring selection process by providing more diverse panels of interviewers and training our teams to prevent bias during the selection process

•
Periodically analyze pay equity for diversity factors, including gender, within our business

•
Factor diversity into our selection of high-potential leaders in our leadership development program

•
Provide annual training to enhance inclusion throughout the Company, including sexual harassment avoidance training and an annual training on unconscious bias

•
Source from minority-, disabled veteran-, LGBTQ-, and women-owned suppliers

The graphs below represent the diversity of the employees based on voluntary self-identification.

Women in the Workforce 2023

•
Overall Workforce — 27%

•
Field and Office Staff — 27%

•
Management Positions (First and Mid-Level Managers) — 23%

•
Senior Management (Directors and Officers) — 33%

•
Board of Directors — 36%

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Racial/Ethnic Diversity in the Workforce 2023

Overall Workforce • Asian — 14% • Black — 4% • Hispanic — 32% • Native American — 1% • Native Hawaiian — 2% • Two or more — 3% • White — 44%	Field and Office Staff • Asian — 13% • Black — 4% • Hispanic — 34% • Native American — 1% • Native Hawaiian — 3% • Two or more — 3% • White — 42%

Management Positions (First and Mid-Level Managers) • Asian — 15% • Black — 5% • Hispanic — 25% • Native American — 1% • Native Hawaiian — 2% • Two or more — 3% • White — 50%	Senior Management (Directors and Officers) • Asian — 23% • Black — 6% • Hispanic — 10% • Native American — 0% • Native Hawaiian — 0% • Two or more — 5% • White — 56%
Our public Diversity, Equality, and Inclusion Policy outlines our commitments for this topic. Additional information on this topic will be available in our 2023 ESG Report, which is scheduled to be published in May 2024.
Human Capital Management
We employ a one-team approach that has shared goals and objectives for all employees and officers. To attract, retain, and develop the best talent, we believe we provide competitive benefits, engage our employees to foster supportive environments, and develop their capabilities and expertise. We regularly update our human resources policies and processes to contribute to a stronger workforce, reflect our dedication to equal opportunity, diversity, and inclusion, and improve retention and satisfaction.
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Talent Attraction and Retention
•
Our hiring managers are required to offer flexible interview formats and promote diverse perspectives

•
Our managers are trained on unconscious bias to help minimize potential preferential treatment and promote consistent hiring practices

•
We partner with local high schools, trade schools, and colleges to educate students about potential careers in the water industry

•
Each year, we employ two surveys to assess employee satisfaction and engagement and share results with our officer team to help identify opportunities to enhance our performance

Training and Development
•
We promote internal advancement, where possible, and offer an interim promotion program

•
We work to promote consistency in our leadership training for employees

•
Our 18-month-long Future Leaders of Water (FLOW) program offers select high-potential leaders an opportunity to improve leadership skills

•
We incentivize employees to achieve certifications beyond the minimum requirements by collaborating with a third party to grant access to these courses that employees can access at any time

Compensation, Benefits, and Employee Well-Being
We believe we offer competitive benefits for employees including:
•
A defined benefit pension plan

•
A choice of healthcare plans

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A commuter benefits program that encourages alternative modes of transportation

•
An Employee Assistance Program that provides mental health, childcare, and eldercare resources

•
Our Critical Incident Response Management (CIRM) program that offers peer-to-peer emotional support for employees who have experienced stress, loss, grief, change, or other traumatic events

•
Financial wellness education, including planning tools and investment advisory services

Labor Relations and Management
•
Our policy is to respect the right to freedom of association and collective bargaining

•
We engage with our unions in meetings to review business matters and discuss potential issues

•
We partner with our unions and seek to foster opportunities for career development and provide applicable safety and functional training

Corporate Responsibility and Sustainability
When we try to tease apart the components of the utility water process — from sourcing to delivering water to customers returning to the water cycle — we find they’re inextricably linked. No part stands alone. That’s why we must understand the connections and use that understanding to develop an interdisciplinary approach to providing a sustainable supply of safe, affordable water to customers.
Our climate change strategy, approved by the Board of Directors in 2021, aims to address the impacts of climate-related risks through mitigation and adaptation. The strategy includes the five core elements outlined below, which encompass several elements of our value chain, from water sourcing to water treatment and distribution and community engagement:
California Water Service Group | 2024 Proxy Statement | 16

Reduce Group and Value Chain Contributions to Climate Change: We strive to minimize our GHG emissions footprint by reducing energy use in our operations, transitioning to renewable energy where possible, and increasing fleet efficiency and electrification. We also work to reduce water consumption by increasing efficiency in the water system and helping customers conserve water and reduce demand. Additionally, we continue to advance our value chain GHG emissions inventory and explore strategies to help mitigate our suppliers’ environmental impact and emissions.

Plan for Potential Climate Change Impacts on Our Business: We are committed to delivering safe, high-quality water to our communities 24/7. Through adaptive planning pathways, we develop timeframes and triggers for implementing projects, while maintaining the flexibility to respond to changing climate, financial, and regulatory circumstances. Our current climate change adaptation efforts include managing changes in water availability and demand to secure a sustainable water supply for our customers far into the future; preserving water availability by saving water in our distribution system and engaging our communities to minimize downstream consumption; and investing strategically in operating and infrastructure resilience to prepare for and respond to climate change risks.

Ramp Up Collaboration and Advocacy: We engage extensively with regulators, policymakers, customers and communities, and industry associations on climate priorities. Examples include: advocating for policies that advance climate change response, such as policies to decouple water utility profits from water sales to promote water conservation and to require water providers to develop Climate Risk Assessment Plans; increased media campaigns for conservation and climate change education among customers and community members; and partnership with the Public Policy Institute of California on projects that evaluate groundwater management, climate-related impacts on wastewater and recycled water, and drought resilience.

Set Time-Bound Goals: We have publicly committed to science-aligned emissions reduction targets for our operational emissions, as well as several other objectives designed to support our efforts to reduce emissions and promote resilience in response to climate-related risks.

Continue to Mature Disclosures: We strive to enhance our data collection process and to mature and enhance our climate change-related reporting to align with leading reporting standards and frameworks. Our climate change-related disclosures leverage the recommendations of the Task Force on Climate-related Financial Disclosures (TCFD). In 2023, we also completed an updated inventory of GHG emissions that aligns with the GHG Protocol, published a mid-year update on our climate change strategy, and prepared our inaugural 2023 CDP Climate Change questionnaire response.

We manage climate-related risks and opportunities starting at the highest level of leadership. Led by the Chairman of the Board, President & Chief Executive Officer, our Board of Directors regularly reviews and discusses our climate-related risks and opportunities and maintains responsibility for formal approval and oversight of our climate change strategy. Executive leadership regularly reports to the Board on ESG and climate change-related matters throughout the year. Various departments also provide regular updates to the Board on routine operational priorities relating to climate mitigation and adaptation efforts. Given the importance of climate-related impacts to our business and their interrelation to numerous other ESG focus areas at Group, the Board considers climate-related issues while guiding business strategy, developing action plans, setting objectives, and evaluating company expenditures.
Our executive leadership team, led by the Chairman, President & Chief Executive Officer, collaboratively manages and executes our climate change strategy. This is primarily accomplished through the Strategy & Operating Committee and ESG Executive Oversight Committee. Our Senior Vice President (VP), Customer Service & Chief Sustainability Officer and Chief Water Resource Sustainability Officer drive our climate-related efforts. Executive-level updates and discussions frequently cover climate-related issues, such as wildfire preparation, water supply planning, and drought response. To help drive progress in and accountability for our climate efforts, climate-related issues are embedded in the annual corporate strategic goal-setting process for Group, as well as short- and long-term executive compensation plans.
Given climate is a cross-cutting risk, our Senior VP, Corporate Service & Chief Risk Officer, leads our Enterprise Risk Management team to carefully review and incorporate into the overall risk discussion to identify climate adaptation opportunities Additionally, we conduct and annual mapping exercise to determine the linkage of each enterprise risk to climate and document those findings in the ERM Program.
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For more information on our climate change governance, strategy, risk management, and metrics and targets, please refer to our latest ESG reporting and CDP Climate Change questionnaire response at www.calwatergroup.com. We expect to publish our 2023 ESG Report and 2023 ESG Analyst Download in May 2024.
Public Policy and Political Involvement
Our political involvement is intended to be policy driven, nonpartisan, and transparent, and focused on benefiting our customers, communities, employees, and stockholders. We advocate for affordability, water quality, sustainability, and equality for our customers, as well as seek to safeguard our position as a leading provider of water service in our communities. In addition to our efforts to follow applicable regulations and proactively engage policymakers, we endeavor to set clear internal expectations for our employees and align our activities with our values and objectives. Our Community Affairs and Government Relations team is responsible for managing our political donations in accordance with local, state, and federal laws and regulations, and oversees two employee-funded Political Action Committees (PACs). Our Rates Department provides oversight for our relationship with the utilities commission in each state and examines regulatory impacts.
Political contributions funded by the company require approval by the Senior Vice President, Customer Service and Chief Sustainability Officer or the Vice President, Community and Government Affairs. The Vice President, Community and Government Affairs updates the Chairman, President & CEO regularly and provides an annual update on the Company’s political contribution process to the Nominating/Corporate Governance Committee of the Board of Directors. Our advocacy efforts and focus areas can be found in public records, and we are required to file quarterly lobbying disclosure reports in accordance with California Government Code Section 86116. It is our policy in California to use contract lobbyists, and none of our employees are registered lobbyists.
Additional Corporate Governance Information Available
Our corporate webpage includes the following:
•
California Water Service Group Bylaws

•
Corporate Governance Guidelines

•
Audit Committee Charter

•
Organization and Compensation Committee Charter

•
Finance and Capital Investment Committee Charter

•
Nominating/Corporate Governance Committee Charter

•
Enterprise Risk Management, Safety, and Security Committee Charter

•
Ethics Policy of the Board of Directors

•
Business Code of Conduct

•
Environmental, Social, and Governance Reports

•
Annual Supplier Diversity Reports

•
Environmental Sustainability Policy

•
Diversity, Equality, and Inclusion Policy

•
Human Rights Policy

•
Political Engagement Policy

•
Commitment to Providing Excellent, Affordable Service and High-Quality Water to All Customers

•
Information Regarding Reporting of Financial, Audit, and Security Law Matters

California Water Service Group | 2024 Proxy Statement | 18

CORPORATE GOVERNANCE MATTERS
PROPOSAL NO. 1 — ELECTION OF DIRECTORS
Our Board of Directors unanimously recommends that you vote “FOR” the election of each of the following nominees.
The Nominating/Corporate Governance Committee assesses the composition of and criteria for membership on the Board and its committees on an ongoing basis in consideration of our current and future business and operations. In fulfilling this responsibility, the Nominating/Corporate Governance Committee takes a long-term view and seeks a variety of occupational and personal backgrounds on the Board to obtain a range of viewpoints and perspectives and to enhance the diversity of the Board as a group.
The Nominating/Corporate Governance Committee considers a variety of factors, including our long-term strategy, the skills and experiences that directors provide to the Board (including in the context of our business strategy), the performance of the Board and the organization, the Board’s director retirement policy, the Board’s view that a balanced and effective board should include members across a continuum of tenure, and the belief that valuable insights can be gained from diversity of gender, race, ethnic and national background, geography, age, and sexual orientation. The Board assesses its effectiveness in this regard as part of the annual board and director evaluation process. As a result of these long-term strategic assessments, the Nominating/Corporate Governance Committee has articulated a set of principles on board composition, which include:
Board Composition
Diversity	Our Board is comprised of members who demonstrate a diversity of thought, perspectives, skills, backgrounds, experiences, and independence and has a goal of identifying candidates that can contribute to that diversity in a variety of ways, including ethnically and gender diverse candidates.
Board Skills	Our Board is composed of a collective set of skills to address corporate challenges, especially in the areas of business strategy, financial performance, utility regulation, risk management, cybersecurity, technology and enterprise innovation, and executive talent and leadership, and should evolve with the organization’s business strategy.
Industry Experience	Our Board seeks and retains members with industry experience, including water, utility, and technology, that align with our long-term strategy; recognizes the utility industry is complex; and understands the importance of having directors who have experienced challenging business cycles and can share their knowledge.
Tenure	Our Board retains members across the director tenure spectrum to promote effective oversight and embrace innovation, as well as a changing market and customer expectations.
Board Size	Our Board considers the appropriate size of the board in relation to promoting active engagement, open discussion, effective risk management, and productive dialogue with management; continuously assesses the bench of successors for Board leadership positions in both expected and unexpected departure scenarios.
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Director Nomination Process
The Nominating/Corporate Governance Committee’s regular evaluation of the composition of, and criteria for membership on, the Board is ongoing. This evaluation includes an annual review of committee assignments, committee chairs, committee effectiveness, and director succession planning. Incumbent directors eligible for re-election, nominees to fill vacancies on the Board, and any nominees recommended by stockholders all undergo a review by the Committee.
Through a variety of sources, the Nominating/Corporate Governance Committee identifies new director nominees and will consider director nominees recommended by stockholders in the same manner it considers other nominees. This process is described in the following section. Stockholders seeking to recommend nominees for consideration by the Nominating/Corporate Governance Committee should submit a recommendation in writing describing the nominee’s qualifications and other relevant biographical information, together with confirmation of the nominee’s consent to serve as a director. Please submit this information to the Corporate Secretary, California Water Service Group, 1720 North First Street, San Jose, California 95112-4508.
Stockholders may also nominate directors by adhering to the advance notice procedure described under “Questions and Answers About the Proxy Materials and the Annual Meeting — How can a stockholder propose a nominee for the Board or other business for consideration at a stockholders’ meeting?” in this Proxy Statement.
California Water Service Group | 2024 Proxy Statement | 20

Director Criteria
Our Board believes our directors should possess a combination of skills, professional experience, and a diversity of backgrounds necessary to oversee our business. Also, the Board believes every director should possess certain attributes as reflected in the Board’s membership criteria.
The Nominating/Corporate Governance Committee’s charter requires that as part of the search process for each new candidate, the Committee will actively seek out diverse candidates to include in the pool from which candidates are chosen. The Committee focuses on the development of a Board composed of directors that meet the criteria set forth below:
Director Criteria
Personal Characteristics
•
High personal and professional ethics, integrity and honesty, good character, and sound judgment

•
Independence and absence of any actual or perceived conflicts of interest

•
The ability to be an independent thinker

Commitment to the Organization
•
A willingness to put in the time and energy to satisfy the requirements of Board and committee membership, including attendance and participation in Board and committee meetings of which they are a member and the annual meeting of stockholders, and be available to management to provide advice and counsel

•
Possess, or be willing to develop, a broad knowledge of critical issues facing the organization

Diversity	• Diversity, including the candidate’s professional and personal experience, background, perspective, and viewpoint, as well as the candidate’s gender and ethnicity
Skills and Experience
•
Value derived from each nominee’s skills, qualifications, experience, and ability to impact long-term strategic objectives

•
Educational background

•
Substantial tenure and experience in leadership roles

•
Business and financial experience

•
Understanding the intricacies of a public utility

•
Experience in risk management

•
Additionally, Section 2.9 of our bylaws contains requirements that a person must meet to avoid conflicts of interest that would disqualify that person from serving as a director

Identification of Director Nominees
•
Through a variety of sources, the Nominating/Corporate Governance Committee identifies new director nominees and will consider director nominees recommended by stockholders in the same manner it considers other nominees. This process is described in “Director Qualifications and Diversity” and found elsewhere in this Proxy Statement.

Retirement Age of Directors
•
We have established a mandatory retirement age for all directors. All directors must retire no later than the Annual Meeting that follows the date of the director’s 75th birthday. Additionally, an employee director must retire as an employee no later than the Annual Meeting that follows the date of his or her 70th birthday, but may remain on the Board at the discretion of the Board of Directors.

Executive Sessions of the Board
•
Under our Corporate Governance Guidelines, the non-management directors meet at least four times each year in executive session without management present, and the independent directors meet in executive session at least once a year. The Lead Independent Director, Scott L. Morris, chairs these sessions.

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Information about our directors and nominees as of April 17, 2024 is as follows:
Name/Occupation	Age	California Water Service Group Position	Current Term Expires	Director Since	Independent	Other Board Experience	Public Utilities or Public Health Experience
Gregory E. Aliff Former Vice Chairman and Senior Partner of U.S. Energy & Resources, Deloitte LLP	70	Director	2024	2015	Yes	Yes	Yes
Shelly M. Esque Former Vice President and Global Director of Corporate Affairs of Intel Corporation	63	Director	2024	2018	Yes	Yes	—
Jeffrey Kightlinger Principal and Owner of Acequia Consulting, LLC	64	Director	2024	2023	Yes	—	Yes
Martin A. Kropelnicki Chairman, President & CEO of California Water Service Group	57	Chairman, President & CEO	2024	2013	No	Yes	Yes
Thomas M. Krummel, M.D. Emile Holman and Chair Emeritus of the Department of Surgery at Stanford University School of Medicine	72	Director	2024	2010	Yes	Yes	Yes
Yvonne A. Maldonado, M.D. Professor of Global Health and Infectious Diseases, Departments of Pediatrics and Epidemiology and Population Health, Stanford University	68	Director	2024	2021	Yes	Yes	Yes
Scott L. Morris Chairman of Avista Corporation	66	Lead Independent Director	2024	2019	Yes	Yes	Yes
Charles R. Patton Former Executive Vice President, External Affairs of American Electric Power Company, Inc.	64	Director	2024	2023	Yes	Yes	Yes
Carol M. Pottenger Principal and Owner of CMP Global, LLC, Vice Admiral, U.S. Navy (Ret.)	69	Director	2024	2017	Yes	Yes	—
Lester A. Snow Director and Former President of the Klamath River Renewal Corporation	72	Director	2024	2011	Yes	Yes	Yes
Patricia K. Wagner Former Group President of U.S. Utilities for Sempra Energy	61	Director	2024	2019	Yes	Yes	Yes
California Water Service Group | 2024 Proxy Statement | 22

Director Nominees
Upon the recommendation of the Nominating/Corporate Governance Committee, our Board has nominated for election at the 2024 Annual Meeting of Stockholders a slate of eleven director nominees. All of the nominees were most recently elected by stockholders at the 2023 Annual Meeting with exception of Charles R. Patton, who was appointed to the Board effective July 1, 2023 and recommended by a national retained search firm, and Jeffrey Kightlinger, who was appointed to the Board effective November 1, 2023 and recommended by a national retained search firm. All directors are elected annually to serve until the next Annual Meeting or until their respective successors are elected.
Gregory E. Aliff Independent Age: 70 Director Since 2015
Committees:
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Chair, Audit

•
Finance and Capital Investment

•
Enterprise Risk Management, Safety, and Security

Public Board Directorships:
Current:
•
New Jersey Resources Corp

Previous:
•
SCANA Corporation

Retired
Mr. Aliff is a retired Vice Chairman and Senior Partner, US Energy and Resources, at Deloitte LLP. From 2012 to his retirement in 2015, Mr. Aliff led Deloitte’s US Sustainability Services, which focused on industrial and commercial water and energy management. From 2002 to 2012, he led Deloitte’s US Energy and Resources practice, where he oversaw all professional services to the sector. Mr. Aliff earned his Bachelor of Science in accounting and his Master of Business Administration from Virginia Tech. He is a Certified Public Accountant and a designated Board Leadership Fellow of the National Association of Corporate Directors (NACD). He also holds a CERT Certificate in Cybersecurity Oversight from NACD. In addition to his public company directorships, Mr. Aliff has also served on the board of several non-profit organizations.
Mr. Aliff brings extensive accounting, auditing, and financial reporting experience to the Board, with specific expertise in both the public utility and energy and resources industries. He has in-depth experience in strategy, enterprise risk management, and regulatory affairs from his many years providing professional services to numerous major utilities. Mr. Aliff’s deep understanding of public utility markets and the breadth of experience he has gained from working with public companies make him a valuable resource to the Board.

Skills Senior Leadership Public Company Board Human Capital Management Cybersecurity Financial/Capital Allocation Industry
California Water Service Group | 2024 Proxy Statement | 23

Shelly M. Esque Independent Age: 63 Director Since 2018	Committees: • Nominating/Corporate Governance • Enterprise Risk Management, Safety, and Security
Retired
Ms. Esque, prior to her retirement in 2016, served as Vice President and Global Director of Corporate Affairs at Intel Corporation, a leader in the semiconductor industry. Overseeing professionals in more than 35 countries, she was responsible for enhancing Intel’s reputation as the world’s leading technology brand and corporate citizen. She also served as both president and chair of the Intel Foundation. In her capacity as a leader of Intel’s corporate social responsibility, community, education, foundation, and government relations worldwide, Ms. Esque represented Intel at numerous events, including the World Economic Forum, World Bank, UNESCO, and forums promoting women in the workplace.
Ms. Esque received the Greater Phoenix Chamber of Commerce 2011 ATHENA Businesswoman of the Year Award for excellence in business and leadership, exemplary community service, and support and mentorship of other women. She was also recognized by AZ Business Magazine as one of the 50 Most Influential Women in Arizona. Ms. Esque is active on two non-profit boards, Basis Charter Schools, and the Boyce Thompson Arboretum. Ms. Esque’s strong understanding of corporate social responsibility, education, media relations, and government and community affairs makes her a valuable resource to the Board.

Skills Senior Leadership Human Capital Management Sustainability, Governmental, Public Policy Experience
California Water Service Group | 2024 Proxy Statement | 24

Jeffrey Kightlinger Independent Age: 64 Director Since 2023	Committees: • Audit • Enterprise Risk Management, Safety, and Security
Principal and Owner, Acequia Consulting
Mr. Kightlinger is principal and owner of Acequia Consulting, LLC, which was founded in 2022 and provides strategic advice on Colorado River issues, natural resources, water and energy issues. Prior to founding Acequia Consulting, Mr. Kightlinger served as the Interim General Manager of the City of Pasadena’s Water and Power Department from 2021 to 2022, where he oversaw the recruitment of a new water manager and a new general manager, along with the implementation of a new customer billing program and development of a long-term power resource plan. Prior to his role at the City of Pasadena’s Water and Power Department, Mr. Kightlinger served as Chief Executive Officer of the Metropolitan Water District of Southern California, the largest municipal water supplier in the United States. During his tenure as CEO from 2006 to 2021, he took a leadership role in supporting a plan to build twin tunnels under the Sacramento-San Joaquin Delta to keep water flowing to Southern California while seeking to protect endangered species. Prior to becoming CEO, Mr. Kightlinger was Metropolitan’s deputy general counsel and assistant general counsel from 1995 to 2002 and served as general counsel from 2002 to 2006.
Mr. Kightlinger earned his undergraduate degree from the University of California at Berkeley and a law degree from Santa Clara University. He currently serves on a number of boards including the Coro Foundation, the USC Price School of Public Policy, the UCLA Sustainability Advisory Board, the Climate Action Reserve, the California Foundation on the Environment and the Economy, the Los Angeles Economic Development Council, and the Los Angeles Area Chamber of Commerce. Mr. Kightlinger brings to the Board deep understanding and experience of water supply management, natural resource management, and sustainability. His experience as a leader in resolving complex water and environmental issues bring valuable perspective to the Board.

Skills Senior Leadership Human Capital Management Sustainability, Governmental, Public Policy Experience Cybersecurity Financial/Capital Allocation Industry
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Martin A. Kropelnicki Age: 57 Director Since 2013	Skills Senior Leadership Public Company Board Human Capital Management Sustainability, Governmental, Public Policy Experience Cybersecurity Financial/Capital Allocation Industry
Chairman, President & CEO, California Water Service Group
Mr. Kropelnicki is Chairman, President & CEO of the Group. Mr. Kropelnicki joined the Group as Vice President, Chief Financial Officer (CFO) and Treasurer in 2006 and was named President and COO in 2012. He then was appointed President & CEO of the Group effective September 1, 2013. He has over 34 years of experience in finance and operations, including 15-plus years as CFO at publicly listed companies. He has held executive positions at PowerLight Corporation, Hall Kinion & Associates, Deloitte & Touche Consulting Group, and Pacific Gas & Electric Company. He serves as a director for the Bay Area Council and the California Foundation on the Environment & Economy and is a member of the Silicon Valley Leadership Group. Mr. Kropelnicki is the past President of the National Association of Water Companies (NAWC) and currently serves on the NAWC Board of Directors and Executive Committee. He holds a Bachelor of Arts and Master of Arts in business economics from San Jose State University. In 2016, Mr. Kropelnicki was awarded the United States Navy Memorial Fund’s Naval Heritage Award. He is the 12th recipient of this award since its inauguration.
Mr. Kropelnicki is well positioned to lead the Group’s management team and give guidance and perspective to the Board. His experience as the former CFO of the Group provides expertise in both corporate leadership and financial management, and his management experience enables him to offer valuable perspectives to our strategic planning, rate making, and budgeting, along with operational and financial reporting.

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Thomas M. Krummel, M.D. Independent Age: 72 Director Since 2010	Board Committees: • Chair, Organization and Compensation • Nominating/Corporate Governance Public Board Directorships: Current: • Procept BioRobotics Corporation
Emile Holman and Chair Emeritus, Department of Surgery, Stanford University
Dr. Krummel is the Emile Holman Professor and Chair Emeritus of the Department of Surgery at Stanford University School of Medicine and former co-director of the Stanford Biodesign program. A leader in his field, he has been honored with the William E. Ladd Medal by the American Academy of Pediatrics, the Albion Walter Hewlett Award by the Stanford Department of Medicine, the Henry J. Kaiser Family Foundation Award for Excellence in Clinical Teaching; the John Austin Collins, M.D. Memorial Award for Outstanding Teaching and Dedication to Resident Training, and the Lucile Packard Children’s Hospital Recognition of Service Excellence. Dr. Krummel is currently chair of the board of directors at Fogarty Innovation, a not-for-profit medtech educational incubator, a venture partner at Santé Ventures, and a board member for Morgridge Institute for Research at the University of Wisconsin.
Dr. Krummel brings to the Board experience in professional training and development as well as a familiarity with medical, public health, and science issues. He offers the Board unique insight on public health matters, including healthcare policy and legislation, drinking water quality, and employee health.

Skills Senior Leadership Public Company Board Sustainability, Governmental, Public Policy Experience Human Capital Management Health and Human Services Financial/Capital Allocation
Yvonne (Bonnie) A. Maldonado, M.D. Independent Age: 68 Director Since 2021	Board Committees: • Nominating/Corporate Governance • Enterprise Risk Management, Safety, and Security
Professor of Global Health and Infectious Diseases, Departments of Pediatrics and Epidemiology and Population Health, Stanford University
Dr. Maldonado is currently a pediatric infectious diseases epidemiologist at Stanford University School of Medicine as well as the medical director of Infection Prevention and Control, and an attending physician at Packard Children’s Hospital at Stanford. She is also a professor in the Departments of Pediatrics and Health Research and Policy, chief of the Division of Infectious Diseases, director of Global Child Health, and senior associate dean for faculty development and diversity at Stanford’s School of Medicine. Dr. Maldonado is currently the chair of the American Academy of Pediatrics Committee on Infectious Diseases, serves on the board of the Lucile Packard Foundation for Children’s Health, and is a member of numerous medical associations and committees.
Nationally and internationally renowned for her knowledge, research, and expertise in infectious and vaccine-preventable disease control and international health, Dr. Maldonado has led studies and investigations funded by the United States, CDC, WHO, NIH, and Gates Foundation worldwide on HIV, polio, and measles. Dr. Maldonado brings a unique perspective and valuable insight to the Board.

Skills Senior Leadership Human Capital Management Sustainability, Governmental, Public Policy Experience Health and Human Services
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Scott L. Morris Independent Age: 66 Director Since 2019	Lead Independent Director Committees: • Chair, Nominating/ Corporate Governance • Organization and Compensation Public Board Directorships: Current: • Avista Corporation
Chairman, Avista Corporation
Mr. Morris has been Chairman of Avista Corporation, a publicly traded electrical and natural gas utility serving customers primarily in the Pacific Northwest, since January 2008. From January 2008 to October 1, 2019, he also served as Avista’s CEO, from January 2008 to January 2018 he served as its President, and from May 2006 to December 2007, he served as its President and Chief Operating Officer. Mr. Morris joined Avista in 1981 and his experience at the company includes management positions in construction and customer service and general manager of the company’s Oregon utility business. He is a graduate of Gonzaga University where he received his master’s degree from Gonzaga University in organizational leadership. He also attended the Stanford Business School Financial Management Program and the Kidder Peabody School of Financial Management. Mr. Morris serves on the board of McKinstry and on the Board of Trustees of Gonzaga University. He has served on a number of Spokane non-profit and economic development boards.
Mr. Morris brings to the Board a deep knowledge and understanding of the utility industry, having spent his entire career in the industry. As a former senior executive, he also contributes senior leadership experience and valuable perspectives on strategy, operations, and business management.

Skills Senior Leadership Public Company Board Human Capital Management Sustainability, Governmental, Public Policy Experience Cybersecurity Financial/Capital Allocation Industry
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Charles R. Patton Independent Age: 64 Director Since 2023	Committees: • Audit • Finance and Capital Investment Public Board Directorships: Current: • Ameresco, Inc. • Sterling Infrastructure, Inc. Previous: • Southwestern Electric Power Company
Retired
Prior to his retirement after a 27-year tenure with the company, Mr. Patton served as Executive Vice President, External Affairs, at American Electric Power Company, Inc. (AEP), an electric utility organization that serves customers across 11 states, from January 2017 to July 2022. In this capacity, he was responsible for customer service, regulatory affairs, communications, and federal public policy. He also led corporate sustainability initiatives and AEP’s compliance program to satisfy the requirements of the North American Electric Reliability Corporation, a not-for-profit international regulatory authority whose mission is to assure the effective and efficient reduction of the risks to the reliability and security of the electrical grid.
Currently, Mr. Patton serves as an independent director of Ameresco, Inc. and Sterling Infrastructure, Inc. He has also served as a Board Member for Corpus Christi Regional Economic Development Corporation, Southwestern Electric Power Company and the Public Service Company of Oklahoma. Mr. Patton was a Company Liaison with the United States Energy Association and traveled internationally to discuss government affairs and public relations with Eastern European utilities. He served as Chairman of the Board of the Association of Electric Companies of Texas and Texas Taxpayers and Research Association, as well as the Federal Reserve Bank of Richmond. He holds a bachelor’s degree from Bowdoin College in Brunswick, Maine, and a Master’s Degree from the Lyndon B. Johnson School of Public Policy at the University of Texas at Austin. Mr. Patton’s extensive knowledge and senior leadership experience in the utility industry brings valuable resources to the Board.

Skills Senior Leadership Public Company Board Human Capital Management Sustainability, Governmental, Public Policy Experience Industry Financial/Capital Allocation
Carol M. Pottenger Independent Age: 69 Director Since 2017	Committees: • Enterprise Risk Management, Safety, and Security • Finance and Capital Investment • Nominating/Corporate Governance
Principal and Owner, CMP Global, LLC
Ms. Pottenger is principal and owner of CMP Global LLC, which was founded in 2014 and provides consulting services in business development, process improvement, corporate governance, strategic planning, and cyber and information systems. The first female three-star Admiral in American history to lead in a combat branch, Ms. Pottenger commanded two ships, a logistics force of 30 ships, a Japan-based strike-group of eight ships, and the Expeditionary Force of 40,000 sailors during her 36 years in the U.S. Navy before retiring in 2013. She was also the senior U.S. Flag Officer responsible for military transformation and sensitive military topics such as counterterrorism and cybersecurity while on assignment with NATO.
Ms. Pottenger brings unique experience to the Board, ranging from operations to technology to risk management. A graduate of Purdue University in Lafayette, Indiana, she also serves on various private, defense, and non-profit boards, including the U.S. Navy Memorial Foundation in Washington, D.C., PricewaterhouseCoopers LLP Board of Partners and Principals, and Serco North America.

Skills Senior Leadership Human Capital Management Sustainability, Governmental, Public Policy Experience Cybersecurity Financial/Capital Allocation Industry
California Water Service Group | 2024 Proxy Statement | 29

Lester A. Snow Independent Age: 72 Director Since 2011	Committees: • Chair, Enterprise Risk Management, Safety, and Security • Finance and Capital Investment • Organization and Compensation
Retired
Mr. Snow has served as Secretary of the California Natural Resources Agency, Director of the California Department of Water Resources, Regional Director of the U.S. Bureau of Reclamation, Executive Director of the CALFED Bay Delta Program, and General Manager of the San Diego County Water Authority. He also served as Executive Director of the California Water Foundation, an initiative of the Resources Legacy Fund, and serves on the board of the Klamath River Renewal Corporation. He holds a Master of Science Degree in water resources administration from the University of Arizona and a Bachelor of Science in earth sciences from Pennsylvania State University.
Mr. Snow brings more than 40 years of water and natural resource management experience to the Board. His distinguished public service career enables him to assist the Board in addressing water and environmental issues as well as regulatory and public policy matters. Mr. Snow’s executive experience in the public sector provides the Board with critical insight on a variety of operational and financial matters.

Skills Senior Leadership Human Capital Management Sustainability, Governmental, Public Policy Experience Industry
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Patricia K. Wagner Independent Age: 61 Director Since 2019
Committees:
•
Chair, Finance and Capital Investment

•
Audit

•
Organization and Compensation

Public Board Directorships:
Current:
•
Apogee Enterprises

•
Primoris Services Corporation

Previous:
•
SoCalGas

Retired
Ms. Wagner, prior to her retirement in 2019, served as Group President, U.S. Utilities for Sempra Energy, an energy-services holding company whose subsidiaries include San Diego Gas & Electric Company (SDG&E) and Southern California Gas Company (SoCalGas), both California regulated utilities, as well as other companies operating in the electric and gas infrastructure business. Prior to her role as Group President, from 2017 to 2018 she served as Chairman and Chief Executive Officer of SoCalGas, one of the largest natural gas utilities in the country. She served as Executive Vice President of Sempra Energy in 2016, and as President and Chief Executive Officer of Sempra U.S. Gas & Power from 2014 to 2016. During her 24-year career in the utility sector, Ms. Wagner held a range of other leadership positions, including: Vice President of Audit Services for Sempra Energy; Vice President of Accounting and Finance for SoCalGas; Vice President of Information Technology for SoCalGas and SDG&E; and Vice President of Operational Excellence for SoCalGas and SDG&E. Ms. Wagner is currently a director of Apogee Enterprises, Inc., a public company that designs and develops commercial glass and metal products, and Primoris Services Corporation, a public company providing a wide range of specialty construction services, fabrication, maintenance, replacement, and engineering services. Ms. Wagner earned her Master of Business Administration from Pepperdine University and her bachelor’s degree in chemical engineering from California State Polytechnic University, Pomona.
Ms. Wagner has immense working knowledge and familiarity with the California regulatory environment and has worked with the California Public Utilities Commission. Her deep understanding of regulatory affairs and experience working for an investor-owned utility make her a valuable asset to the Group. She also brings valuable accounting and finance, senior leadership, and operational experience to the Board.

Skills Senior Leadership Public Company Board Human Capital Management Sustainability, Governmental, Public Policy Experience Cybersecurity Financial/Capital Allocation Industry
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Corporate Governance Practices
We are committed to objective, independent leadership on our Board and each of its committees. In addition, our Board believes the active, objective, and independent oversight of management is central to effective Board governance and serves the best interests of all stakeholders, including customers, stockholders, regulators, suppliers, associates, and the general public.
Specifically, our Board has adopted Corporate Governance Guidelines comprised of rigorous governance practices and procedures. To maintain and enhance its independent oversight, our Board has implemented measures to further enrich Board composition, leadership, and effectiveness. These measures align our corporate governance structure with achieving our strategic objectives and enable our Board to effectively communicate and oversee our culture of compliance and in-depth risk management. Our Board frequently discusses business and other matters with the senior management team and principal advisors such as our legal counsel, auditors, consultants, and financial advisors. Our Board annually reviews and approves the Corporate Governance Guidelines and charters of the Board committees to align with evolving best practices and regulatory requirements, including the New York Stock Exchange (NYSE) corporate governance listing standards. The Corporate Governance Guidelines and the current charters for the Audit, Organization and Compensation, Finance and Capital Investment, Nominating/Corporate Governance, and Enterprise Risk Management, Safety, and Security committees are posted on our website at http://www.calwatergroup.com.
Corporate Governance Overview
Our corporate governance practices are substantially aligned with the Investor Stewardship Group’s (ISG) Corporate Governance Framework for U.S. Listed Companies, as shown in the table below.
ISG Principle	Our Practice
Principle 1 Boards are accountable to stockholders
•
Annual election of all directors

•
Majority voting for directors in uncontested elections

•
Directors are required to offer to resign if they fail to receive a majority of votes cast

•
No supermajority voting requirements in governing documents

•
Stockholder right at 10% threshold to call a special meeting

Principle 2 Stockholders should be entitled to voting rights in proportion to their economic interest	• No dual class common stock structure • Each stockholder is entitled to one vote per share • No cumulative voting for directors
Principle 3 Boards should be responsive to stockholders and be proactive in order to understand their perspectives
•
Proactive, year-round investor outreach program

•
Directors receive regular updates on investor feedback and are available for stockholder engagement

•
In response to investor feedback, over the last several years, we have, for example:

•
Publish annually our Environmental, Social, and Governance report;

•
Formed the Enterprise Risk Management, Safety, and Security Committee;

•
Incorporated environmental leadership into our at-risk compensation program;

•
Modified the performance criteria used for long-term and short-term at-risk compensation program;

•
Increased the Supplemental Pension Plan’s (SERP) unreduced retirement age from 60 to 65; and

•
Committed to setting absolute, science-aligned Scope 1 and Scope 2 emissions reduction targets by Q3 2024

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ISG Principle	Our Practice
Principle 4 Boards should have a strong, independent leadership structure
•
Independent Lead Director with well-defined responsibilities

•
Substantial majority of the Board is independent (10 of 11 director nominees or 91% of the Board) and Board committees are completely independent

•
Non-management directors meet at least four times each year in executive session without management present, and the independent directors meet in executive session at least once a year (in 2023, the Board and committees met in executive session 22 times)

Principle 5 Boards should adopt structures and practices that enhance their effectiveness
•
Demonstrated focus on Board refreshment, with a balanced mix of director tenures and five new directors joining the Board since 2019

•
Demonstrated focus on Board diversity, with four female director nominees (36% of the Board) and two ethnically diverse director nominees (18% of the Board)

•
Annual review of the Board, committees, Independent Lead Director, and individual directors

•
Limits on outside board service, with no director permitted to serve on more than four public company boards (including the Group) and directors who are public company executive officers not permitted to serve on more than two public company boards (including the Group)

•
Mandatory director retirement at age 75

Principle 6 Boards should develop management incentive structures that are aligned with the long-term strategy of the company
•
Target total direct compensation is heavily weighted towards performance, comprising 72% of CEO pay and 43% of other NEO pay in 2023 on an annualized basis, and appropriately balances short-term drivers of the Group’s success and long-term creation of stockholder value

•
Organization & Compensation Committee annually re-evaluates the mix of fixed and variable compensation to best attract, retain and incentivize talented officers who contribute to the long-term success of the Group

•
We incorporate a number of risk mitigation features into our executive compensation program, including stock ownership requirements, clawback policy for incentive-based compensation aligned with NYSE requirements and anti-hedging and anti-pledging policies

Board Structure and Independence
We believe our Board encompasses the optimal mix of diverse backgrounds, experiences, skills, expertise, and an uncompromising commitment to integrity and sound judgment. The Board thoughtfully advises and guides management as they work to achieve our long-term strategic goals. To promote sound board structure and independence standards, our Board adheres to the following policies and procedures:
•
Our Board is comprised of a substantial majority of independent directors and Board committees are completely independent

•
All directors are required to retire no later than the Annual Meeting that follows the date of the director’s 75th birthday

•
Our Board conducts an annual review of Board composition, committee effectiveness, Independent Lead Director, individual directors, and succession planning resulting in refreshment of the Board and a diversity of skills, attributes, and perspectives on the Board

•
Non-management directors meet at least four times each year in executive session without management present, and the independent directors meet in executive session at least once a year

•
Directors are required to offer to resign if they fail to receive a majority of votes cast

•
Independent Lead Director is designated by the independent directors and has well-defined responsibilities

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Board Oversight
Our Board is responsible for seeing that our organization is appropriately stewarding the resources entrusted to it and following legal and ethical standards. In addition, our Board has the fundamental and legal responsibility to provide oversight and accountability for the organization. By following key risk management principles, our Board provides a solid foundation of organizational oversight:
•
Understands the organization’s strategy and key drivers of success

•
Regularly assesses the risks in the organization’s strategy

•
Appropriately defines the role of the full Board and its standing committees specific to risk management and key risk oversight

•
Assesses the organization’s risk management system — including people, processes, and technology — to confirm resource appropriateness and sufficiency

•
Works with management to understand and agree on the types (and format) of risk information the Board requires and risk prioritization

•
Encourages dynamic and constructive risk dialogue between management and the Board, including a willingness to challenge assumptions

•
Closely monitors the potential and evolving risks to culture and the incentives structure

•
Oversees the critical alignment of strategy, risk, controls, compliance, incentives, and people

Director Orientation and Continuing Education
Our director education about California Water Service Group and our strategy, control framework, regulatory environment, and industry begins when a director is elected to our Board and continues throughout his or her tenure on the Board. Upon joining our Board, new directors are provided with a comprehensive orientation about our company, which includes an overview of director duties and our corporate governance, one-on-one sessions with the Chairman, President & CEO, and presentations by senior management and other key management representatives on the organization’s strategy, regulatory framework, and control framework. As directors are appointed to new committees or assume a leadership role, such as committee chair, they receive additional orientation sessions specific to such responsibilities.
Board and Committee presentations, educational briefings, discussions with subject matter experts on business, governance, regulatory, and control matters help to keep directors appropriately apprised of key developments in our business and in our industry, including material changes in regulation, so they can carry out their oversight responsibilities.
Annual Evaluation of Board, Committees, and Independent Lead Director
Overview of Evaluation Process
Our Board and Committees maintain a regular and robust evaluation process to promote the effective functioning of our Board. It is important to examine Board, Committee, and director performance and to solicit and act upon feedback received from each member of our Board. Evaluations are intended to assess the effectiveness in board composition and conduct, meeting structure, materials and information, committee composition and effectiveness, strategic and succession planning, culture and exercise of oversight, and continued education and access to management.
California Water Service Group | 2024 Proxy Statement | 34

ANNUAL BOARD SELF-EVALUATIONS
As part of the evaluation, each Board member completes an anonymous, comprehensive questionnaire soliciting input on topics such as corporate governance issues, Board and committee culture, structure and meeting process, director interactions with each other and with management, management responsiveness, quality and quantity of information provided to the Board of Directors, strategic planning, and more.

SUMMARY OF WRITTEN EVALUATIONS
Each Director’s anonymous responses to the questionnaire are sent to outside counsel retained by the Company at the Nominating/Corporate Governance Committee’s request. Outside counsel compiles the results of the evaluations into a report for the Nominating/Corporate Governance Committee and Lead Independent Director.

CONVERSATIONS
Additionally, the Lead Independent Director has individual conversations throughout the year with each member of the Board, providing further opportunity for dialogue, feedback, and improvement.

BOARD REVIEW
The responses to the questionnaires, in addition to other feedback provided by Board members through interviews and other communications, are then reviewed and compiled by our Lead Independent Director to determine strengths and areas for improvement. Those results are then discussed with the Nominating/Corporate Governance Committee and the Board of Directors, and such results are used to improve Board and committee performance. Matters that require further assessment or additional follow-up are addressed at future Board or committee meetings, as applicable.

ACTIONS
Our evaluation process typically generates robust comments and discussion with the Board, including with respect to Board composition and processes. These evaluation results have led to changes designed to increase Board effectiveness and efficiency. Examples include enhancements to meeting materials, the structure of the Board, responsibilities of committees, committee and executive session discussions, committee reports to the Board, Director onboarding, continuing education, and hands-on experiences with our business, senior leaders, and emerging talent throughout the Company.

Director Independence

As discussed in our Corporate Governance Guidelines, a substantial majority of the Board is comprised of independent directors. Based on the recommendation of the Nominating/Corporate Governance Committee, the Board determined that, other than Martin A. Kropelnicki, each of our director nominees (Gregory E. Aliff, Shelly M. Esque, Jeffrey Kightlinger, Thomas M. Krummel, M.D., Yvonne A. Maldonado, M.D., Scott L. Morris, Charles R. Patton, Carol M. Pottenger, Lester A. Snow, and Patricia K. Wagner) is independent. In addition, Terry P. Bayer was independent during the period she served on the Board.

Under the listing standards of the New York Stock Exchange, a director is independent if he or she has no material relationship, whether commercial, industrial, banking, consulting, accounting, legal, charitable, familial, or otherwise, with the organization, either directly or indirectly as a partner, stockholder, or executive officer of an entity that has a material relationship with us. Our Board makes an affirmative determination regarding the independence of each director annually, based on the recommendation of the Nominating/ Corporate Governance Committee.
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Independence Standards
The Board has adopted standards to assist in assessing the independence of directors, which are part of the Corporate Governance Guidelines available at http://www.calwatergroup.com. Under these standards, our Board has determined that a director is not independent if:

The director is, or has been within the last three years, an employee of any company that comprises the Group or an immediate family member is, or has been within the last three years, an executive officer of any company that comprises the Group,

The director has received, or has an immediate family member who has received, during any 12-month period during the last three years, more than $120,000 in direct compensation from companies that comprise the Group, other than director or committee fees and pension or other forms of deferred compensation for prior service,

The director, or an immediate family member, is a current partner of the Group’s internal or external auditor; the director is a current employee of such a firm; the director’s immediate family member is a current employee of such a firm who personally works on the Group’s audit, or the director or an immediate family member was within the last three years a partner or employee of such a firm and personally worked on the Group’s audit within that time,

The director, or an immediate family member, is, or has been within the last three years, employed as an executive officer of another company where any of the Group’s present executive officers serves or served at the same time on that company’s compensation committee,

The director is a current employee, or has an immediate family member who is a current executive officer, of a customer or vendor or other party that has made payments to or received payments from companies that comprise the Group for property or services in an amount that, in any of the last three fiscal years, exceeded the greater of $1 million or 2% of the party’s consolidated gross revenues,

The director, or the director’s spouse, is an executive officer of a non-profit organization to which the Group makes, or in the past three years has made, payments that, in any single fiscal year, exceeded the greater of $1 million or 2% of the non-profit organization’s consolidated gross revenues

In addition, our Board has determined that none of the following relationships, by itself, is a material relationship that would impair a director’s independence:
Being a residential customer of any service territory

Being a current executive officer or employee of, or being otherwise affiliated with, a commercial customer from which the Group has received payments that, in any of the last three fiscal years, did not exceed the greater of (i) 1% of the Group’s consolidated gross revenues for the year; or (ii) $500,000

Being a current executive officer or employee of, or having a 5% or greater ownership or similar financial interest in, a supplier or vendor that has received payments from the Group that, in any of the last three fiscal years, did not exceed the lesser of (i) 1% of the Group’s consolidated gross revenues for the year; or (ii) $500,000

Being a director of any of the Group’s subsidiaries
Directors inform the Board as to any relationships they may have with the organization and provide other pertinent information in annual questionnaires they complete, sign, and certify. The Board reviews relevant relationships to identify possible impairments to director independence and in connection with disclosure obligations. For those directors who reside in one of our service territories and are customers, our Board has determined that it is not a material relationship that would impair their independence under the above standards.
Board Leadership Structure and Composition
Leadership Structure
Our Board reviews its leadership structure regularly to confirm that it remains appropriate for the Group. The Board considers several factors in making determinations regarding the Group’s leadership structure, including the strategic goals of Group, the various capabilities of our directors, the dynamics of our Board, investor views, market practices and the Group’s other governance practices that promote independent Board oversight of management.
The Board believes that a combined Chairman and CEO structure, together with a Lead Independent Director with significant and clearly defined responsibilities, a Board consisting entirely of independent directors other than Mr. Kropelnicki, and five standing Board
California Water Service Group | 2024 Proxy Statement | 36

Committees consisting entirely of independent directors, is the most appropriate leadership structure for the Group at this time. The Board believes that Mr. Kropelnicki, who has been President & CEO and a member of the Board since 2013, brings significant experience in the water and public utility industries, making him best positioned to provide strong unified leadership for the Group as the director most familiar with the Group’s business and with the risks, challenges, and opportunities for our industry. In this expanded role, Mr. Kropelnicki will continue to drive forward the implementation of our business strategy and will leverage his deep understanding of the Group’s business and operations to lead the Board as it considers risks related to strategy and business decisions and performs its oversight function. The Board believes this leadership structure fosters effective decision-making and alignment on corporate strategy, is appropriate to the Group’s size and complexity, and represents a cost-effective and efficient allocation of responsibilities and accountability, while providing effective and independent oversight of management.
The Board retains the flexibility to change the leadership structure from time to time so that it can adjust, as appropriate, as the Group’s needs change.
Lead Independent Director
Our Lead Independent Director is selected annually from and by the independent directors and has expansive duties and authority as included in our Corporate Governance Guidelines. Scott L. Morris has served as our Lead Independent Director since 2023. Our Corporate Governance Guidelines list the Lead Independent Director’s responsibilities and authority, which includes:
•
Presiding at meetings of the Board in the absence of the Chairman of the Board

•
Presiding over executive sessions of the non-management and independent directors and calling executive sessions

•
Recommending to the Chairman of the Board items for consideration to be included in the Board meeting agendas and schedules

•
Serving as liaison between the Chairman of the Board and the independent directors

•
Consulting and communicating with major stockholders upon request

In evaluating candidates for Lead Independent Director, the independent directors consider several factors, including each candidate’s corporate governance experience, board service and tenure, leadership roles, and the ability to meet the necessary time commitment. For an incumbent Lead Independent Director, the independent directors also consider the results of the annual Lead Independent Director assessment as described above.
Annual Meeting Attendance
All directors are expected to attend the Annual Meeting of Stockholders unless attendance is prevented by an emergency. All our Board members who were director nominees for our 2023 Annual Meeting attended the meeting.
Board Meetings and Committees
Board Meetings
Our policy is that all directors must be able to devote the required time to carry out director responsibilities and should attend all meetings of the Board and of committees on which they serve.
Members of the Board are expected to attend Board meetings in person unless the meeting is held by teleconference. During 2023, there were ten meetings of the Board and collectively 16 committee meetings. All incumbent directors attended at least 75%, and on average attended 99%, of all Board and applicable committee meetings in 2023 (held during the period each director served).
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Committees
There are five committees within our Board of Directors: Audit; Organization and Compensation; Finance and Capital Investment; Nominating/Corporate Governance; and Enterprise Risk Management, Safety, and Security. The membership and the function of each of these committees are described below.
Name	Audit	Organization and Compensation	Finance and Capital Investment	Nominating/ Corporate Governance	Enterprise Risk Management, Safety, and Security
Gregory E. Aliff
Shelly M. Esque
Jeffrey Kightlinger
Martin A. Kropelnicki
Thomas M. Krummel, M.D.
Yvonne A. Maldonado, M.D.
Scott L. Morris
Charles R. Patton
Carol M. Pottenger
Lester A. Snow
Patricia K. Wagner
Number of meetings held during 2023	4	3	3	3	3
Chair	Member
California Water Service Group | 2024 Proxy Statement | 38

AUDIT COMMITTEE
Current Members: Gregory E. Aliff, Chair Jeffrey Kightlinger Charles R. Patton Patricia K. Wagner Committee Meetings Held in 2023: 4
Primary Responsibilities:
•
Represents and assists the Board in oversight of the quality and integrity of the Company’s financial statements; the Company’s compliance with legal, environmental, regulatory, and reporting requirements; the qualifications, performance, and independence of the Company’s Independent Registered Public Accounting Firm; the Company’s internal audit function; cybersecurity risk; and third-party supplier risk

•
Responsible for the appointment, retention, compensation, and oversight of the Independent Registered Public Accounting Firm

•
Reviews with management each Form 10-K and 10-Q report required to be submitted to the SEC

•
Reviews annually the quality of reporting processes and internal controls, Independent Registered Public Accounting Firm reports and opinions, and any recommendations the internal auditor or Independent Registered Public Accounting Firm may have for improving or changing the Company’s internal controls

•
Oversees and reviews with management risks related to the Company’s financial reporting and internal controls

•
Oversees the Company’s compliance program with respect to legal and regulatory requirements, including the Company’s code of business conduct for executive officers and employees, and oversees the Company’s policies and procedures for monitoring compliance

•
Oversees the Company’s cybersecurity program, including management’s response to emerging risks and compliance with all federal and state cybersecurity standards and privacy laws

•
Oversees the Company’s program to identify, manage, and mitigate third party supplier risk and reviews with management prior year results and updates to the Supplier Diversity Program, compliance with the Supplier Code of Conduct, and performance of the Supplier Diversity Program

All members of the Audit Committee are independent as defined in the New York Stock Exchange and meet additional independence requirements for audit committee members applicable under SEC rules and the New York Stock Exchange listing standards.
The Board has determined that each Audit Committee member has considerable knowledge of financial and auditing matters to serve on the Audit Committee. Gregory E. Aliff, Jeffrey Kightlinger, and Patricia K. Wagner meet the New York Stock Exchange listing standards of financial sophistication and are “audit committee financial experts” under SEC rules.
California Water Service Group | 2024 Proxy Statement | 39

ORGANIZATION AND COMPENSATION COMMITTEE
Current Members: Thomas M. Krummel, M.D., Chair Scott L. Morris Lester A. Snow Patricia K. Wagner Committee Meetings Held in 2023: 3
Primary Responsibilities
•
Oversees the Company’s officer compensation structure, policies and programs; assesses whether the Company’s compensation structure establishes appropriate incentives for officers; and assesses the results of the Company’s most recent advisory vote on executive compensation

•
Oversees the evaluation and recommendations of the compensation of the CEO to the independent directors and of the executive officers to the Board of Directors

•
Reviews the organizational structure for the Company’s senior management

•
Oversees the strategies and policies related to human capital management, including matters such as diversity and inclusion, workplace environment, culture, talent development and retention, and succession planning

•
Oversees a periodic assessment of the risk related to the Company’s compensation policies and practices applicable to officers and employees

•
Reviews and discusses with our management the Compensation Discussion and Analysis disclosure required to be included in the proxy statement for the Annual Meeting of Stockholders to be filed with the SEC, and based on such review and discussion, determines whether to recommend to the Board that the Compensation Discussion and Analysis disclosure be included in such filing

•
Oversees preparation of the Organization and Compensation Committee report required by SEC rules to be included in the proxy statement for the Annual Meeting of Stockholders

•
Oversees the administration of the Company’s clawback policy

•
Monitors compliance by executive officers with the Company’s stock ownership guidelines

All members are independent as defined in the listing standards of the New York Stock Exchange and meet additional independence requirements for compensation committee members applicable under SEC rules and the New York Stock Exchange listing standards.

Compensation Consultant
The Organization and Compensation Committee retained Meridian Compensation Partners (Meridian) to advise it on marketplace trends in executive compensation, management proposals for the 2023 compensation program, and executive officer compensation decisions. Additionally, Meridian generally evaluated our equity compensation programs.
Meridian was directly accountable to the Organization and Compensation Committee. To maintain the independence of their advice, Meridian did not provide any services to us other than those described above and advice to the Nominating/Corporate Governance Committee on marketplace trends in director compensation for the 2023 compensation program. In addition, the Organization and Compensation Committee conducted a conflict-of-interest assessment, considering the six factors below with respect to Meridian and confirmed that no conflict-of-interest existed after it reviewed such factors:
•
The provision of other services to the Group by Meridian

•
The amount of annual fees received from the Group by Meridian, as a percentage of total revenue of Meridian

•
The policies and procedures of Meridian that are designed to prevent conflicts of interest

•
Any business or personal relationship between the consultants at Meridian with whom the Group works and any members of the Organization and Compensation Committee

•
Whether Meridian consultants own our stock and if so, how much

•
Any business or personal relationship of Meridian consultants with any of the Group’s executive officers

For a description of the processes and procedures used by the Organization and Compensation Committee for the consideration and determination of executive compensation, see “Compensation Discussion and Analysis” in this Proxy Statement.
California Water Service Group | 2024 Proxy Statement | 40

FINANCE AND CAPITAL INVESTMENT COMMITTEE
Current Members: Patricia K. Wagner, Chair Gregory E. Aliff Charles R. Patton Carol M. Pottenger Lester A. Snow Committee Meetings Held in 2023: 3
Primary Responsibilities:
•
Assists the Board of Directors in fulfilling its oversight responsibilities with respect to the monitoring and oversight of our financial resources, including its capital investment management and rate recovery, and financial resources planning and processes

•
Assists the Board in reviewing our financial policies, strategies, and capital structure

•
Reviews and makes recommendations to the Board for approval, where authority to do so has been delegated by the Board, regarding:

◦
long-term financial objectives and policies

◦
financing requirements and financing plans

◦
the annual dividend plan

◦
oversight of the annual operating budgets

◦
oversight of the annual capital investment plans, including periodic updates on the progress of the annual construction and capital investment programs

◦
reports received from the Employee Benefit Finance Committee

◦
other finance matters as appropriate

In addition, the Committee discusses with management the policies and procedures concerning the major risk exposures, including exposures to infrastructure failure risk and credit risk, and the steps management has taken and/or proposes to take to monitor, mitigate, and control such exposures within the capital investment process.
All members are independent as defined in the listing standards of the New York Stock Exchange.

California Water Service Group | 2024 Proxy Statement | 41

NOMINATING/CORPORATE GOVERNANCE COMMITTEE
Current Members: Scott L. Morris, Chair Shelly M. Esque Thomas M. Krummel, M.D. Yvonne A. Maldonado, M.D. Carol M. Pottenger Committee Meetings Held in 2023: 3
Primary Responsibilities:
•
Engages in director succession planning and actively seeks diverse individuals qualified to become Board members

•
Evaluates the composition of the Board annually to assess whether the skills, experience, characteristics, and other criteria established by the Board are currently represented on the Board as a whole and in individual directors, and to assess the criteria that may be needed in the future

•
Oversees the evaluation of the Board and its committees

•
Oversees risks related to matters of corporate governance, including director independence and Board performance

•
Recommends to the Board the size, structure, composition, and functioning of the Board and its committees

•
Reviews the compensation of directors for service on the Board and its committees, and recommends changes to the Board as appropriate

•
Reviews the Corporate Governance Guidelines annually and recommends changes to the Board

•
Oversees the Company’s Code of Business Conduct and Ethics Policy of the Board of Directors and compliance with the Code

•
Provides oversight of and reviews the Company’s strategy, policies, practices, risks, and disclosures with respect to ESG matters, and makes recommendations to management as appropriate

•
Oversees internal and external communications with employees, investors, and other stakeholders regarding the Company’s position on or approach to ESG matters

All members are independent as defined in the listing standards of the New York Stock Exchange.

California Water Service Group | 2024 Proxy Statement | 42

ENTERPRISE RISK MANAGEMENT, SAFETY, AND SECURITY COMMITTEE
Current Members: Lester A. Snow, Chair Gregory E. Aliff Shelly M. Esque Jeffrey Kightlinger Yvonne A. Maldonado, M.D. Carol M. Pottenger Committee Meetings Held in 2023: 3
Primary Responsibilities
•
Assists the Board in the oversight of our enterprise risk management, safety, and security programs, including those related to physical safety and security

•
Discusses with management our principal risks and the effectiveness of the processes used by management to both identify and analyze major risks, as well as the effectiveness of the programs to manage and mitigate risks

•
Reviews with management our risk assessments, the steps management has taken, or would consider taking, to mitigate such risks or exposures and safeguard assets, and our underlying policies with respect to risk assessment, risk management, and asset protection

•
Discusses with management current and emerging applicable matters that may affect the business, operations, performance, or public image of the organization, or are otherwise pertinent to us and our stakeholders

•
Reviews our Emergency Preparedness program, including emergency response and coordination with authorities

•
Reviews our physical safety and security programs to confirm preventative, detective, and remedial controls and processes are in place

•
Oversees our other compliance programs for enterprise risk management, safety, and security, as well as our policies and procedures for monitoring compliance

•
Makes recommendations to the Board and to our senior management with respect to any of the above matters as the Committee deems necessary or appropriate

All members are independent as defined in the listing standards of the New York Stock Exchange.

California Water Service Group | 2024 Proxy Statement | 43

Board Role in Risk Oversight
Inherent in the Board’s responsibilities is an understanding of, and oversight over, the various risks facing the Company. The Board does not view risk in isolation but includes risk as part of its regular consideration of business decisions and business strategy. To assist the Board in its risk oversight, the Board reviews the Company’s risks and the responsibilities of management and the Board committees regularly. The committees report to the entire Board on a regular basis and have overlapping directors, invite Chairs of other committees and other directors to attend meetings, and hold joint meetings as necessary.

BOARD OF DIRECTORS
The Company believes that its Board leadership structure supports the risk oversight function of the Board. As effective risk oversight is an important priority of the Board, the Board has allocated responsibilities for risk oversight among the full Board and its committees.

AUDIT Oversees risks related to financial reporting and internal controls, cybersecurity, and third-party suppliers.
ORGANIZATION AND COMPENSATION
Oversees risks related to human capital management and oversees periodic assessments of risks relating to our compensation plans and programs to see that these plans and programs do not encourage management to take unreasonable risks relating to our business.
FINANCE AND CAPITAL INVESTMENT Oversees risks within the capital investment programs including infrastructure failures and credit risk.

NOMINATING/CORPORATE GOVERNANCE
Oversees risks related to matters of corporate governance, including director independence and Board performance, as well as risks related to environmental, social responsibility, and sustainability matters.

ENTERPRISE RISK MANAGEMENT, SAFETY, AND SECURITY
Oversees management’s development and execution of the Group’s enterprise risk management, safety, and security programs, including those related to physical safety and security and advises on the committee oversight function for key risks.

EXECUTIVE MANAGEMENT

STRATEGY & OPERATING COMMITTEE
The Company’s Strategic Operating Committee (SOC), chaired by the Chairman, President & CEO, is comprised of senior officers and NEOs, and meets twice per month. Among other functions, the SOC assesses evolving market conditions and develops a long-term strategy to mitigate emerging risks and maximize future opportunities.Priorities for the SOC include, but are not limited to, strategy, workforce transformation (including succession planning, employee development, and recruitment), business development, political and regulatory climate, operating model, affordability, resiliency, climate change, and sustainability, with an emphasis on water resource planning.

MANAGEMENT COMMITTEE
The Company’s Management Committee (MC), chaired by the Chairman, President & CEO, is comprised of Group and subsidiary executives, and meets monthly. Among other functions, the MC identifies and prioritizes key risks and recommends the implementation of appropriate mitigation measures as needed. Management reports to the Board and Board Committees multiple times throughout the year. Further review or reporting of risks is conducted as needed or as requested by the Board or a committee.

California Water Service Group | 2024 Proxy Statement | 44

The following is our Enterprise Risk Management and Risk Responsibility Matrix, which identifies our major corporate risks, board oversight, and lead officer and department currently responsible for risk mitigation. It also demonstrates our commitment to transparency and accountability for management of the key risks facing the company and effective risk management:
Board Oversight	Tier 1 Risk(1)	Lead Officer
Full Board	Affordability and Access Risk	VP, Rates and Regulatory Affairs
	Political Risk	VP, Government and Community Affairs
	Regulatory Risk	VP, Rates and Regulatory Affairs
	Water Supply Risk	Chief Water Resource Sustainability Officer
	Climate Change Risk	Chief Water Resource Sustainability Officer
	Governance Risk	Chairman, President & CEO; SVP, General Counsel & Business Development; VP, Corporate Secretary & Chief of Staff
Enterprise Risk Management, Safety, and Security Committee(2)	Environmental Contamination Risk	VP, Water Quality & Environmental Affairs
	Physical Safety and Security Risk	VP, Emergency Preparedness, Safety & Security
	Natural or Human-Caused Disaster Risk	VP, Emergency Preparedness, Safety & Security; SVP, Operations
	Emergency Preparedness & Business Continuity Risk	VP, Emergency Preparedness, Safety & Security
	Water Quality Risk	VP, Water Quality & Environmental Affairs
Finance Committee	Infrastructure and Asset Failure Risk	SVP, Corporate Services & Chief Risk Officer; Chief Engineering Officer
Organization/Compensation Committee	Talent Risk, including Diversity, Equality, and Inclusion	VP, Chief Human Resource Officer
Audit Committee	Cybersecurity Risk	SVP, Corporate Services & Chief Risk Officer
	Third-Party Supplier Dependency Risk	SVP, General Counsel & Business Development; VP, Facilities, Fleet, and Procurement

(1)
Each Tier 1 Risk topic is also led by designated officers of the Company across departments.

(2)
The Enterprise Risk Management, Safety, and Security Committee is responsible for the oversight of the emergency response management process, including emergency response management updates and annual reporting to the Board regarding compliance.

Board Oversight of Management Development and Succession Planning
The Board believes one of its primary responsibilities is to ensure that appropriate succession plans are in place for our Chairman, President & CEO and other members of senior management in order to execute the Company’s long-term strategy.
The Organization and Compensation Committee oversees talent management and development including executive and employee succession planning, management development, and diversity, equality, and inclusion. The Committee, together with the Chairman, President & CEO, regularly reviews senior management talent, including readiness to take on additional leadership roles and developmental opportunities needed to prepare senior leaders for greater responsibilities. In addition, the Organization and Compensation Committee regularly discusses recommendations and evaluations from the Chairman, President & CEO as to potential successors to fill senior positions, including potential successors to the CEO role. These discussions include developmental plans for senior leaders to help prepare them for future succession as well as contingency plans in the event the CEO is unable to serve for any reason (including death or disability).
California Water Service Group | 2024 Proxy Statement | 45

The Board provides senior leaders with the opportunity to present at Board and committee meetings on their respective areas of expertise. This not only provides a platform for senior talent to demonstrate their knowledge and contribute to the organization’s strategic discussions, but it also allows the Board to assess the leaders’ abilities and potential for advancement. While the Organization and Compensation Committee has the primary responsibility to develop succession plans for the CEO position, the Committee regularly reports back to the full Board and decisions are made at the Board level.
Board Oversight of Cybersecurity Risk
The Board and Audit Committee are responsible for overseeing information technology and operational technology risks from cybersecurity threats. The Board recognizes the importance of maintaining the trust and confidence of our customers, employees, stockholders, and regulators and the need to protect information stored on our and our vendors’ systems, including personal and proprietary data. Our Senior Vice President of Corporate Services & Chief Risk Officer, who reports directly to our Chairman, President & CEO leads a team that is responsible for managing our enterprise-wide information security strategy, policy, standards, architecture, and processes. The Board and Audit Committee receive regular reports from management no less than quarterly, and on an ad hoc basis, on information and operational technology risks, including cybersecurity and data security risks, as well as on the status of projects to strengthen our information security systems, assessments of our security program, and the emerging threat landscape.
For additional information regarding our cybersecurity governance and risk management, please refer to our Annual Report on Form 10-K for the year ended December 31, 2023, under the heading “Cybersecurity” in Item 1C.
Board Oversight of Risks Related to Environmental, Social Responsibility, and Governance Matters
To further drive ESG progress, we have also implemented a formal structure for ESG governance to designate responsibility and guide our execution. Our full Board oversees the execution of our climate change strategy, and the Nominating/Corporate Governance Committee oversees our ESG program and reporting, as well as our Board diversity.
Additional Board committees maintain specific ESG-related responsibilities, including our Enterprise Risk Management, Safety, & Security Committee, which advises executive leaders about our Enterprise Risk Management program, including safety and security risks that threaten business resilience, our Organization & Compensation Committee, which oversees employee relations, turnover, employee diversity, employee development, and executive compensation, our Audit Committee, which monitors cybersecurity risk, ethics reporting, and the integrity of our suppliers, and our Finance & Capital Investment Committee, which manages investments in corporate assets and our ability to obtain financing, which supports ESG efforts.
At least annually, the Nominating/Corporate Governance Committee receives a formal ESG update, although additional updates are given throughout the year as needed. Topics typically covered in these updates may include progress on ESG focus areas and objectives, new strategic ESG initiatives, significant stakeholder concerns relating to ESG matters, and current and emerging ESG legislation and trends relevant to Group. Additionally, specific topics within Group’s ESG strategy may be discussed at other committee and/or full Board meetings throughout the year. For example, the Enterprise Risk Management, Safety, and Security Committee is formally scheduled to discuss specific safety, and environmental matters at a minimum twice per year, and on an as needed basis thereafter.
At the executive level, the ESG Executive Oversight Committee, comprised of members of the executive leadership team across different functional areas of the Company, is led by our VP of Customer Service & Chief Citizenship Officer and ESG Program Manager. The ESG Executive Oversight Committee’s purpose is to oversee our overall ESG vision, management, and communications, as well as track progress of the strategies, policies, and practices relating to our material sustainability issues. We also have various ESG Working Groups that include officer sponsors, subject matter experts, and goal owners across the Company and are dedicated to specific cross- cutting ESG focus areas. These teams support the execution of our ESG strategies and objectives as well as facilitate cross- departmental collaboration for their areas of focus.
California Water Service Group | 2024 Proxy Statement | 46

Other Governance Practices
We adopted other practices we believe reflect our commitment to good corporate governance including:

Policies Prohibiting Hedging and Pledging
In accordance with our Insider Trading Policy, our directors and executives are prohibited from:
•
Hedging their ownership of Group stock, including trading in options, puts, calls, or other derivative instruments related to Group stock or debt; and

•
Pledging their ownership of Group stock.

Executive Compensation Recovery (“Clawback”) Policy
Our Board has adopted an executive compensation recovery, or “clawback,” policy aligned with NYSE requirements and Rule 10D-1 under the Securities and Exchange Act of 1934 requiring the reimbursement of excess incentive-based compensation provided to the executives in the event of certain restatements of our financial statements. A more detailed description of the Executive Compensation Recovery Policy appears in the “Compensation Discussion and Analysis” section of this Proxy Statement.

Codes of Business Conduct
Board members are expected to adhere to the Code of Business Conduct and Ethics for Members of the Board of Directors, which outlines expectations for behavior and promotes a culture of honesty. Our Business Code of Conduct applies to all officers and employees of Group, highlights areas of ethical risk, provides guidance in recognizing and handling ethical issues, and describes established mechanisms for reporting unethical conduct. We require employees to receive annual ethics training. Our Business Code of Conduct is available on our website at http:/www.calwatergroup.com.

Overboarding Policy
In accordance with our Corporate Governance Guidelines, our directors should not serve as a director of more than four public companies, Group being one of the four, and our directors who are serving as executive officers of public companies may not serve on the boards of more than two public companies, Group being one of these. Service on the boards of subsidiary companies with no publicly traded stock, non-profit organizations and non-public for-profit organizations is not included in this calculation for purposes of our policy. Moreover, if a director sits on several mutual fund boards within the same fund family, this will count as one board for the purpose of our policy. All of our directors are in compliance with this policy.

Director Compensation
The Nominating/Corporate Governance Committee is responsible for non-employee director compensation and makes recommendations to the Board. For 2023, the Nominating/Corporate Governance Committee retained the services of Meridian for determining non-employee director compensation with Meridian’s recommendations based on competitive positioning, in terms of both individual compensation components and total compensation.
For fiscal year ended 2023, our non-employee directors received compensation comprised of both annual cash retainers for Board and committee chair services (with an additional retainer for the Lead Director) and an annual equity award. Effective for 2023, meeting attendance fees for director service have been eliminated from our director compensation program.
Annual Base Retainer — All Directors	$118,000
Lead Independent Director Retainer	$40,000
Committee Chair Retainers:
Audit Committee Chair Retainer	$25,000
Organization and Compensation Committee Chair Retainer	$20,000
Nominating/Corporate Governance Committee Chair Retainer	$15,000
Finance and Risk Management Committee Chair Retainer	$15,000
California Water Service Group | 2024 Proxy Statement | 47

Enterprise Risk Management, Safety, and Security Committee Chair Retainer	$15,000
Equity:
Annual RSA Equity Grant(1)	$110,000

(1)
In 2023, non-employee directors received annual grants of restricted stock valued at $110,000. The restricted stock grants were made on March 7, 2023, respectively, and were fully vested on the first anniversary of the grant date.

Directors may elect to defer cash compensation payable to them under the Group’s deferred compensation plan in the same manner as applicable to the Group’s executives as described below. The following table sets forth compensation earned during fiscal 2023 by each person who served as a non-employee Director during the year.
Name (a)(1)	Fees Earned or Paid in Cash ($) (b)	Stock Awards(3)(4) ($) (c)	Total ($) (h)
Peter C. Nelson, Former Chairman(2)	86,667	43,259	129,926
Gregory E. Aliff	143,000	103,710	246,710
Shelly M. Esque	118,000	103,710	221,710
Jeffrey Kightlinger	19,667	18,894	38,561
Thomas M. Krummel, M.D.	138,000	103,710	241,710
Yvonne A. Maldonado, M.D.	118,000	103,710	221,710
Scott L. Morris, Lead Independent Director	173,000	103,710	276,710
Charles R. Patton	59,000	55,537	114,537
Carol M. Pottenger	118,000	103,710	221,710
Lester A. Snow	133,000	103,710	236,710
Patricia K. Wagner	133,000	103,710	236,710

(1)
During fiscal 2023, former director Terry P. Bayer, who did not stand for re-election at the 2023 annual meeting due to a medical issue, received $118,000 in cash retainers.

(2)
Mr. Nelson’s 2023 compensation includes the annual base retainer, Chairman of the Board retainer, and 2023 stock award for his role as Chairman of the Board, prorated for his retirement from the Board on May 31, 2023.

(3)
Amounts reflect the full grant date fair value of each RSA granted in 2023 to the non-employee directors, calculated in accordance with FASB ASC Topic 718, disregarding estimates for forfeitures. On March 7, 2023, non-employee directors received annual grants of restricted stock valued at $110,000 as the Board retainer. Assumptions used in the calculation of these amounts are included in footnote 12 of Group’s annual report on Form 10-K, filed with the Securities and Exchange Commission on February 29, 2024.

(4)
At the end of 2023, the aggregate number of RSAs held by each non-employee director then serving on the Board was as follows: Gregory E. Aliff, 16,200; Shelly M. Esque, 9,533; Jeffrey Kightlinger, 381; Thomas M. Krummel, M.D., 24,300; Dr. Yvonne A. Maldonado, 4,541; Scott L. Morris, 7,118; Charles R. Patton, 1,067; Carol M. Pottenger, 11,089; Lester A. Snow, 19,825; Patricia K. Wagner, 7,115.

California Water Service Group | 2024 Proxy Statement | 48

Compensation Discussion and Analysis
Executive Compensation

In this section, we describe our executive compensation philosophy and program that supports our strategic objectives and serves the long-term interests of our stockholders. We also discuss how our Chairman, President & Chief Executive Officer, Chief Financial Officer, and other Named Executive Officers (collectively, our NEOs) were compensated in 2023 and describe how their compensation fits within our executive compensation philosophy. For fiscal 2023, our NEOs were:
Name	Title
Martin A. Kropelnicki	Chairman, President & Chief Executive Officer
David B. Healey	Former Vice President, Chief Financial Officer & Treasurer
Thomas F. Smegal, III	Former Vice President, Chief Financial Officer & Treasurer
Paul G. Townsley	President, TWSC, Inc. & Former Vice President, Business Development
Michael B. Luu	Senior Vice President, Corporate Services & Chief Risk Officer
Ronald D. Webb	Vice President, Chief Human Resource Officer
Shawn C. Bunting	Senior Vice President, General Counsel & Business Development
This section is divided into the below six sections:
1 2023 COMPENSATION OVERVIEW

Our executive compensation programs are designed to attract, motivate, and retain key officers with the ultimate goal of generating strong operating results and creating long-term alignment with our stockholders and customers. We reward for excellent job performance, overall leadership, long-term results, and provide for fair, reasonable, and competitive total compensation.
California Water Service Group | 2024 Proxy Statement | 49

Our executive compensation programs are built upon the following framework:
Pay-for-performance by aligning officer compensation to pre-established, quantifiable performance goals that rewards long-term growth and sustainability
Align management interests with the long-term interests of our customers, communities, and stockholders
Establish performance goals that are aligned with our organizational strategy
Use performance metrics that are understandable and are tied to key performance indicators; all of our officers have the ability to make an impact
Provide competitive pay to attract and retain highly qualified officers
Maintain a one-team approach, meaning all eligible officers, department heads, and eligible employees share the same performance targets and compensation plan
Our officer team’s 2023 performance demonstrates our commitment to delivering value to our stockholders and customers. For 2023, our performance on both financial and non-financial measures resulted in 138% achievement of target for the short-term at-risk compensation plan and 152% achievement of target and payout for the long-term performance-based equity grant for performance period 2021-2023.
2 NEO COMPENSATION COMPONENTS AND PAY MIX

Our officers’ total direct compensation is heavily weighted towards performance and appropriately balances officer focus on our short-term and long-term priorities with annual and long-term rewards. Consistent with our compensation philosophy, our total compensation program was developed by taking into account competitive market data as well as a variety of additional factors, including individual experience, tenure, performance and leadership, Group performance, and internal equity among the officers.
2023 Total Direct Compensation
	2023 Base Salary $	Achieved Short-Term At-Risk Compensation $	Achieved Long-Term At-Risk Compensation $	2023 Total Direct Compensation(1) $
Martin A. Kropelnicki	1,050,005	1,449,000	1,225,666	3,724,671
David B. Healey	289,564	113,505	—	403,069
Thomas F. Smegal III	426,344	90,494	179,136	695,974
Paul G. Townsley	367,266	151,871	179,136	698,273
Michael B. Luu	415,021	172,204	204,053	791,278
Ronald D. Webb	334,198	138,483	179,136	651,817
Shawn C. Bunting	329,235	138,000	149,354	616,589

(1)
Total “Direct” Compensation consists of base salary, earned annual performance-based short-term at-risk compensation, grant date fair value of long-term performance-based restricted stock units, and grant date fair value of time-based restricted stock awards.

Total Compensation Philosophy for Executives
Providing compensation that attracts, retains, and motivates talented officers is our committed goal. Our compensation programs reward excellent job performance, identify exceptional leadership, and represent fair, reasonable, and competitive total compensation
California Water Service Group | 2024 Proxy Statement | 50

that aligns officers’ interests with the long-term interests of our customers and stockholders. When designing our compensation programs, the Organization and Compensation Committee (Committee) prioritizes transparency and simplicity of the programs as well as maintaining unified goals and objectives of the annual short- and long-term incentive programs for the entire executive team to drive aligned operational decisions and Company performance.
The Committee believes a balance of fixed and variable compensation components, with short-term and long-term compensation elements, maintains a strong link between the NEOs’ compensation and the overall Group’s performance while promoting the interests of both customers and stockholders. The Committee annually re-evaluates the mix of fixed and variable compensation, including the proportions of at-risk compensation awarded as short-term cash-based and long-term equity- based awards and stockholder feedback. Additionally, the Committee continues to monitor our program on an annual basis to ensure the structure will not incentivize excessive risk-taking.
In addition, our executive compensation program considers the following factors:
•
The overall financial and operating performance of our Company

•
Changes in market conditions, cost of living differences, market trends, and inflation

•
Each officer’s performance and contributions to the achievement of short-term and long-term financial goals and operational milestones

•
Each NEO’s job responsibilities, expertise, historical compensation, and years and level of experience

•
Our overall succession planning and the importance of retaining each NEO and each NEO’s potential to assume greater responsibilities in the future

•
Peer group benchmarking data and compensation analyses

We believe our executive compensation program is achieving the intended results. Our compensation programs continue to be competitive in the industry and have resulted in the attraction and retention of talented officers who contribute to the long-term success of the Group. Our compensation programs create a strong linkage between pay and performance through long-term equity and annual performance-based short-term at-risk compensation without encouraging imprudent risk taking by our officers.
Elements of Compensation
The material elements of our officer compensation program for 2023 included:
•
Base Salary

•
Annual Short-Term Performance-Based At-Risk Compensation

•
Performance and Time-Based Long-Term Equity Compensation

•
Basic and Supplemental Pension Plan Benefits

•
Employee funded Deferred Compensation Plan Benefits

•
Limited Perquisites

In determining compensation, the Committee is mindful that as a holding company for a California regulated utility, the Group’s financial performance is substantially dependent upon CPUC regulation plus other factors, which to a large extent are beyond the control of officers. Therefore, the Committee’s decisions regarding overall compensation are determined largely by evaluation of factors that are within the officers’ control and comparisons with companies in its peer group. As discussed below under “2023 Performance Goals and Performance”, the metrics used to determine our officers’ annual short-term performance-based at-risk compensation and the vesting of long-term performance-based equity compensation awards are appropriate metrics that align officer performance in a manner beneficial to both customers and stockholders, and do not encourage imprudent risk-taking.
Base Salary
The only guaranteed portion of executive total compensation is fixed base salaries commensurate with the performance of primary roles and responsibilities. The Committee reviews officer base salaries annually and determines whether to recommend adjustments to salaries based on performance and changing market conditions.
The Committee targets fixed base salaries for each officer that are appropriate for the performance, skills, capabilities, tenure, and individual contributions in his/her position. Consistent with established practice, the 2023 base salaries for our officers were compared to the base salaries for similar positions within the competitive data and California peers. Similarly, the total target cash compensation for our officers (taking into account annual short-term at-risk compensation targets) was compared to the competitive market data
California Water Service Group | 2024 Proxy Statement | 51

for target total cash compensation. Each officer’s 2023 base salary (taking into account annual short-term at-risk compensation targets) was within the competitive range (defined as plus or minus 20% from the median compensation level, based upon available survey data) of target total cash compensation.
For 2023, annual base salaries for NEOs were increased to reflect cost-of-living increases and, in some cases, performance and promotions as described in the chart below. This is intended to compensate NEOs for job performance and overall leadership while maintaining salaries within the “competitive range” of the market data. This market data is updated annually by the independent compensation consultant retained by the Board. The below table represents the 2022 and 2023 annualized salaries for our NEOs.
Name	2022 Base Salary $	2023 Base Salary $	Change in Base Salary %
Martin A. Kropelnicki	1,050,000	1,050,000	—
David B. Healey(1)	285,600	470,000	64.6
Thomas F. Smegal III(2)	504,400	524,600	4.0
Paul G. Townsley(3)	450,000	470,300	4.5
Michael B. Luu(4)	378,400	429,200	13.4
Ronald D. Webb	318,500	334,500	5.0
Shawn C. Bunting(5)	—	400,000	—

(1)
Mr. Healey retired December 31, 2022 as Vice President, Corporate Controller. Mr. Healey returned to the Company on May 31, 2023 and was appointed Interim Vice President, Chief Financial Officer and Treasurer until January 3, 2024.

(2)
Ms. Smegal ceased to be Vice President, Chief Financial Officer and Treasurer effective May 31, 2023 and transitioned to the part-time role of Manager of Special Projects for the remainder of the year. Mr. Smegal’s 2023 annual base salary amount reflects Mr. Smegal’s base salary in effect at the time he stepped down from his role of Vice President, Chief Financial Officer and Treasurer on May 31, 2023. For more discussion on the terms of Mr. Smegal’s transition agreement, please see the section titled “Transition Agreements and Severance Arrangements” in this Proxy Statement.

(3)
Mr. Townsley’s 2023 base salary reflects added responsibilities to his role as Vice President, Business Development prior to his retirement on May 1, 2023.

(4)
Mr. Luu was promoted to Senior Vice President, Corporate Services & Chief Risk Officer effective June 1, 2023.

(5)
Mr. Bunting began his employment with the Company effective February 28, 2023.

Short-Term Performance-Based Award Opportunity
As strategic goals are long-term in nature, we maintain an annual performance-based short-term at-risk compensation program for officers designed to align annual performance and achievement with the long-term strategic goals of the Group. The performance- based short-term compensation is fully at risk with payout, dependent upon achievement of certain performance objectives over a one-year performance period.
For additional description of the program, performance metrics, and the factors used by the Committee to establish the 2023 short-term at-risk performance metrics, see “Performance-Based Short-Term At-Risk Compensation” in this Proxy Statement.
Performance and Time-Based Equity Compensation
Our long-term equity compensation is designed to align executive compensation with the long-term interests of both stockholders and customers, to create incentives for officer recruiting and retention, to encourage long-term performance by our officers, and to promote stock ownership. We grant our officers long-term equity compensation consisting of performance-based restricted stock units (RSUs) and time-based restricted stock awards (RSAs).
More than half of our long-term equity is in the form of RSUs subject to at-risk performance-based vesting criteria, vesting 0% to 200% based on performance of each metric. RSUs reward officers only if preset performance targets are met and vest subject to the level of achievement under a three-year performance period. Time-based RSAs vest over three years, vesting one-third at the end of the first year and the remaining shares vesting quarterly over the next 24 months.
For additional description of the program, performance metrics, and the factors used by the Committee to establish the 2023 long-term at-risk performance metrics, see “2023 Long-Term Performance and Time-Based Equity Compensation” in this Proxy Statement.
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3 EXECUTIVE COMPENSATION GOVERNANCE AND PROCESS

Role of the Organization and Compensation Committee
We are committed to the highest standards of compensation governance. Comprised entirely of independent outside directors, the Committee is responsible for overseeing our compensation programs for officers and officer succession. This includes reviewing and approving goals and objectives relevant to the compensation of our CEO, evaluating our CEO’s performance in light of those goals and objectives, and based on this evaluation, recommending our CEO’s compensation level to the independent directors for approval.
The Committee also recommends to the Board compensation levels and at-risk performance objectives for officers for the 12-month period beginning January 1 of each year. These objectives align with stockholder and customer interests and support our long-term growth and health of the Company. To assist the Committee, our Chairman, President & CEO provides an assessment of each officer’s performance and contribution towards the key corporate goals. Our Chairman, President & CEO’s recommendations regarding direct compensation adjustments are provided to the Committee for each of our officers other than himself based on the competitive data and the other factors described below under “Total Compensation Factors.”
The Committee may delegate its duties and responsibilities to one or more subcommittees, consisting of not less than two members of the Committee, as it determines appropriate. The Committee also has the authority to engage outside advisors, such as compensation consultants, to assist it in carrying out its responsibilities.
The Committee starts its planning and review process in February of each preceding year and generally concludes its process in November. After year-end results are final, the Committee reviews the achieved results for the prior year, certifies the achievement of each goal, approves payment of at-risk compensation as certified, and approves the at-risk compensation targets for the current year.
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The following summary outlines the key features of our officer compensation program:

WHAT WE DO
We retain an independent compensation consultant who reports to the Organization and Compensation Committee.

We pay for performance with compensation in the form of annual short-term at-risk performance- based compensation, as well as award more than half of long-term equity compensation in the form of at-risk restricted stock units (RSUs) subject to performance-based vesting criteria over a three- year period.

We set minimum performance standards for incentive compensation.

We cap individual payouts for short-term at-risk performance-based compensation and long-term at-risk equity compensation plans.

We hold an annual “say-on-pay” advisory vote.

We require stock ownership with minimum holding requirements for all directors and officers to promote a long-term perspective in managing the Group and to help align the interests of our stockholders, directors, and officers.

We adopted an executive compensation recovery, or “clawback,” policy aligned with NYSE requirements and Rule 10D-1 under the Securities and Exchange Act of 1934 requiring the reimbursement of excess incentive-based compensation provided to the executives in the event of certain restatements of our financial statements.

WHAT WE DON’T DO
No excessive perquisites; the Group provides officers with only limited perquisites consisting of a company vehicle with related excess liability insurance.

No tax gross-ups on perquisites or other personal benefits.

No employment agreements; other than participation in the Executive Severance Plan, none of our current officers are party to individual employment or severance agreements.

No single-trigger change-in-control benefits; the Group’s Executive Severance Plan provides for change-in-control severance benefits upon a qualifying termination of employment following a change-in- control; the Group’s equity compensation plan does not require single-trigger vesting acceleration upon a change-in-control.

No hedging and pledging of Group stock; the Group’s directors and officers are prohibited from hedging their ownership of Group stock, including trading in options, puts, calls, or other derivative instruments related to Group stock or debt, in accordance with the anti-hedging prohibition in our insider trading policy; directors and officers are also prohibited from pledging their ownership of Group stock in accordance with an anti-pledging provision in our insider trading policy.

Role of the Independent Executive Compensation Consultant and Total Compensation Factors
Each year the Committee reviews, assesses, and recommends to the full Board all compensation for our officers after determining that the compensation for these individuals is competitive relative to companies of comparable size, complexity, location, and business nature (see below for additional discussion of this comparison).
Role of the Independent Executive Compensation Consultant
With respect to 2023 compensation decisions, the Committee engaged Meridian Compensation Partners (Meridian) as its independent executive compensation consultant.
Under the terms of its engagement, Meridian reports directly to the Committee; the Committee has sole authority to retain, terminate, and approve the fees paid to Meridian; and Meridian may not be engaged to provide any other services to the Company without the approval of the Committee. Other than its engagement by the Committee, Meridian does not perform any other services for the Group. The Committee believes having an independent evaluation of compensation is a beneficial tool for the Committee, the Group, and stockholders. The Committee retained Meridian for several purposes, including:
•
Constructing and reviewing competitive compensation comparisons from readily available published survey and public filings data

•
Performing a competitive assessment of the compensation programs and best practices for directors and officers

•
Reviewing our compensation plans, including base salary, short-term at-risk compensation, and long-term at-risk equity compensation, relative to the plans of our proxy peer group

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The Committee annually assesses Meridian in light of various factors, including performance and those factors required by SEC rules and NYSE Listed Company Rules regarding compensation consultant independence. The Committee has affirmatively concluded that Meridian is independent from California Water Service Group and has no conflicts of interest relating to its engagement by the Committee.
Total Compensation Factors
The Committee reviewed a number of compensation recommendations, including those pertaining to the officers that were based on the competitive assessments provided by and through consultation with Meridian. The Committee’s recommendations to the Board were made, however, entirely by the Committee in its sole discretion.
To determine competitive compensation practices for 2023, the Committee relied, in part, on published survey compensation data, as well as proxy data for individual peer companies, compiled by Meridian. The individual companies are referred to in this proxy statement as the “Peer Group.” In partnership with the independent consultant, a robust process has been established to appropriately assess the relevance of different companies in the context of making competitive compensation comparisons. As with prior years, an established process was used to assess the proxy peer group composition and to establish the fiscal 2023 peers using the following factors:

Regulated Utilities	Companies that are generally highly regulated public gas, water, or multi-utility-based organizations
Similar Business Models	Companies that operate in similar arenas, requiring similar skills and experiences from their executive talent, and being subject to similar market forces
Size (Revenue Within 1/2x-2x Range)	Companies of a broadly relevant size as an indicator of complexity and scope for executive roles; companies that are of a reasonable size for making market comparisons
Other Factors	Companies that are subject to unique California statutes that are applicable to the Group (we aim for a portion of the peer group to meet this requirement)
On October 24, 2023, the Committee approved the following 2023 proxy peer group from which to derive competitive pay information, comparing each officer’s compensation to market levels for his/her executive position.

Allete, Inc.	MGE Energy
American States Water Company	Northwest Natural Gas Company
Avista Corporation	NorthWestern Corp.
Black Hills Corp.	Otter Tail Corporation
Chesapeake Utilities Corp.	PNM Resources
Essential Utilities, Inc.	San Jose Water Group
IDACORP, Inc.	Unitil Corporation
After consideration of the competitive data, in making compensation recommendations for the 2023 fiscal year for the officers, the Committee’s general objective was to set total compensation within a “competitive range” for each officer’s position based on the competitive data. The Committee considers the “competitive range” to mean that compensation levels are within plus or minus 20% of the median compensation levels, as determined by reference to data derived from peer group companies or general industry survey data, as applicable. Given reliable proxy data is only available for the CEO and CFO, general industry survey data is referenced using the same approach for the officers in non-CEO and non-CFO roles.
In addition to competitive marked data, the Compensation Committee considered other factors when setting each officer’s compensation including each officer’s experience, tenure, performance and leadership, Group’s performance, regional cost-of-living adjustments, internal equity among the officers, and the need to retain and motivate strategic talent. Based on these other factors, the Compensation Committee may determine it is appropriate to set an officer’s total compensation outside the competitive range.
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Stockholder Engagement and Say-on-Pay
Our Board and management value the views of our stockholders and believe that maintaining an active dialogue with them is important to our commitment to long-term stockholder value. For fiscal year 2023, we received 96% of the votes cast on the Say-on-Pay advisory vote taken at the 2023 Annual Meeting of Stockholders. In light of the strong support received at our last Say-on-Pay vote, we did not make any changes to the executive compensation program in response to the 2023 Say-on-Pay vote.

Say-on-Pay Vote
2023 96%	2022 92%	2021 93%	2020 92%	2019 94%

The Committee recognizes that best practices in executive compensation continue to evolve, and we believe in soliciting feedback from stockholders to better understand their perspectives, to receive their input on our business strategy and execution, and to gather feedback regarding other matters of investor interest. Over the course of 2023, management engaged regularly with investors at conferences, one-on-one meetings, and other forums, and discussed several topics, including corporate strategy, financial results, executive compensation, and environmental, social, and governance issues.
Through stockholder feedback, we have observed the following:
•
Stockholders have shared favorable views of our executive leadership team, including each of the named executive officers, and the alignment between pay and performance.

•
Stockholders understand the drivers of the non-cash change in pension which can change significantly based on uncontrollable factors (such as the discount rate) represent a large non-cash portion of the reported total compensation for our CEO and did not see previously reported amounts as a risk factor that influenced their Say-on-Pay vote. Instead, stockholders tend to focus on changes in our CEO’s pay, excluding the actuarial change in pension value.

The table below shows the Board’s and Compensation Committee’s responsiveness to stockholder feedback over the past several years.

Recent Governance and Executive Compensation Changes

Governance
•
Formed the Enterprise Risk Management, Safety, and Security Committee

•
Environmental, social, and governance (ESG) items are now overseen by the Nominating/Corporate Governance Committee

•
Adopted four new policies: Environmental Sustainability; Diversity, Equality, and Inclusion; Political Engagement; and Human Rights

•
Intend to publish our 2023 ESG report in May 2024 with disclosure aligned with the Sustainability Accounting Standards Board (SASB) Water Utilities & Services Industry Standards and the recommendations of the Task Force on Climate-related Financial Disclosures as well as in reference to Global Reporting Initiative (GRI) standards

•
Included an ESG metric in the 2020, 2021, 2022, and 2023 long-term at-risk compensation program for the three-year performance periods 2020-2022, 2021- 2023, 2022-2024, and 2023-2025

Compensation
•
Continued emphasis on allocating long-term equity compensation to performance-based equity awards

•
Modified the performance criteria used for long-term and short-term at-risk compensation programs

•
Revised the methodologies used to determine our Supplemental Executive Retirement Plan (SERP)’s actuarial assumptions and amended the plan, increasing the plan’s unreduced retirement age from 60 to 65

•
Conducted an independent, third-party review of:

•
Our President and CEO’s compensation program

•
Our executive short-term and long-term at-risk compensation programs

•
Our proxy peer group

•
Updated our peer group to reflect industry changes

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4 2023 PERFORMANCE GOALS AND PERFORMANCE

Pay-for-Performance
Our executive compensation program is designed to link officer compensation to our overall short-term and long-term performance (as measured by key operational and financial objectives incorporated in both short-term (ARP) and long-term (ARP-LT) performance- based compensation programs as outlined below.
•
We utilize a short-term performance-based compensation program consisting of an annual at-risk performance-based short-term cash award that supports our long-term growth objectives of the Group.

•
We grant to our officers long-term equity compensation of which more than half is in the form of restricted stock units (RSUs) subject to at-risk performance-based vesting criteria. The Group’s Chairman, President & CEO is awarded 64% of long-term equity compensation in the form of RSUs, subject to performance-based vesting criteria, with the remaining 36% awarded in the form of time-based restricted stock awards (RSAs). The Group’s senior vice presidents are awarded 65% of long-term equity compensation in the form of RSUs, subject to performance-based vesting criteria, with the remaining 35% awarded in the form of RSAs. The Group’s vice presidents are awarded 61% of long-term equity compensation in the form of RSUs, subject to performance-based vesting criteria, with the remaining 39% awarded in the form of RSAs. All other executives are awarded 61% of long-term equity compensation in the form RSUs, subject to performance-based vesting criteria, with the remaining 39% awarded in the form of RSAs.

•
We use a three-year performance period for the long-term performance-based RSUs with vesting based upon achievement of annual performance targets related to ESG, shareholder value, and earnings per share.

2023 Corporate Goals, Objectives, and Achievements
Each year, our officers establish a number of corporate goals and objectives that seek to promote long-term growth and align the interests of stockholders, customers, and employees. The objectives are communicated internally and monitored quarterly. Changes in base salary for our Chairman, President & CEO and other NEOs are generally based on progress against certain of these key corporate goals, officer performance goals, and individual officer performance.
Once the Committee assesses the business results for each long-term goal as described below for 2023, the Committee then reviews and discusses the overall performance of each officer and the competitive data provided by the independent consultant retained by the Committee. Once reviewed and agreed upon, the Committee recommends to the Board the base salaries for our officers (including the Chairman, President & CEO).
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Group Operations:
•
Began serving 1,640 new customers through acquisitions of Bethel Green Acres Water Association, Skylonda Mutual Water Company, Monterey Water Company, City of Willows, and Stroh’s Water Company

•
Added 1,770 equivalent dwelling units of wastewater customers through the acquisitions of HOH Utilities, LLC on the island of Kauai

•
Ranked highest in overall customer satisfaction among large water utilities in the western United States, in the J.D. Power 2023 Water Utility Residential Customer Satisfaction StudySM

•
Named one of “World’s Most Trustworthy Companies” by Newsweek magazine for 2023 in its inaugural list

•
Earned the U.S. Environmental Protection Agency’s 2023 WaterSense Excellence in Promoting WaterSense Labeled Products Award

•
Completed first Greenhouse Gas (GHG) Protocol science-aligned inventory for Scope 1 and 2 GHG emissions

•
Completed targeted regional Water Supply Reliability Study and climate risk analysis

•
Increased spending with diverse vendors to more than 27% in California

Financial:
•
Invested $383.7 million of capital in accordance with our infrastructure improvement program, including $17.2 million in developer funded capital

•
Achieved the majority of our operational goals while keeping controllable costs within budget

•
Increased the Group’s 2023 annual dividend by four cents, or 4.0%, which represents our 56th consecutive annual dividend increase

•
Entered into unsecured revolving credit facilities for Group and its subsidiaries totaling $600 million for a term of five years

Regulatory:
•
Secured $4.3 million in grants to reduce rate impacts of critical water supply projects in disadvantaged communities

•
Assisted customers in receiving more than $2 million from the state and federal Low-Income Household Water Assistance Program (LIHWAP)

•
Applied for $83 million from the State of California Water Arrearages Payment Program to pay residential and commercial customer delinquent and uncollected account balances as well as the administrative expenses of the program

Employee Retention and Development:
•
Graduated nine employees from our new Operations Leadership Program and enrolled another 15 employees into the program, which supports the growth of our employees by defining career maps, offering educational resources, and connecting members with a trained mentor

•
Provided unconscious bias training to more than 95% of our employees

•
Invited all employees to participate in the “At-Risk Pay Program”, a program that rewards performance against the same short-term at-risk performance metrics as the executive compensation program

•
Further increased presence in diverse recruiting channels and engaged prospective employees through multiple career fairs, including military-, disability-, and minority- focused career fairs

•
Received recertification as a Great Place to Work® by the Great Place to Work® Institute for the eighth consecutive year

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Performance-Based Short-Term At-Risk Compensation
As strategic goals are long-term in nature, we maintain an annual performance-based short-term at-risk compensation program for officers designed to align annual performance and achievement with the long-term strategic goals of the Group. The performance- based short-term compensation is fully at risk with payout dependent upon achievement of certain performance objectives over a one- year performance period.
The Committee considered a number of factors when establishing the 2023 short-term at-risk performance metrics, including:
Our long-term strategic plan Historical performance The regulatory environments in which we operate	Feedback and analysis from our independent compensation consultant Stockholder feedback Management performance
The annual performance metrics are designed to reward performance, to foster and enhance cross-functional integration, and to support customer service, continuous improvement, and team accountability while focusing on key corporate goals and initiatives that align with our strategic priorities and long-term growth. Performance metrics focus on achieving annual financial, operational, and safety goals, all of which are tied to advancing the Company's values, key initiatives, and long-term sustainable growth for our stockholders.
As in prior years, the annual short-term at-risk compensation program for 2023 included two financial metrics-Infrastructure Improvement and Utility Plant Investment and Budget to Actual Performance (EPS). Both of these metrics are key measures of overall Company financial performance and health and are drivers of sustained stockholder value.
The annual performance-based short-term at-risk compensation program also includes three performance metrics tied to operations, customer service, and public health. For 2023, these performance metrics were Water Quality and Public Health, Customer Service and Support, and Emergency Preparedness and Safety. These metrics reflect the critical importance of and the Company’s long-standing focus and prioritization on public health and safety for our customers, employees, and communities and providing affordable and excellent service to our customers. As a provider of essential water and wastewater services to approximately 2 million people, we must provide safe, reliable, uninterrupted service to our customers. We also must comply with the policies and procedures established by the states we operate in as called for by the Safe Drinking Water Act. We must also comply with numerous regulations such as the California State Water Resources Control Board, Division of Drinking Water (DDW) standards, which also incorporates U.S. Environmental Protection Agency (EPA) drinking water standards. Similarly, our subsidiaries in Washington, Hawaii, and New Mexico are regulated by their respective state health regulators and the EPA. The operational performance metrics support our commitment to compliance with these policies, procedures, and regulations.
Targets for each of the performance metrics were designed to be challenging but critical to how we operate as a public utility to serve our customers, communities, and stockholders. All metrics under the annual short-term at-risk compensation program are equally weighted. If the threshold performance level is reached for a performance metric, the total payout for that metric is 50% of the target payout opportunity. If the maximum performance level is reached for a performance metric, the total payout for that performance metric is capped at 200% of the target payout opportunity. If the threshold goal is not achieved for a performance metric, there is no payout for that performance metric.
For 2023, there was no payout under the Budget to Actual (EPS) performance metric as threshold achievement was not met, primarily due to the delayed final decision from the CPUC on Cal Water’s then pending 2021 General Rate Case (2021 GRC) to set new revenue, rates, and regulatory mechanisms. The 2021 GRC was originally scheduled to be completed on December 31, 2022 with new rates effective on January 1, 2023. On January 24, 2024, the assigned CPUC Administrative Law Judges (ALIs) issued a Proposed Decision (PD) on the fully litigated 2021 GRC, and concurrently, the assigned CPUC Commissioner issued an Alternate Proposed Decision (APD) opposing and modifying certain decisions made by the ALIs. We were unable to determine which of the two proposed decisions would be adopted by the CPUC, or if a second alternate proposed decision would be issued. As a result of this uncertainty, we were unable to reasonably estimate and record the impact on 2023 operating revenue and therefore the Committee did not approve any payout of the budget to actual performance metric for 2023, which was weighted as 20% of the total plan.
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For 2023, the Committee granted the opportunity for our officers to receive short-term at-risk (ARP) performance awards as follows:

Chairman, President & CEO Target ARP Payout: 100% of base salary Actual ARP Payout Range: 0% to 200% of target, based on performance

All Other Officers Target ARP Payout: 30% of base salary Actual ARP Payout Range: 0% to 200% of target, based on performance

Payment of the short-term at-risk performance awards is typically made in March, following the Group’s receipt of audited financial statements and the subsequent certification of the Group’s performance by the Committee.
See below for additional information regarding the performance goals and resulting payouts under the annual short-term at-risk compensation program for 2023.
2023 Annual Short-Term At-Risk Performance Goals
Water Quality and Public Health Weight: 20%
This metric evaluates performance based on the number of procedural violations and violations of primary and secondary drinking water standards. The CPUC has authority to set drinking water standards for Cal Water. It has adopted the California State Water Resources Control Board, Division of Drinking Water (DDW) standards, which also incorporate U.S. Environmental Protection Agency (EPA) drinking water standards. Similarly, the Group’s subsidiaries in Washington, Hawaii, and New Mexico are regulated by their respective state health regulators and the EPA. We have continued to include all state operations in the performance metric for primary water quality. The secondary and procedural water quality metrics measure activity in the California subsidiary only, but in the future, secondary and procedural water quality metrics could include other states’ compliance.
•
A primary drinking water standard violation is related to public health, either acute or long-term

•
A secondary drinking water standard violation is related to taste or aesthetics, such as excessive iron and manganese, which can generate customer complaints

•
A procedural drinking water violation is a missed sample or other non-compliance item that is not a violation of a primary or secondary drinking water standard

We make it a priority to meet all water quality standards, every day, in every service area. For this reason, the target performance level was set for no primary drinking water standard violations, two or fewer secondary drinking water standard violations, and no more than four procedural drinking water violations.

	Performance Level*	Primary Drinking Water Standards Violations (all states)	Secondary Drinking Water Standards Violations (California only)	Procedural Drinking Water Violations (California only)	Percent of Target Earned
	Maximum	0	0	0	200%
	Target	0	2 or fewer	Up to 4	100%
	Threshold	1 or fewer	4 or fewer	Up to 8	50%
	* An additional tier applies between the target and maximum level
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Customer Service and Support Weight: 20%
The first metric measures against CPUC standards and three internal performance indicators for all California service areas, Hawaii, New Mexico, and Washington, including key measurements for telephone responsiveness, service responsiveness, billing accuracy and timeliness, and general levels of customer complaints. CPUC customer service standards are found in the CPUC’s General Order 103-A.
The Customer Service metric is evaluated each quarter for 10 measurements in 20 California service areas, Hawaii, New Mexico, and Washington for an annual target of 863 – 848 and a maximum annual measurement of 920.
The second performance metric is based upon the Company implementing PromisePay to allow for more flexible and convenient payment arrangements and achieving an overall 20% reduction in California customer accounts receivable 90 days and over by the end of 2023 compared to 2022 through all outreach and assistance efforts.

	Performance Level*	Criteria	Percent of Target Earned
	Maximum	99.1% of maximum annual metric, plus PromisePay implementation and a 20% reduction in California customer accounts receivable 90 days and over from all customer outreach	200%
	Target	92.1.% of maximum annual metric	100%
	Threshold	90.0% of maximum annual metric	50%
	* Multiple tiers apply between the threshold and target level, and between the target and maximum level.
Infrastructure Improvement and Utility Plant Investment Weight: 20%
Historically, the annual Board-approved capital expenditures budget is the target for this metric. Investment in utility plant, property, and equipment is a driver of stockholder return and a key component of providing reliable, high-quality water service to customers. This metric is updated each year to reflect the annual approved capital program and budget for the Group and its subsidiaries and is tied to regulatory approvals. As the outcome of the California general rate case was still pending as of fiscal year end and there was not yet regulatory approvals for 2023, the 2023 target performance level was set at $290 million.

	Performance Level*	2023 (In Millions)	Percent of Target Earned
	Maximum	$330	200%
	Target	$290	100%
	Threshold	$245	25%
	* Multiple tiers apply between the threshold and target level, and between the target and maximum level.
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Budget to Actual Performance (EPS) Weight: 20%
This metric measures the annual budget-to-actual performance of the Company. Specifically, this measure compares the actual diluted earnings per share to the forecasted diluted earnings per share for the calendar year. The forecasted diluted earnings per share is adopted during the budget process by the Board of Directors each year at its January meeting. By adhering to budgets, management can demonstrate to the Board, stockholders and customers that the Company is effective at managing controllable costs and has the ability to efficiently execute its business plan.

	Performance Level*	EPS Variance From Budget	Percent of Target Earned
	Maximum	Over 10%	200%
	Target	−2.5% to 2.5%	100%
	Threshold	−7.6% to −10%	25%
	* Multiple tiers apply between the threshold and target level, and between the target and maximum level.
Emergency Preparedness and Safety Weight: 20%
This metric is measured annually and is comprised of five safety program components. These five components include Community Emergency Operations Center (EOC) training; full attendance at Cal Water mandated safety, wildfire preparedness, and cyber training for all employees (minimum of five training topics annually); Total Case Incident Rate (TCIR), which represents the average number of work-related injuries incurred by 100 workers during a one-year period as measured against California companies; the number of preventable vehicle accidents; and the number of unannounced site safety audit and immediate onsite reviews. The five safety components are weighted as follows:
•
Community EOC Training measure — 20%

•
Training attendance rate measure — 10%

•
TCIR measure — 20%

•
Preventable vehicle accident measure — 25%

•
Unannounced site safety audit and immediate onsite review — 25%

Focused on improving the management of these safety programs, our officers have set this metric to improve performance from current conditions towards industry averages, where applicable, and performance expectations.
Community EOC Training

	Performance Level*	Performance Target	Percent of Target Earned
	Maximum	Conduct 17 community EOC trainings	200%
	Target	Conduct 12 community EOC trainings	100%
	Threshold	Conduct 10 community EOC trainings	50%
	* An additional tier applies between the target and maximum level. Training Attendance
	Performance Level*	Performance Target	Percent of Target Earned
	Maximum	100% of applicable employees	200%
	Target	85% of applicable employees	100%
	Threshold	70% of applicable employees	25%
	* Multiple tiers apply between the threshold and target level, and between the target and maximum level.
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TCIR
Performance Level*	Performance Target	Numeric Equivalent	Percent of Target Earned
Maximum	25% improvement over target results	2.55	200%
Target	Maintain 2022 achieved TCIR, excluding OSHA reportable COVID-19 incidents	3.40	100%
Threshold	85% of target results	3.91	25%
* Multiple tiers apply between the threshold and target level, and between the target and maximum level. Preventable Vehicle Accident
Performance Level*	Performance Target	Numeric Equivalent	Percent of Target Earned
Maximum	20% improvement over 3-year average (2020-2022) achieved results	33	200%
Target	Maintain 3-year average (2020-2022) achieved results	41	100%
Threshold	85% of 3-year average (2020-2022) achieved results	47	25%
* Multiple tiers apply between the threshold and target level, and between the target and maximum level. Unannounced Site Safety Audit and Immediate Onsite Review
Performance Level*	Performance Target		Percent of Target Earned
Maximum	505 Audits		200%
Target	365 Audits		100%
Threshold	260 Audits		25%
* Multiple tiers apply between the threshold and target level, and between the target and maximum level.
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2023 Short-Term Performance Goal Achievements
Performance Metric	Minimum Threshold Performance	Target Performance	Maximum Performance	Achieved Results
Water Quality and Public Health Weight: 20%	Up to one primary (all states), up to four secondary (California only), up to eight procedural violations (California only)	No primary (all states), up to two secondary (California only), up to four procedural violations (California only)	No primary (all states), no secondary (California only), no procedural violations (California only)	200% — No primary, no secondary, no procedural violation
Customer Service and Support Weight: 20%	90.9% of the maximum annual metric	93.9% of the maximum annual metric	99.1% of the maximum annual metric, plus implementation of Promise Pay and a 20% reduction in California customer accounts receivable 90 days and over from all customer outreach and assistance efforts	175% — Achieved 100% of the maximum annual metric, implementation of PromisePay achieved, 20% reduction in California customer accounts receivable 90 days and over was not achieved
Infrastructure Improvement and Utility Plant Investment Weight: 20%	$245 million in company-funded capital expenditures	$290 million in company-funded capital expenditures	$330 million in company-funded capital expenditures	200% — $366 million in company-funded expenditures
Budget to Actual (EPS) Weight: 20%	Negative 10% EPS variance from budget	+/- 2.5% EPS variance from budget	Positive 10% EPS variance from budget	0% — (53%) variance from budget
Emergency Preparedness and Safety Weight: 20%				114% — Overall safety
	• Conduct 10 community EOC trainings	• Conduct 12 community EOC trainings	• Conduct 17 community EOC trainings	• Conducted 19 community EOC trainings
	• 70% of applicable employees trained	• 85% of applicable employees trained	• 100% of applicable employees trained	• 99% of applicable employees trained
	• 85% of target results	• Maintain 2022 target TCIR numeric equivalent, metric excludes OSHA reportable COVID-19 incidents	• 25% improvement over target results	• No improvement over 2022 TCIR results
	• 85% of target results	• Maintain 3-year average (2020-2022) achieved results	• 20% improvement over target result	• No improvement over three-year average result
	• 260 unannounced site safety audits and immediate onsite review	• 365 unannounced site safety audits and immediate onsite review	• 505 unannounced site safety audits and immediate onsite review	• 434 unannounced site safety audits and immediate onsite review
Consistent with the results summarized above, the Committee approved the total payout of 138%.
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Performance Metric	Weight	Achievement	Achieved Results
Water Quality and Public Health	20%	200%	40%
Customer Service and Support	20%	175%	35%
Infrastructure Improvement and Utility Plant Investment(1)	20%	200%	40%
Budget to Actual Performance (EPS)(2)	20%	0%	0%
Emergency Preparedness and Safety	20%	114%	23%
Final 2023 Achievement			138%

(1)
Company-funded capital expenditures were $366.4 million. The Group’s 2023 achieved capital expenditures was $383.7 million as reported in item 7 of the Group’s Form 10-K for the year ended December 31, 2023 as filed with the SEC. Excluding developer-funded expenditures of $17.2 million and including a decrease in accounts payable accrual of $2.9 million for capital project spend, the Group spent $366.4 million on company-funded capital expenditures for the 2023 performance period.

(2)
Due to the continued delay by the California Public Utilities Commission on our 2021 General Rate Case which precluded us from recovering significant costs we incurred.

The table below summarizes the total performance-based short-term at-risk compensation earned by our officers for the fiscal year ended December 31, 2023.
Name	2023 Short-Term At-Risk Compensation Earned ($)(1)
Martin A. Kropelnicki	$1,449,00
David B. Healey	113,505
Thomas F. Smegal	90,494
Paul G. Townsley	151,871
Michael B. Luu	172,204
Ronald D. Webb	138,483
Shawn C. Bunting	138,000

(1)
The short-term at-risk compensation is paid out annually following certification of the prior year’s results by the Committee.

2023 Long-Term Performance and Time-Based Equity Compensation
The purpose of our long-term equity compensation is to align executive compensation with the long-term interests of both stockholders and customers, to create incentives for officer recruiting and retention, to encourage long-term performance by our officers, and to promote stock ownership. Risk is taken into account in determining the aggregate amount of at-risk compensation and performance criteria, including assessment of risk management and risk mitigation.
As with target short-term at-risk compensation, the Committee reviewed the competitive range of long-term equity compensation and total direct compensation for similar positions within the competitive market in making decisions regarding long-term equity compensation awards for 2023. The Committee also believes that, in the interest of strengthening and rewarding teamwork and collaboration within the officer team, the annual equity awards granted to each of our officers should be based on the same objectives and methodology.
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Based on the methodology described above the Committee set the total target value for the long-term at-risk (ARP-LT) equity compensation awards for 2023 and 2022 as follows:

2023 Total Target Value for Long-Term At-Risk Equity Compensation Awards
President & CEO — Target ARP-LT Total Value: $1,300,000 ($832,000 RSUs and $468,000 RSAs)
Group’s Senior Vice Presidents — Target ARP-LT Total Value: $215,000 ($140,000 RSUs and $75,000 RSAs)
Group’s Vice Presidents — Target ARP-LT Total Value: $190,000 ($115,000 RSUs and $75,000 RSAs)
All Other Officers — Target ARP-LT Total Value: $115,000 ($70,000 RSUs and $45,000 RSAs)

2022 Total Target Value for Long-Term At-Risk Equity Compensation Awards
President & CEO — Target ARP-LT Total Value: $1,030,000 ($652,000 RSUs and $368,000 RSAs)
Group’s Senior Vice Presidents — Not Applicable
Group’s Vice Presidents — Target ARP-LT Total Value: $170,000 ($95,000 RSUs and $75,000 RSAs)
All Other Officers — Target ARP-LT Total Value: $100,000 ($55,000 RSUs and $45,000 RSAs)

For the performance metrics applicable to the 2023 performance-based RSU award, the Committee will certify the level of achievement at the end of the three-year performance period. The number of shares awarded at the end of the three-year performance period is based on the extent the performance criteria is met over such time and subject to the officer’s continued employment through such date.
The 2023 performance-based RSUs are subject to the following performance measures, goals, and related payout levels for the three-year period ending on December 31, 2025.
2023 Long-Term Performance-Based Equity Compensation Metrics
(Performance Period 2023 — 2025)
Return on Equity Weight: 40%
This metric measures return on equity (ROE) as shown in the public financial statements of California Water Service Group. It is defined as net income divided by average common stockholders’ equity for the three- year performance period. The final three-year achievement will be certified at the end of the three-year performance period. Stockholders expect the Company to earn its authorized return on equity for its regulated business. For this reason, the metric uses the authorized ROE as the target for 100% performance achievement. The rationale for tiers above and below the authorized ROE is to account for regulatory mechanisms and lag.

	Performance Level*	Annual Return on Common Stockholders’ Equity	Percent of Target Earned
	Maximum	Target plus 50 basis points	200%
	Target	California authorized ROE	100%
	Threshold	Target minus 200 basis points	20%
	* An additional tier applies between the target and maximum level.
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Growth in Stockholders’ Equity Weight: 40%
This metric measures growth in stockholders’ equity by the accumulation of two factors over the performance period growth in total stockholders’ equity and actual dividends paid in the calendar year. These growth values can be objectively validated using the Company’s audited annual financial statements. The metric, in a stock-price neutral way, measures the growth in stockholders’ equity created by the Company over the performance period. Investors in water utilities are interested in value creation along with dividend growth.

	Performance Level*	Accumulation of Stockholder Value Over the Performance Period	Percent of Target Earned
	Maximum	$750 million	200%
	Target	$650 million	100%
	Threshold	$575 million	25%
	* Multiple tiers apply between the threshold and target level, and between the target and maximum level.
Environmental, Social, and Governance - Environmental Leadership Weight: 20%
In 2020, we completed a materiality assessment to identify the ESG topics most material to our business. We followed in 2021 with our first framework-aligned ESG Report, four new ESG-related policies (Political Involvement, Human Rights, Diversity, Equality & Inclusion, and Environmental Sustainability), an ESG governance framework, a climate change strategy, and a robust ESG goal-setting process.
We have integrated ESG into our strategic framework and planning process, which will ensure continued progress on material ESG topics. This ESG performance metric rewards completion of three cross-functional projects:
1.
Set an emissions reduction target for Scope 1 and 2 emissions by end of 2025.

2.
Implement a multi-year strategy to improved energy efficiency in California office facilities, including:

a.
By end of 2024, set an enterprise-wide energy efficiency standard for office buildings.

b.
By end of 2025, replace office facility lighting with available LED lighting at district office facilities identified in our 2023 energy audit as suitable based upon cost and energy savings.

3.
By end of 2023, identify opportunities for all employees to participate in a community service or volunteer project. By end of 2025, achieve an employee participation rate of 50% and a work site participation rate of 90%.

	Performance Level	Performance Target	Percent of Target Earned
	Maximum	Achieve three goals	200%
	Target	Achieve two goals	100%
	Threshold	Achieve one or fewer goals	0%

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2021 Long-Term Performance-Based Equity Compensation Achievement
(Performance Period 2021 — 2023)
In 2021, we granted performance-based equity in the form of RSUs to our officers for the three-year performance period ending on December 31, 2023. The component weighting is 40% for each of the two financial measures and 20% for the environmental leadership metric. The payouts are summarized below:
Performance Metric	Annual Threshold Performance	Annual Target Performance	Annual Maximum Performance	Achieved Results
Return on Equity Weight: 40%	7.20% in 2021 and 2022, 8.27% in 2023	CPUC authorized ROE: 9.20% in 2021 and 2022, 10.27% in 2023	9.70% in 2021 and 2022, 10.77% in 2023	80% — GAAP ROE — 9.71% in 2021, 7.70% in 2022, 3.73% in 2023
Growth in Stockholders’ Equity Weight: 40%	$345 million	$420 million	$520 million	200% — $677 million
Affordability and Rate Design Weight: 20%	Implementation of rate design which increases the total percent of company-wide annual revenue requirement collected through a customer’s fixed monthly service charge	Implementation of rate design which increases the total percent of company-wide annual revenue requirement collected through a customer’s fixed monthly service charge, and reduces the typical Customer Assistance Program (“CAP”) customer bill in 5 service areas as compared to the rate design approved in the 2018 rate case	Implementation of rate design which increases the total percent of company-wide annual revenue requirement collected through a customer’s fixed monthly service charge, and reduces the typical Customer Assistance Program (“CAP”) customer bill in 15 service areas as compared to the rate design approved in the 2018 rate case.	200% — Implemented rate design which increases the total percent of company-wide annual revenue requirement collected through a customer’s fixed monthly service charge, and reduces the typical Customer Assistance Program (“CAP”) customer bill in 15 service areas as compared to the rate design approved in the 2018 rate case.
Consistent with the results summarized above, the Committee approved the total payout of 152%.
Performance Metric	Weight	Achievement	Achieved Results
Return on Equity	40%	80%	32%
Growth in Stockholders’ Equity	40%	200%	80%
Affordability and Rate Design	20%	200%	40%
Final Achievement			152%
The table below summarizes the total performance-based equity compensation earned by our officers for the three-year performance period ended December 31, 2023.
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Name	2023 Performance Stock Earned ($)(1)
Martin A. Kropelnicki	667,288
David B. Healey	88,556
Thomas F. Smegal	102,807
Paul G. Townsley	102,807
Michael B. Luu	102,807
Ronald D. Webb	102,807
Shawn C. Bunting(2)	—

(1)
The shares for the 2021 performance stock award, which is comprised of the years 2021, 2022, and 2023, were earned and vested following the end of the three- year performance period on March 2, 2024.

(2)
Mr. Bunting was not an employee in 2021 and therefore did not participate in this performance award cycle.

5 OTHER COMPENSATION PROGRAMS

Basic and Supplemental Pension Plan Benefits (SERP)
In addition to the tax-qualified defined benefit plan that covers all permanent employees, supplemental retirement benefits are provided to our officers under the SERP. The SERP is designed primarily to compensate for limitations imposed by the Internal Revenue Code (Code) on allocations and benefits that may be paid to officers under the Group’s tax-qualified plan. Because the Code restricts benefits under the tax-qualified plan, our officers otherwise would not be eligible to receive the retirement benefits that are proportional to the benefits received by our employees. The benefits under the SERP are obtained by applying similar benefit provisions of the Pension Plan to all compensation included under the Pension Plan, without regard to these limits, reduced by benefits actually accrued under the Pension Plan. The SERP is structured as such that benefits are paid to our officers on a “pay as you go” basis. The SERP is an unfunded, unsecured obligation of the Group and is designed to assist in attracting and retaining key officers while providing a competitive, total compensation program. We believe that pension benefits are an important recruitment and retention tool for our employees and are consistent with practice among most of our peers.
No pension benefits will be paid to any participant until after retirement. Any pension amounts listed in this Proxy Statement are the year-over-year, non-cash, changes in the actuarial present value of the accrued pension liability and do not represent actual cash compensation paid. During 2020, the SERP was amended, increasing the plan’s unreduced retirement age from 60 to 65.
Deferred Compensation Plan
The Group maintains a deferred compensation plan for its directors, officers, and eligible employees. The plan is intended to promote retention by providing eligible employees, including the officers, with a long-term savings opportunity on an income tax-deferred basis. This plan is voluntary and funded by the individuals who elect to participate in the program. There are no company or company- matching contributions.
401(k) Plan
All employees satisfying the eligibility requirements are entitled to participate in our 401(k) plan and receive matching contributions from the Group. Pursuant to the plan, all employees, including our NEOs, are entitled to contribute up to the statutory limit set by the Internal Revenue Service (IRS) and the Group matches 75% for each dollar contributed up to 8% for a maximum company-matching contribution of 6% of employee’s eligible earnings.
Limited Perquisites and Other NEO Benefits
As part of the Group’s automobile policy, officers have the use of a company-owned vehicle, including excess liability insurance. The Committee believes the use of a company-owned vehicle allows our officers to work more efficiently because many of the geographic
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areas served by the Group are most effectively reached by automobile as opposed to other forms of transportation, such as air travel. Any personal mileage incurred by our officers is taxed as additional compensation in accordance with IRS regulations and paid for by the officers. The Group offers its officers a supplemental medical plan providing proactive health protection services, including executive physicals and emergency travel assistance. Additionally, the Group has a relocation program assisting employees required to move on behalf of the Group to remain as productive as possible during the relocation transition. Employees who receive relocation assistance are required to sign a repayment agreement. Other than these benefits, the Committee’s general philosophy is not to provide perquisites and other personal benefits of substantial value to the officers.
6 EXECUTIVE COMPENSATION POLICIES AND PRACTICES

CEO Pay Overview
Martin A. Kropelnicki, our Chairman, President & CEO since September 1, 2013, made significant contributions managing our 2023 performance. Based on our annual performance objectives for 2023, the Committee granted Mr. Kropelnicki an equity award of $1,300,000 for 2023, consisting of $468,000 in the form of time-based RSAs vesting over three years, and $832,000 in the form of performance-based RSUs with a three-year performance period. Mr. Kropelnicki also has the opportunity to earn up to 200% of the target performance-based RSU award based on achievement with respect to Committee approved objectives.
With a 2023 base salary of $1,050,000 and $1,449,000 annual performance-based short-term at-risk compensation (representing a payout of 138% of target which includes no payout for the Budget to Actual (EPS) metric given the continued delay in the 2021 General Rate Case), Mr. Kropelnicki’s total direct compensation was $3,724,671 (comprised of salary, earned annual performance-based short-term at-risk compensation bonus, grant date fair value of long-term performance-based restricted stock units, and grant date fair value of time-based restricted stock awards).
Mr. Kropelnicki is a participant in the tax-qualified defined benefit plan that covers all permanent employees as well as the non-qualified supplemental retirement benefit plan provided to our officers under the SERP. The amounts reported in the 2023 Summary Compensation Table later in this Proxy Statement is the change in the actuarial estimate of his future potential pension benefits. The change in pension value represents the present value of future retirement benefits and does not represent any cash payment to or from Mr. Kropelnicki or a change in the formula which determines his retirement benefit.
Changes in pension value historically have been impacted significantly by external factors unrelated to Mr. Kropelnicki’s compensation, such as discount rate, age at retirement, changes in mortality tables, and vesting status. The discount rate, used to value the pension benefits used for financial statement reporting purposes, is itself driven in large part by the overall interest rate environment and can cause substantial volatility in the change in pension value. For example, over the last 10 years, Mr. Kropelnicki’s change in pension value has ranged from less than $100,000 (in 2013) to more than $10 million (in 2019) to $0 (in 2020 and 2022).
No pension benefit will be paid to Mr. Kropelnicki until after his retirement from the Group. The net present value of the pension benefit ultimately received by Mr. Kropelnicki will change based on a number of factors, including changes in interest rates, changes in mortality tables, Mr. Kropelnicki’s current age, years of service, and age at retirement.
Stock Ownership Requirements
Officers and members of our Board are required to own shares of Group’s stock to further align their interests with those of our stockholders. The requirements were adopted to promote a long-term perspective in managing the Group and to help align the interests of our stockholders, directors, and officers. Each non-employee director and officer must directly own Group stock having a market value equal to:
Title	Equity
Chairman, President & CEO	3X annual base salary
Group Senior Vice Presidents and Vice Presidents	1.5X annual base salary
Other Officers	1X annual base salary
Non-Employee Directors	5X annual base retainer
Officers must retain 50% of the net after-tax shares from equity awards until the relevant ownership requirement is achieved. Non- employee directors are required to achieve the relevant ownership threshold within five years following adoption of the requirements
California Water Service Group | 2024 Proxy Statement | 70

or five years after commencing service, whichever is later. For officers, the Committee reviews compliance with these requirements annually. The Nominating/Corporate Governance Committee reviews compliance with these requirements for non-employee directors annually. All non-employee directors and officers are in compliance with this requirement.
The following table summarizes which equity holdings are included in the stock ownership requirements.

WHAT IS INCLUDED Shares personally owned Holdings in our 401(k) plan Holdings acquired through our employee stock purchase program (ESPP)	WHAT IS NOT INCLUDED Unvested equity awards, including RSAs and RSUs options Vested, unexercised stock
Transactions Involving Stock — Anti-hedging and No Pledging Policy
The Board adopted an insider trading policy in 2012, which prohibits our directors and officers from engaging in hedging transactions (such as swaps, puts and calls, collars, and similar financial instruments) that would eliminate or limit the risks and rewards of share ownership. In addition, our directors and officers may not at any time engage in any short selling, buy or sell options, puts or calls, whether exchange-traded or otherwise, or engage in any other transaction in derivative securities that reflects speculation about the price of our stock or that may place their financial interests ahead of the financial interests of the Group.
Executive Compensation Recovery — Our Clawback Policy
In 2023, the Company adopted a new clawback policy that is consistent with the NYSE listing standard adopted under Exchange Act Rule 10D-1 and all current officers of the Company and its subsidiaries have agreed in writing to the policy. Under such policy, in the event the Company is required to prepare an accounting restatement of the Company’s financial statements due to the Company’s material non-compliance with any financial reporting requirement under the federal securities laws (including any such correction that is material to the previously issued financial statements, or that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period), the Company will recover the amount of any incentive-based compensation received by an officer that exceeds the amount that otherwise would have been Received had it been determined based on the restated financial statements
Tax and Section 162(m) Implications
Section 162(m) of the Internal Revenue Code generally places a $1 million limit on the amount of compensation a company can deduct in any one year for certain “covered employees,” which term includes all of our named executive officers. While we consider the deductibility of awards as one factor in determining officer compensation, we also look at other factors in making decisions and we retain the flexibility to award compensation that we determine to be consistent with the goals of our officer compensation program even if the awards are not deductible by us for tax purposes.
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Summary Compensation Table

The table below summarizes the total compensation paid or earned by our Chairman, President & CEO, CFO, and the three most highly compensated officers of the Group for the fiscal years ended December 31, 2023, 2022, and 2021.
Name and Principal Position (a)	Year (b)	Salary ($) (c)	Stock Awards ($)(1)(2) (e)	Non-Equity Incentive Plan Compensation ($)(3)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($)(4) (h)	All Other Compensation ($)(5) (i)	Total ($) (j)	Total Excluding Change in Pension Value and Non-Qualified Deferred Compensation Earnings(6)
Martin A. Kropelnicki Chairman, President & Chief Executive Officer	2023	1,050,005	1,225,666	1,449,000	1,062,525	69,556	4,856,752	3,794,227
	2022	1,047,120	980,523	1,281,000	0	42,886	3,351,529	3,351,529
	2021	901,872	988,682	1,206,000	$575,989	45,544	3,718,087	3,142,098
David B. Healey(7) Former Vice President, Chief Financial Officer	2023	289,564	0	113,505	382,362	28,451	813,882	431,520
Thomas F. Smegal(8) Former Vice President, Chief Financial Officer	2023	426,344	179,136	90,494	76,684	41,935	814,594	737,910
	2022	502,937	163,449	184,611	0	45,347	896,343	896,343
	2021	429,032	198,497	172,136	348,593	42,276	1,190,534	841,941
Paul G. Townsley(9) President, TWSC, Inc.	2023	367,266	179,136	151,871	707,116	145,348	1,550,737	843,621
	2022	448,616	163,449	164,700	0	135,503	912,267	912,267
	2021	378,245	192,777	151,795	745,224	40,350	1,508,391	763,167
Michael B. Luu(10) Senior Vice President, Corporate Services & Chief Risk Officer	2023	415,021	204,053	172,204	210,501	49,680	1,051,459	840,958
	2022	377,234	163,449	138,495	0	48,026	727,203	727,203
Ronald D. Webb(11) Vice President, Chief Human Resource Officer	2023	334,198	179,136	138,483	290,021	34,539	976,376	686,356
Shawn C. Bunting(12) Senior Vice President, General Counsel & Business Development	2023	329,235	149,354	138,000	102,395	97,260	816,244	713,848

(1)
Amounts reflect the full grant date fair value of RSAs and performance-based RSUs granted in the years shown, calculated in accordance with FASB Accounting Standards Codification (ASC) Topic 718, disregarding estimates for forfeitures and assuming target performance. Assumptions used in the calculation of these amounts are included in footnote 13 of Group’s annual report on Form 10-K, filed with the SEC on February 29, 2024.

(2)
For time-based RSAs and performance-based RSUs, the grant date fair value was determined using the closing share price of the Company’s common stock on the date of grant. The RSUs reported were calculated assuming 100% achievement of target of the respective pre-established performance metrics. The amounts reported are as follows:

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Name	RSA Grant Date Fair Value $	RSU Grant Date Fair Value at Target Achievement $	RSU Grant Date Fair Value at Maximum Achievement $
Mr. Kropelnicki	441,240	784,427	1,568,853
Mr. Healey	—	—	—
Mr. Smegal	70,712	108,424	216,849
Mr. Townsley	70,712	108,424	216,849
Mr. Luu	70,712	133,341	266,683
Mr. Webb	70,712	108,424	216,849
Mr. Bunting	58,954	90,400	180,800

(3)
Amounts in this column reflect the amount paid to each officer pursuant to the performance-based short-term at-risk compensation program for the applicable year.

(4)
Amounts in this column are the year-over-year, non-cash, changes in the actuarial present value of the accrued pension liability and do not represent actual cash compensation paid to any of the Named Executive Officers. Pension values are included in customer rates through a rate recovery mechanism and may fluctuate significantly from year-to- year depending on a number of factors including changes in the discount rate and other assumptions, changes in compensation, years of service, and vesting. Other than assuming retirement at the unreduced retirement age, all assumptions are consistent with those used in the Group’s financial statements and include amounts which the officers may not be entitled to receive due to vesting requirements consistent with the plans. For further information, see the “CEO Pay Overview,” “Basic and Supplemental Pension Plan Benefits,” and “Pension Benefits for Fiscal Year Ended 2023” sections of this Proxy Statement. Earnings on the non-qualified deferred compensation plan are noted on the Non-qualified Deferred Compensation Table for those officers participating in the plan. Earnings have been excluded from this table since earnings were not at above market or at preferential rates.

(5)
All other compensation for 2023 is comprised of 401(k) matching contributions made by the Group on behalf of the officer, the personal use of company-provided vehicles and associated insurance, supplemental medical reimbursement plan, and relocation benefits. The value of the 401(k) matching contributions made by the Group on behalf of the named executives was $19,800 of the listed executives except, Mr. Luu was $16,875 and Mr. Bunting was $19,754. The reported value attributable to personal use of company-provided cars are as follows: Mr. Kropelnicki, $29,956; Mr. Healey, $8,651; Mr. Smegal, $2,335; Mr. Townsley, $2,308; Mr. Luu, $13,005; Mr. Webb, $2,667; and Mr. Bunting, $5,356. The recorded cost for the supplemental medical plan was $18,600 of the listed executives except, Mr. Townsley, $11,472; Mr. Webb, $11,472, and Mr. Bunting $15,500. Additionally, the amount for Mr. Bunting includes moving expense totaling $55,634, Mr. Townsley includes relocation totaling $30,000 approved by the Organization and Compensation Committee. Mr. Townsley also had wages incurred with his retirement totaling $81,400 which is comprised of $54,267 for vacation payout, $9,044 for payout of unused floating holidays, and $18,089 in termination wages paid in accordance to the Company’s general termination policy as described in “Executive Severance Plan” of this Proxy Statement.

(6)
To show how year-over-year changes in pension value impact total compensation, as determined under SEC rules, we have included this column to show total compensation without pension value changes. The amounts reported in this column differ substantially from, and are not a substitute for, the amounts reported in the “Total” column.

(7)
Mr. Healey retired from the Company on December 31, 2022 as Vice President, Corporate Controller. On May 31, 2023 Mr. Healey returned from retirement and began serving as interim Vice President, Chief Financial Officer and Treasurer, remaining in this role through the end of fiscal 2023 and until James Lynch joined the Company on January 3, 2024. Mr. Healey then assumed the duties of Principal Financial Officer until the filing of the Company’s annual report for fiscal year 2023 on February 29, 2024. Since February 29, 2024, Mr. Healey has been providing part-time advisory services, as needed. Mr. Healey was not an NEO during the years 2022 and 2021.

(8)
Mr. Smegal served as Vice President, Chief Financial Officer and Treasurer from January 1, 2023 to May 31, 2023, and transitioned into Manager of Special Projects thereafter.

(9)
Mr. Townsley retired as Vice President, Business Development of the Company on May 1, 2023. On June 17, 2023, Mr. Townsley rejoined the Company as Manager of Special Projects and on January 1, 2024 began serving as President, TWSC, Inc.

(10)
Mr. Luu was not an NEO during the year 2021.

(11)
Mr. Webb was not an NEO during the years 2022 and 2021.

(12)
Mr. Bunting was not an NEO during the years 2022 and 2021.

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Grants of Plan-Based Awards for Fiscal Year Ended 2023

The table below sets forth certain information with respect to awards granted during the fiscal year ended December 31, 2023, to each of our NEOs.
		Estimated Payouts Under Non-Equity Incentive Plan Awards ($)(1)			Estimated Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#) (i)	Grant Date Fair Value of Stock and Options Awards ($) (l)
Name (a)	Grant Date (b)	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Martin A. Kropelnicki(3)	3/7/2023	378,000	1,050,000	2,100,000
	3/7/2023							7,956	441,240
	3/7/2023				5,375	14,144	28,288		784,426
David B. Healey(3)	3/7/2023
	3/7/2023
	3/7/2023
Thomas F. Smegal III(3)(4)	3/7/2023	23,607	65,575	131,150
	3/7/2023							1,275	70,712
	3/7/2023				743	1,955	3,910		108,424
Paul G. Townsley(3)(5)	3/7/2023	39,618	110,050	220,100
	3/7/2023							1,275	70,712
	3/7/2023				743	1,955	3,910		108,424
Michael B. Luu(3)(6)	3/7/2023	44,923	124,785	249,570
	3/7/2023							1,275	70,712
	3/7/2023				743	1,955	3,910		108,424
	6/1/2023				169	444	888		24,917
Ronald D. Webb(3)	3/7/2023	36,126	100,350	200,700
	3/7/2023							1,275	70,712
	3/7/2023				743	1,955	3,910		108,424
Shawn C. Bunting(3)	3/7/2023	36,000	100,000	200,000
	3/7/2023							1,275	70,712
	3/7/2023				619	1,630	3,260		90,400
(1)
The threshold, target, and maximum values reported are for the performance-based short-term at-risk compensation program.

(2)
The threshold, target, and maximum units reported are for the full RSU award for the 2023-2025 performance period.

(3)
The time-based RSAs granted to the officers on March 7, 2023, vest over three years, with one-third of the RSAs vesting on the first anniversary of the grant date and the remaining RSAs vesting in equal quarterly installments thereafter. The performance-based RSUs reported reflect the grant date fair value of the award.

(4)
The estimated payout under the non-equity incentive plan for Mr. Smegal was prorated to reflect time served as an executive officer in fiscal year ended 2023.

(5)
The estimated payout under the non-equity incentive plan for Mr. Townsley was prorated to reflect time served as an executive officer in fiscal year ended 2023.

(6)
Mr. Luu received a performance-based RSU grant on June 1, 2023 when promoted to senior vice president. The performance-based RSU reported reflects the grant date fair value of the award.

(7)
The estimated payout under the non-equity incentive plan for Mr. Bunting was prorated to reflect time served as an executive officer in fiscal year ended 2023.

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Outstanding Equity Awards at Fiscal Year Ended 2023

The following table provides information on unvested time-based RSAs and performance-based RSUs granted to the named executive officers that were outstanding on December 31, 2023.
	Stock Awards		Equity Incentive Plan Awards
Name (a)	Number of Shares or Units of Stock That Have Not Vested (#) (g)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1) (h)	Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Market Value of Unearned Shares, Units, or Other Rights That Have Not Vested ($)(1)
Martin A. Kropelnicki	536(2)	27,802	9,642(2)	500,131
	2,614(3)	135,588	11,109(3)	576,224
	7,956(4)	412,678	14,144(4)	733,649
David B. Healey	110(2)	5,706	1,249(2)(6)	64,786
	532(3)	27,595	540(3)(6)	28,010
Thomas F. Smegal III	110(2)	5,706	1,485(2)	77,027
	532(3)	27,595	1,619(3)	83,978
	1,275(4)	66,134	1,955(4)	101,406
Paul G. Townsley	110(2)	5,706	1,485(2)	77,027
	532(3)	27,595	1,619(3)	83,978
	1,275(4)	66,134	1,955(4)	101,406
Michael B. Luu	110(2)	5,706	1,485(2)	77,027
	532(3)	27,595	1,619(3)	83,978
	1,275(4)	66,134	1,955(4)	101,406
			444(5)	23,030
Ronald D. Webb	110(2)	5,706	1,485(2)	77,027
	532(3)	27,595	1,619(3)	83,978
	1,275(4)	66,134	1,955(4)	101,406
Shawn C. Bunting	1,063(4)	55,138	1,630(4)	85,548

(1)
The market value of the stock awards represents the product of the closing price for the Group’s common stock on the New York Stock Exchange as of December 29, 2023, which was $51.87, and the number of shares underlying each such award.

(2)
The time-based RSAs were granted on March 2, 2021, with 33.3% vesting on March 2, 2022, and the remaining 66.7% vesting ratably over 24 months. The performance-based RSUs are for performance periods 2021, 2022, and 2023 and vest on March 2, 2024.

(3)
The time-based RSAs were granted on March 1, 2022, with 33.3% vesting on March 1, 2023, and the remaining 66.7% vesting ratably over 24 months. The performance-based RSUs are for performance periods 2022, 2023, and 2024 and vest on March 1, 2025.

(4)
The time-based RSAs were granted on March 7, 2023, with 33.3% vesting on March 7, 2024, and the remaining 66.7% vesting ratably over 24 months. The performance-based RSUs are for performance periods 2023, 2024, and 2025 and vest on March 7, 2026.

(5)
The time-based RSAs were granted on June 1, 2023, with 33.3% vesting on March 7, 2024, and the remaining 66.7% vesting ratably over 24 months. The performance-based RSUs are for performance periods 2023, 2024, and 2025 and vest on March 7, 2026.

(6)
Awards were reflected at full grant value. Mr. Healey initially retired effective January 1, 2023 and grant value will be pro-rated at vesting.

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Option Exercises and Stock Vested for Fiscal Year Ended 2023

Name (a)	Number of Shares Acquired on Exercise (#) (b)	Value Realized on Exercise ($) (c)	Number of Shares Acquired on Vesting (#) (d)	Value Realized on Vesting ($) (e)
Martin A. Kropelnicki	—	—	22,406	1,259,147
David B. Healey	—	—	3770	211,343
Thomas F. Smegal III	—	—	3770	211,343
Paul G. Townsley	—	—	3770	211,343
Michael B. Luu	—	—	3770	211,343
Ronald D. Webb	—	—	3770	211,343
Shawn C. Bunting	—	—	—	—
Pension Benefits for Fiscal Year Ended 2023

The table below shows the present value of accumulated benefits payable to each NEO, including the number of years of service credited to each officer under the California Water Service Pension Plan (“Pension Plan”) and the SERP, each of which is described elsewhere in this Proxy Statement.
Name (a)	Plan Name (b)	Number of Years Credited Service (#)(1) (c)	Present Value of Accumulated Benefit ($)(2) (d)	Payments During Last Fiscal Year ($) (e)
Martin A. Kropelnicki(3)	California Water Service Pension Plan	17.80	1,356,454	—
	Supplemental Executive Retirement Plan	15.00	16,103,884	—
David B. Healey	California Water Service Pension Plan	14.50	845,138	58,699
	Supplemental Executive Retirement Plan	14.50	2,520,532	161,262
Thomas F. Smegal III(3)	California Water Service Pension Plan	26.67	1,788,914	—
	Supplemental Executive Retirement Plan	15.00	2,856,311	—
Paul G. Townsley	California Water Service Pension Plan	10.83	776,559	24,686
	Supplemental Executive Retirement Plan	10.83	3,154,754	123,769
Michael B. Luu(3)	California Water Service Pension Plan	23.60	837,476	—
	Supplemental Executive Retirement Plan	15.00	1,191,823	—
Ronald D. Webb	California Water Service Pension Plan	9.39	659,284	—
	Supplemental Executive Retirement Plan	9.39	1,851,616	—
Shawn C. Bunting	California Water Service Pension Plan	.84	55,892	—
	Supplemental Executive Retirement Plan	.84	46,503	—

(1)
Assumptions used in the calculation of the present value are included in footnote 12 of Group’s annual report on Form 10-K, filed with the SEC on February 29, 2024.

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(2)
Includes amounts the NEOs may not currently be entitled to receive because such amounts are not vested. Pension values may fluctuate significantly from year-to-year depending on a number of factors including changes in the discount rate, changes in mortality rates, changes in compensation, years of service, and vesting.

(3)
The maximum number of years of credited service under the SERP is 15 years. Mr. Kropelnicki, Mr. Smegal, and Mr. Luu have attained the maximum of 15 years of credited service.

The benefits under the SERP are obtained by applying similar benefit provisions of the Pension Plan, a tax-qualified plan, to all compensation included under the Pension Plan, without regard to these limits, reduced by benefits actually accrued under the Pension Plan. Under the SERP, all eligible officers are vested after five years of service as an officer and are eligible for the full benefit after 15 years of service and at age 65. SERP participants are eligible for early retirement starting at age 55 and would receive a reduced benefit of their monthly SERP benefit upon early retirement between the ages of 55 and 65, and further adjusted if service credited is less than 15 years. Under the Pension Plan, all eligible employees, including officers, are fully vested after 35 years of service. The SERP is structured such that benefits are paid to officers on a “pay as you go” basis.
The combined maximum benefit payout under the SERP and Pension Plan achievable by an officer is 60% of the average, eligible compensation paid over the previous 36 months prior to retirement, or three highest consecutive years, whichever is higher, excluding any equity compensation. For additional description of the SERP and Pension Plan, see “Basic and Supplemental Pension Plan Benefits (SERP)” in this Proxy Statement.
Non-Qualified Deferred Compensation for Fiscal Year Ended 2023

Name (a)	Executive Contributions in Last FY ($)(1) (b)	Aggregate Earnings in Last FY ($)(1) (d)	Aggregate Withdrawals/ Distributions ($) (e)	Aggregate Balance at Last FY ($)(2) (f)
Martin A. Kropelnicki	193,720	$0	$—	3,632,995
David B. Healey	—	—	—	—
Thomas F. Smegal III	—	—	—	—
Paul G. Townsley	19,038	0	(33,172)	518,195
Michael B. Luu	35,976	—	(32,120)	436,775
Ronald D. Webb	68,391	0	—	575,949
Shawn C. Bunting	—	0	—	0

(1)
All of the amounts reported under “Executive Contributions in Last FY” are included in the Summary Compensation Tables shown below. None of the amounts reported under “Aggregate Earnings in Last FY” are included in the Summary Compensation Table for 2023.

Name		Salary	Non-Equity Incentive Plan	Total
Mr. Kropelnicki	2023	$40,000		$40,000
	2022		$153,720	$153,720
Mr. Townsley	2023	19,038		19,038
	2022
Mr. Luu	2023	29,052		29,052
	2022		6,925	6,925
Mr. Webb	2023	33,420		33,420
	2022		34,971

(2)
The amounts reported under “Aggregate Balance at Last FY” that are included in the Summary Compensation Table in years prior to 2023 are as follows: Mr. Kropelnicki, $1,956,772; Mr. Townsley, $399,189, Mr. Luu, $279,679 and Mr. Webb, $416,118.

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The Deferred Compensation Plan provides specified benefits to a select group of management and highly compensated employees who contribute materially to the continued growth, development, and future business success of the Group. The Deferred Compensation Plan permits the Group’s officers and eligible employees to defer up to 50% of their base salary. In addition, officers can defer up to 100% of their short-term at-risk compensation. The Group does not make any contributions to the Deferred Compensation Plan. The Deferred Compensation Plan’s investment options are similar, but not identical, to the Group’s tax-qualified 401(k) plan and are funded by a Rabbi trust created for the funding of such benefits. Benefits under the Deferred Compensation Plan are payable by the Group upon separation from service with the Group, either in lump sum at separation, in monthly installments over five years following separation, or in lump sum or installments commencing five years following separation.
Transition Agreements and Severance Arrangements
None of our officers are party to an individual employment agreement. Additionally, our officers are not provided with single-trigger change-in-control benefits.
Consistent with the Group’s compensation philosophy, the Committee believes the interests of stockholders are best served if the interests of senior management are aligned with those of our stockholders. To this end, the Group provides change-in-control severance benefits to our officers under the Group’s Executive Severance Plan to reduce any reluctance of our officers to pursue or support potential change-in-control transactions that would be beneficial to our stockholders. The Group adopted the Executive Severance Plan in 1998, and its purpose is to promote the continued employment and dedication of our officers without distraction in the face of a potential change- in-control transaction. The Group’s Executive Severance Plan is described in further detail below.
In May 2023, Mr. Smegal and the Company entered into a transition agreement, pursuant to which Mr. Smegal ceased to serve as Vice President, Chief Financial Officer and Treasurer and changed position to Manager, Special Projects until the period, ending June 30, 2025. Mr. Smegal’s duties as Manager, Special Projects consist of performing project work, assisting with Company initiatives, advice, consultation, etc. up to twenty (20) hours per week. For the first year of the transition period, Mr. Smegal’s base salary will be $351,482. For the second year of the Transition Period, Mr. Smegal’s base salary will be $173,118. During the transition period, Mr. Smegal will continue to receive Company-provided employee benefits but will not participate in either the Company At-Risk-Pay Plan, the performance based short-term at-risk compensation program for Officers, or the long-term performance and time-based equity compensation program for Officers. However, any RSAs or RSUs previously awarded to Mr. Smegal will continue to vest during the Transition Period, as provided for in the applicable plan.
Executive Severance Plan
The Group adopted the Executive Severance Plan on December 16, 1998. The Executive Severance Plan provides that if within 24 months following a change-in-control of the Group, the officer’s employment is terminated by the Group for any reason other than good cause or by the officer for good reason (each, a qualifying reason), the Group will make a cash payment to the officer in an amount equal to three times the officer’s base salary on the date of the change-in-control or on the date the officer’s employment terminates, whichever is greater. The payments would be paid in three equal annual installments, commencing on the first of the month following the month in which the officer’s employment terminated, and payable thereafter on the anniversary of the initial payment date. Each officer will also receive a gross-up payment if the officer is required to pay an excise tax under section 4999 of the Internal Revenue Code. This provision for a tax gross-up has been a part of the Executive Severance Plan since its inception in 1998 and has not been modified since then.
Each officer’s entitlement to the severance payment is conditioned upon execution of a release agreement. Additionally, the officer forfeits the right to receive the severance payment if he or she violates the non-solicitation and confidentiality provisions of the Executive Severance Plan.
For purposes of the Executive Severance Plan, the term “change-in-control” means the occurrence of (i) any merger or consolidation of the Group in which the Group is not the surviving organization, a majority of the capital stock of which is not owned by the stockholders of the Group immediately prior to such merger or consolidation; (ii) a transfer of all or substantially all of the assets of the Group; (iii) any other corporate reorganization in which there is a change in ownership of the outstanding shares of the Group, wherein thirty percent (30%) or more of the outstanding shares of the Group are transferred to any person; (iv) the acquisition by or transfer to a person (including all affiliates or associates of such person) of beneficial ownership of capital stock of the Group, if after such acquisition or transfer such person (and their affiliates or associates) is entitled to exercise thirty percent (30%) or more of the outstanding voting power of all capital stock of the Group entitled to vote in elections of directors; or (v) the election to the Board of Directors of the Group of candidates who were not recommended for election by the Board of Directors of the Group in office immediately prior to the election, if such candidates constitute a majority of those elected in that particular election.
For purposes of the Executive Severance Plan, “good cause” exists if (i) the applicable officer engages in acts or omissions that result in substantial harm to the business or property of the Group, and that constitute dishonesty, intentional breach of fiduciary obligation, or intentional wrongdoing; or (ii) the applicable officer is convicted of a criminal violation involving fraud or dishonesty.
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For purposes of the Executive Severance Plan, “good reason” exists if, without the applicable officer’s consent, (i) there is a significant change in the nature or the scope of the applicable officer’s authority, or in his or her overall working environment; (ii) the applicable officer is assigned duties materially inconsistent with his or her present duties, responsibilities, and status; (iii) there is a reduction in the applicable officer’s rate of base salary or bonus; or (iv) the Group changes by 100 miles or more the principal location in which the applicable officer is required to perform services. Had a change-in-control occurred during fiscal year 2023 and had their employment been terminated on December 31, 2023, either without good cause or by the officer for good reason, the NEOs would have been eligible to receive the payments set forth in the table below.
In addition to the Executive Severance Plan, each officer is covered by the Group’s general termination policy. Under the termination policy, each non-union employee of the Group whose employment is terminated without cause is entitled to termination pay of either one week’s pay after completing two years of service or two weeks’ pay after completing five or more years of service, provided at least two weeks’ notice is given. In addition, all officers are entitled to a payout of six weeks of vacation time upon any termination of employment, to be paid in a lump sum at termination.
Each officer’s entitlement to the severance payment is conditional upon execution of a release agreement. Additionally, the officer forfeits the right to receive the severance payment if he or she violates the non-solicitation and confidentiality provisions of the Executive Severance Plan.
Potential Payments Upon Termination or Change-in-Control
The information below describes certain compensation that would have become payable pursuant to existing plans and contractual arrangements assuming a termination of employment or a change-in-control and termination of employment had occurred on December 31, 2023, given the officer’s compensation and service levels as of such date.
It is important to note that the amounts of compensation set forth in the table below are based on assumptions set forth above and do not predict the actual compensation that our NEOs would receive. Actual compensation received would be a function of a number of factors that are unknowable at this time, including: the date of the officer’s termination of employment; the officer’s base salary at the time of termination; and, because many elements of the compensation are performance-based pursuant to the Company’s compensation philosophy described in “Performance Goals and Performance” above, the future performance of the Company. Moreover, the restricted stock unit and restricted stock award valuation amounts in case of a change in control and termination of employment assume that these awards immediately accelerate, which is not the case in the absence of a change in control. Rather, RSUs and RSAs continue to vest over time and RSUs are subject to the same performance metrics that apply as if there had been no termination.
In addition to the benefits described below, upon any termination of employment, each of the officers would also be entitled to the benefits as described in the table of Pension Benefits for Fiscal Year 2023 and the amount shown in the column labeled “Aggregate Balance at Last FY” of the table of Non-qualified Deferred Compensation for Fiscal Year 2023 above.
Martin A. Kropelnicki	Compensation and Benefits	Termination of Employment without a Change-in-Control Severance Amount ($)	Retirement Severance ($)	Change-in- Control and Termination of Employment Severance Amount ($)
Cash Compensation	Cash Severance(1)	161,538	161,538	3,311,538
	ARP(2)	1,050,000	1,050,000	1,050,000
Long-Term Equity Compensation	RSUs(3)	—	837,747	1,810,004
	RSAs(4)	—	—	576,068
Benefits	Accrued Vacation	—	—	—
Total		1,211,538	2,049,285	6,747,610

(1)
This amount represents severance and termination wage benefits as described above in the section “Executive Severance Plan” in the Proxy Statement.

(2)
This amount assumes short-term at-risk compensation is paid at target achievement.

(3)
This amount assumes RSUs vest at target achievement and are valued at market value, the closing price for the Group’s common stock on the New York Stock Exchange as of December 29, 2023, which was $51.87.

(4)
This amount represents RSAs valued at market value, the closing price for the Group’s common stock on the New York Stock Exchange as of December 29, 2023, which was $51.87.

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David B. Healey	Compensation and Benefits	Termination of Employment without a Change-in-Control Severance Amount ($)	Retirement Severance ($)	Change-in- Control and Termination of Employment Severance Amount ($)
Cash Compensation	Cash Severance(1)	—	—	1,410,000
	ARP(2)	82,250	82,250	82,250
Long-Term Incentives	RSUs(3)	—	94,352	94,352
	RSAs(4)	—	—	33,301
Benefits	Accrued Vacation	—	—	—
Total		82,250	176,602	1,619,902

(1)
Mr. Healey received his cash severance and termination wages as described above under “Executive Severance Plan” in this Proxy Statement at the time of his retirement on December 31, 2022.

(2)
This amount assumes short-term at-risk compensation is paid at target achievement.

(3)
This amount assumes RSUs vest at target achievement and are valued at market value, the closing price for the Group’s common stock on the New York Stock Exchange as of December 29, 2023, which was $51.87.

(4)
This amount represents RSAs valued at market value, the closing price for the Group’s common stock on the New York Stock Exchange as of December 29, 2023, which was $51.87.

Thomas F. Smegal III	Compensation and Benefits	Termination of Employment without a Change-in-Control Severance Amount ($)	Retirement Severance ($)	Change-in- Control and Termination of Employment Severance Amount ($)
Cash Compensation	Cash Severance(1)	—	—	—
	ARP(2)	65,575	65,575	65,575
Long-Term Incentives	RSUs(3)	—	125,618	262,410
	RSAs(4)	—	—	99,435
Benefits	Accrued Vacation	16,222	16,222	16,222
Total		81,797	207,415	443,642

(1)
Mr. Smegal was ineligible for severance and termination wage benefits as described above in the section “Executive Severance Plan” as of December 31, 2023.

(2)
This amount assumes short-term at-risk compensation is paid at target achievement.

(3)
This amount assumes RSUs vest at target achievement and are valued at market value, the closing price for the Group’s common stock on the New York Stock Exchange as of December 29, 2023, which was $51.87.

(4)
This amount represents RSAs valued at market value, the closing price for the Group’s common stock on the New York Stock Exchange as of December 29, 2023, which was $51.87.

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Paul G. Townsley	Compensation and Benefits	Termination of Employment without a Change-in-Control Severance Amount ($)	Retirement Severance ($)	Change-in- Control and Termination of Employment Severance Amount ($)
Cash Compensation	Cash Severance(1)	—	—	—
	ST-ARP(2)	110,051	110,051	110,051
Long-Term Incentives	RSUs(3)	—	125,618	262,410
	RSAs(4)	—	—	99,435
Benefits	Accrued Vacation	—	—	—
Total		110,051	235,669	471,896

(1)
Mr. Townsley was ineligible for severance and termination wage benefits as described above in the section “Executive Severance Plan” as of December 31, 2023.

(2)
This amount assumes short-term at-risk compensation is paid at target achievement.

(3)
This amount assumes RSUs vest at target achievement and are valued at market value, the closing price for the Group’s common stock on the New York Stock Exchange as of December 29, 2023, which was $51.87.

(4)
This amount represents RSAs valued at market value, the closing price for the Group’s common stock on the New York Stock Exchange as of December 29, 2023, which was $51.87.

Michael B. Luu	Compensation and Benefits	Termination of Employment without a Change-in-Control Severance Amount ($)	Retirement Severance ($)	Change-in- Control and Termination of Employment Severance Amount ($)
Cash Compensation	Cash Severance(1)	66,031	66,031	1,353,631
	ST-ARP(2)	124,785	124,785	124,785
Long-Term Incentives	RSUs(3)	—	128,176	285,441
	RSAs(4)	—	—	99,435
Benefits	Accrued Vacation	87,491	87,491	87,491
Total		278,307	406,483	1,950,783

(1)
This amount represents severance and termination wage benefits as described above in the section “Executive Severance Plan” in the Proxy Statement.

(2)
This amount assumes short-term at-risk compensation is paid at target achievement.

(3)
This amount assumes RSUs vest at target achievement and are valued at market value, the closing price for the Group’s common stock on the New York Stock Exchange as of December 29, 2023, which was $51.87.

(4)
This amount represents RSAs valued at market value, the closing price for the Group’s common stock on the New York Stock Exchange as of December 29, 2023, which was $51.87.

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Ronald D. Webb	Compensation and Benefits	Termination of Employment without a Change-in-Control Severance Amount ($)	Retirement Severance ($)	Change-in- Control and Termination of Employment Severance Amount ($)
Cash Compensation	Cash Severance(1)	51,462	51,462	1,054,962
	ST-ARP(2)	100,350	100,350	100,350
Long-Term Incentives	RSUs(3)	—	125,618	262,410
	RSAs(4)	—	—	99,435
Benefits	Accrued Vacation	—	—	—
Total		151,812	277,430	1,517,157

(1)
This amount represents severance and termination wage benefits as described above in the section “Executive Severance Plan” in the Proxy Statement.

(2)
This amount assumes short-term at-risk compensation is paid at target achievement.

(3)
This amount assumes RSUs vest at target achievement and are valued at market value, the closing price for the Group’s common stock on the New York Stock Exchange as of December 29, 2023, which was $51.87.

(4)
This amount represents RSAs valued at market value, the closing price for the Group’s common stock on the New York Stock Exchange as of December 29, 2023, which was $51.87.

Shawn C. Bunting	Compensation and Benefits	Termination of Employment without a Change-in-Control Severance Amount ($)	Retirement Severance ($)	Change-in- Control and Termination of Employment Severance Amount ($)
Cash Compensation	Cash Severance(1)	46,154	46,154	1,246,154
	ST-ARP(2)	100,000	100,000	100,000
Long-Term Incentives	RSUs(3)	—	9,394	55,138
	RSAs(4)	—	—	84,548
Benefits	Accrued Vacation	—	—	—
Total		146,154	155,548	1,485,840

(1)
This amount represents severance and termination wage benefits as described above in the section “Executive Severance Plan” in the Proxy Statement.

(2)
This amount assumes short-term at-risk compensation is paid at target achievement.

(3)
This amount assumes RSUs vest at target achievement and are valued at market value, the closing price for the Group’s common stock on the New York Stock Exchange as of December 29, 2023, which was $51.87.

(4)
This amount represents RSAs valued at market value, the closing price for the Group’s common stock on the New York Stock Exchange as of December 29, 2023, which was $51.87.

2023 CEO Pay Ratio
In accordance with SEC rules, we are providing the ratio of the annual total compensation of our CEO to the annual total compensation of our median associate. In calculating this ratio, SEC rules allow companies to adopt a variety of methodologies, apply certain exclusions, and make reasonable estimates and assumptions reflecting their unique employee populations. Our reported pay ratio may not be comparable to that reported by other companies due to differences in industries, scope of operations, business models and scale, as well as the different estimates, assumptions, and methodologies applied by other companies in calculating their respective pay ratios.
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The pay ratio reported below is a reasonable estimate calculated in a manner consistent with SEC rules based on our payroll and employment records, and the methodology as described. For these purposes, we identified the median compensated employee by first including full-time, part-time, seasonal, and temporary employees, excluding the Chairman, President & CEO, for a total of 1,259 employees in the median compensation pool. We used actual salary and compensation paid in 2023, as reflected in our payroll records, excluding equity awards and bonus payments as these are not broadly distributed, to determine the median employee. We then calculated the median employee’s total compensation in accordance with SEC rules to determine the pay ratio. We did not annualize the compensation for any employee who did not work for the entire year. We identified our new median employee from our employee population as of December 31, 2023 based on our payroll records.
The 2023 annual total compensation of the median compensated of all our employees who were employed on December 31, 2023, other than our Chairman, President & CEO, was $182,866 inclusive of $65,025 of estimated non-cash present value pension changes. Mr. Kropelnicki’s 2023 annual total compensation was $4,856,752 inclusive of $1,062,525 of estimated change in present value of pension benefits. The ratio of these amounts was 1-to-27.
Measurement	Under SEC Rules	Excluding Change in Present Value of Pension Benefits
CEO Compensation	$4,856,752	$3,794,227
Median Employee Compensation	$182,866	$117,841
Ratio	1:27	1:32
Pay Versus Performance
As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between “compensation actually paid” to our Chairman, President & CEO and the average of the compensation actually paid to our other NEOs and certain financial performance of the Company. These amounts are calculated in accordance with applicable SEC rules, and do not reflect the actual amount of compensation earned by or paid to our named executive officers during each applicable year.
Providing compensation that attracts, retains, and motivates talented officers is our committed goal. Our compensation programs reward excellent job performance, identify exceptional leadership, and represent fair, reasonable, and competitive total compensation that aligns officers’ interests with the long-term interests of our stockholders and customers. Our executive compensation program is designed to link officer compensation to our overall short-term and long-term performance as measured by key operational and financial objectives incorporated in both long-term and short-term performance-based compensation programs. Please refer to the Compensation Discussion and Analysis section of this proxy statement for details regarding how the Organization & Compensation Committee links the compensation paid to our named executive officers to our corporate performance.
Year(1)	Summary Comp. Table for CEO	Comp. Actually Paid to CEO(2)	Average Summary Comp. Table Total for Non-CEO NEOs	Average Comp. Actually Paid to Non-CEO NEOs(2)	Value of Initial Fixed $100 Investment Based On:		Net Income ($M)	Budget to Actual Performance (EPS)(4)
					TSR	Peer Group TSR(3)
2023	$4,856,752	$3,689,961	$1,003,883	$704,548	$107.84	$105.53	$51.9	(52.1)%
2022	$3,351,529	$3,111,318	$820,950	$829,540	$123.71	$123.42	$96.0	(1.7)%
2021	$3,718,087	$4,495,501	$1,204,755	$1,050,610	$144.06	$144.46	$101.1	6.5%
2020	$3,776,856	$4,268,399	$901,550	$983,279	$106.68	$115.75	$96.8	21%

(1)
The CEO for all four reporting years was Martin Kropelnicki. The other NEOs in 2023 were Thomas Smegal III, David Healey, Paul Townsley, Shawn Bunting, Ronald Webb, and Michael Luu. The other NEOs in 2022 were Thomas Smegal III, Paul Townsley, Robert Kuta and Michael Luu. The other NEOs in the 2021 and 2020 reporting year were Thomas Smegal III, Paul Townsley, Robert Kuta and Lynne McGhee.

(2)
Amounts reported in this column are based on total compensation reported for our CEOs and the average of the total compensation of our other NEOs in the Summary Compensation Table for the indicated reporting year and adjusted as shown in the table below. Fair value of equity awards was computed in accordance with the Company’s methodology used for financial reporting purposes.

(3)
Amounts reported in this column represent returns on an initial $100 investment based on the Robert W. Baird Water Utility Index, which we chose as peer group for purposes of the PvP table.

California Water Service Group | 2024 Proxy Statement | 83

(4)
In accordance with SEC rules, the Group is required to include in the Pay versus Performance table the “most important” financial performance measure (as determined by the Company) used to link compensation actually paid to our CEO and other named executive officers to Company performance for the most recently completed fiscal year. The Group determined that the annual budget-to-actual performance of the Company meets this requirement. This performance measure compares the actual diluted earnings per share to the forecasted diluted earnings per share for the calendar year. The forecasted diluted earnings per share is adopted during the budget process by the Board of Directors each year at its January meeting. By adhering to budgets, management is able to demonstrate to the Board, stockholders and customers that the Company is effective at managing controllable costs and has the ability to efficiently execute its business plan.

Chairman, President & CEO Summary Compensation Table (SCT) Total to Compensation Actually Paid (CAP) Reconciliation
2023
Summary Compensation Table Reported Compensation	$4,856,752
Deduction for pension values reported in SCT for the covered year	$(1,062,525)
Increase for pension value attributable to current year’s service and any change in pension value attributable to plan amendments made in the covered year	$63,639
Deduction for grant date fair value of equity awards reported in “Stock Awards” column of the SCT for the covered year	$(1,225,666)
Increase for the fair value as of the end of the covered year of all equity awards granted during the covered year that are outstanding and unvested as of the end of such covered year	$1,244,147
Increase/(Deduction) for the change in fair value as of the end of the covered year of any equity awards granted in any prior year that are outstanding and unvested as of the end of such covered year	$(99,624)
Increase/(Deduction) for the change in fair value as of the vesting date of any equity awards granted in any prior year for which all applicable vesting conditions were satisfied during the covered year	$(99,553)
Increase for the dollar value of any dividends or other earnings paid on stock or option awards in the covered year prior to the vesting date that are not otherwise reflected in the fair value of such award	$12,790
Total Compensation Actually Paid	$3,689,961
Average Non-Chairman, President & CEO NEO SCT Total to CAP Reconciliation
2023
Summary Compensation Table Reported Compensation	$1,003,883
Deduction for pension values reported in SCT for the covered year	$(294,847)
Increase for pension value attributable to current year’s service and any change in pension value attributable to plan amendments made in the covered year	$37,375
Deduction for grant date fair value of equity awards reported in “Stock Awards” column of the SCT for the covered year	$(148,469)
Increase for the fair value as of the end of the covered year of all equity awards granted during the covered year that are outstanding and unvested as of the end of such covered year	$131,063
Increase/(Deduction) for the change in fair value as of the end of the covered year of any equity awards granted in any prior year that are outstanding and unvested as of the end of such covered year	$(11,899)
Increase/(Deduction) for the change in fair value as of the vesting date of any equity awards granted in any prior year for which all applicable vesting conditions were satisfied during the covered year	$(14,331)
Increase for the dollar value of any dividends or other earnings paid on stock or option awards in the covered year prior to the vesting date that are not otherwise reflected in the fair value of such award	$1,773
Total Compensation Actually Paid	$704,548
California Water Service Group | 2024 Proxy Statement | 84

Tabular List of Performance Metrics
The following are the most important financial performance measures (and non-financial performance measures), as determined by the Group, that link compensation actually paid to our NEOs to the Company’s performance for the most recently completed fiscal year.
Budget to Actual Performance (EPS)
Return on Equity for Stockholder Return
Growth in Stockholder’s Equity
Customer Service and Support
Emergency Preparedness and Safety
Infrastructure Improvement and Utility Plant Investment
Water Quality and Public Health
Compensation Actually Paid versus Total Shareholder Return (TSR), Net Income, and Budget to Actual Performance
The following graphs describe the relationship between compensation actually paid to our NEOs and the Company’s cumulative Total Shareholder Return, net income and budget to actual performance (EPS) for the indicated years. In addition, the first graph below compares the Company’s cumulative TSR and our peer group cumulative TSR.

Compensation Actually Paid vs. TSR
Compensation Actually Paid
TSR
$5,000,000
$4,500,000
$4,000,000
$3,500,000
$3,000,000
$2,500,000
$2,000,000
$1,500,000
$1,000,000
$500,000
$0
$160
$140
$120
$100
$80
$60
$40
$20
$0
$4,268,399
$4,495,501
$3,111,318
$3,689,961
$983,279
$1,050,610
$829,540
$704,548
$116
$107
$144
$144
$124
$123
$108
$106
2020
2021
2022
2023
Compensation Actually Paid to CEO
Average Compensation Actually Paid to Non-CEO
California Water Cumulative Total Shareholder Return
Peer Group Total Shareholder Return

California Water Service Group | 2024 Proxy Statement | 85

California Water Service Group | 2024 Proxy Statement | 86

Report of the Organization and Compensation Committee of the Board of Directors on Executive Compensation
The Organization and Compensation Committee of the Group’s Board of Directors has submitted the following report for inclusion in this Proxy Statement:
The Organization and Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis contained in this Proxy Statement with management. Based on our review of and the discussions with management with respect to the Compensation Discussion and Analysis, the Organization and Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and in the Group’s annual report on Form 10-K for the fiscal year ended December 31, 2023, for filing with the Securities and Exchange Commission.
The foregoing report is provided by the following directors, who constitute the Organization and Compensation Committee:
ORGANIZATION AND COMPENSATION COMMITTEE
Thomas M. Krummel, M.D., Committee Chair
Scott L. Morris
Lester A. Snow
Patricia K. Wagner
California Water Service Group | 2024 Proxy Statement | 87

Organization and Compensation Committee Interlocks and Insider Participation
The following directors were members of the Organization and Compensation Committee during the 2023 fiscal year: Thomas M. Krummel, M.D., Committee Chair, Terry P. Bayer, Scott L. Morris, and Lester A. Snow. No member of the Organization and Compensation Committee was an officer or employee of the Group or any of its subsidiaries during 2023, nor was any such member previously an officer of the Group or any of its subsidiaries. No member of the Organization and Compensation Committee had any material interest in a transaction of the Group or a business relationship with, in each case that would require disclosure under “Procedures for Approval of Related Person Transactions”, included elsewhere in this Proxy Statement.
None of the officers of the Group have served on the Board of Directors or on the Organization and Compensation Committee of any other entity, any of whose officers served either on the Board of Directors or on the Organization and Compensation Committee of the Group.
California Water Service Group | 2024 Proxy Statement | 88

Procedures for Approval of Related Person Transactions
It is our policy that all employees and Directors must avoid any activity that is in conflict with, or has the appearance of conflicting with, the Group’s business interests. This policy is included in the Code of Business Conduct and Ethics for Directors and the Business Code of Conduct for Employees. Transactions involving related persons are reviewed on a case-by-case basis and approved as appropriate. The Board’s Nominating/Corporate Governance Committee is responsible for review, approval, or ratification of  “related person transactions” involving the Group or its subsidiaries and related persons, as defined in SEC rules. Under SEC rules, a related person is a director, executive officer, nominee for director, or a greater than 5% stockholder of the Group at any time since the beginning of the previous fiscal year.
Potential related person transactions are brought to the attention of management and the Board in a number of ways. Each of our directors and executive officers is instructed and periodically reminded to inform the Corporate Secretary of any potential related person transactions. In addition, each director and officer completes a questionnaire on an annual basis designed to elicit information about any potential related person transactions.
Since the beginning of 2023, there were no related person transactions under the relevant standards.
California Water Service Group | 2024 Proxy Statement | 89

PROPOSAL NO. 2 — ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION
Our Board of Directors unanimously recommends that you vote “FOR” this proposal.
We are asking our stockholders to approve, on a non-binding, advisory basis, under Section 14A of the Exchange Act, the compensation of our NEOs as disclosed in this proxy statement. We have held a similar stockholder vote every year since 2014.
As described in the CD&A, our executive compensation program is designed with an emphasis on performance and is intended to closely align the interests of our NEOs with the interests of our stockholders and customers. We regularly review our executive compensation program with the goal that compensation is closely tied to aspects of our company’s performance that our NEOs can impact and that are likely to have an impact on stockholder value.
Our compensation program is also designed to balance long-term performance with shorter-term performance and to mitigate any risk that an officer would be incentivized to pursue good results with respect to a single performance measure, company segment, or area of responsibility to the detriment of our company as a whole.
In the CD&A, we also discuss why we believe the compensation of our NEOs for fiscal 2023 was appropriately aligned with our company’s performance during fiscal 2023. The CD&A also describes feedback we received regarding our executive compensation program during our stockholder outreach efforts, and is intended to provide additional clarity and transparency regarding the rationale for, and philosophy behind, our executive compensation program and practices. We urge you to carefully read the CD&A, the compensation tables, and the related narrative discussion in this proxy statement when deciding how to vote on this proposal.
The Group is asking stockholders to support the named executive officer compensation as described in this Proxy Statement. The Organization and Compensation Committee and the Board believe the policies and procedures articulated in the “Compensation Discussion and Analysis” are effective in achieving the Group’s goals and the compensation of the Group’s named executive officers reported in this Proxy Statement has supported and contributed to the Group’s success. Accordingly, the Group asks stockholders to vote “FOR” the following resolution at the 2023 Annual Meeting:
“RESOLVED, that the stockholders of California Water Service Group approve, on an advisory basis, the compensation paid to California Water Service Group’s named executive officers, as disclosed in this Proxy Statement pursuant to the SEC’s compensation disclosure rules, including the Compensation Discussion and Analysis, the compensation tables and related narrative discussion.”
This advisory resolution, commonly referred to as a “Say-on-Pay” resolution, is not binding upon the Group, the Organization and Compensation Committee, or the Board. However, the Board and the Organization and Compensation Committee, which is responsible for designing and administering the Group’s executive compensation programs, value the opinions expressed by stockholders in their vote on this proposal and will consider the outcome of the vote when making future compensation decisions for named executive officers. After consideration of the vote of stockholders at the 2023 Annual Meeting of Stockholders and other factors, the Board decided to hold advisory votes on the approval of executive compensation annually until the next advisory vote on frequency occurs. Unless the Board modifies its policy on the frequency of future advisory votes, the next such advisory vote will be held at the 2025 Annual Meeting.
Recommendation of the Board
Our Board of Directors unanimously recommends that you vote “FOR” this proposal.
California Water Service Group | 2024 Proxy Statement | 90

Report of the Audit Committee
The Audit Committee oversees the Group’s financial reporting process on behalf of the Board of Directors. The Audit Committee’s purpose and responsibilities are set forth in the Audit Committee charter. The current charter is available on the Group’s website at http://www.calwatergroup.com. The Audit Committee consists of four members, each of whom meet the New York Stock Exchange standards for independence and the Sarbanes-Oxley Act independence standards for Audit Committee membership, and all of the Audit Committee’s members meet the requirements of an Audit Committee financial expert. During 2023, the Audit Committee met four times.
The Group’s management has primary responsibility for preparing the Group’s financial statements and the overall reporting process, including the Group’s system of internal controls. Deloitte & Touche LLP, the Group’s independent registered public accounting firm, audited the financial statements prepared by the Group and expressed their opinion that the financial statements fairly present the Group’s financial position, results of operations, and cash flows in conformity with generally accepted accounting principles. Deloitte & Touche LLP also determined that the Group maintained, in all material respects, effective internal control over financial reporting as of December 31, 2023.
In connection with the December 31, 2023 financial statements, the Audit Committee:
(1)
Reviewed and discussed the audited financial statements with management and Deloitte & Touche LLP;

(2)
Discussed with Deloitte & Touche LLP the matters required to be discussed under applicable rules of the Public Company Accounting Oversight Board and the Securities and Exchange Commission;

(3)
Received from Deloitte & Touche LLP the written disclosures and the letter required by applicable rules of the Public Company Accounting Oversight Board regarding the firm’s communications with the Audit Committee concerning independence, and also discussed with Deloitte & Touche LLP the firm’s independence, and considered whether the firm’s provision of non-audit services and the fees and costs billed for those services are compatible with Deloitte & Touche LLP’s independence; and

(4)
Met privately with Deloitte & Touche LLP and the Group’s internal auditor, each of whom has unrestricted access to the Audit Committee, without management present, and discussed their evaluations of the Group’s internal controls and overall quality of the Group’s financial reporting and accounting principles used in preparation of the financial statements. The Committee also met privately with the Group’s Chairman, President & CEO, the CFO and the Controller, and the General Counsel to discuss the same matters.

Based upon these reviews and discussions, the Audit Committee recommended to the Board that the audited financial statements be included in the annual report on Form 10-K for the fiscal year ended December 31, 2023 to be filed with the Securities and Exchange Commission.
AUDIT COMMITTEE
Gregory E. Aliff, Committee Chair
Jeffrey Kightlinger
Charles R. Patton
Patricia K. Wagner
California Water Service Group | 2024 Proxy Statement | 91

Relationship with the Independent Registered Public Accounting Firm
The Audit Committee is directly responsible for the appointment, compensation, retention, and oversight of the Group’s independent registered public accounting firm. The Audit Committee evaluates the selection of the independent registered accounting firm each year. In addition, the Audit Committee considers the independence of the independent registered public accounting firm each year and periodically considers whether there should be a regular rotation of the independent registered public auditing firm. The Audit Committee also is involved in considering the selection of Deloitte & Touche LLP’s lead engagement partner when rotation is required.
Deloitte & Touche LLP has served as the Group’s independent auditor since fiscal year 2008. After careful consideration of a number of factors, including the length of time the firm has served in this role, the firm’s past performance, and an assessment of the firm’s qualifications and resources, the Audit Committee has selected Deloitte & Touche LLP to serve as the Group’s independent registered public accounting firm for the year ending December 31, 2024. The Committee’s selection of Deloitte & Touche LLP as the Group’s independent registered public accounting firm is being submitted for ratification by vote of the stockholders at this Annual Meeting.
The following table summarizes the audit fees billed and expected to be billed by Deloitte & Touche LLP, the Group’s independent registered public accounting firm, for the indicated fiscal years and the fees billed by Deloitte & Touche LLP for all other services rendered during the indicated fiscal years.
Category of Services	2022	2023
Audit Fees(1)	$2,322,469	$2,162,750
Audit-Related Fees(2)	269,877	163,803
Tax Fees	0	0
All Other Fees(3)	0	189,000
Total	$2,592,346	$2,515,553

(1)
Audit fees relate to audits of the Group’s annual financial statements, quarterly reviews of the Group’s interim financial statements and the audit of the effectiveness of internal control over financial reporting.

(2)
Audit-related fees related to comfort letters associated with Group’s at-the-market equity program.

(3)
The services comprising the fees disclosed under “All Other Fees” relate to supply chain strategy services.

The Audit Committee is responsible for overseeing audit fee negotiations associated with the retention of Deloitte & Touche LLP for the audit of the Group. Additionally, it is the policy of the Audit Committee, as set forth in its charter, to approve in advance all audit and permissible non-audit services to be provided by the independent registered public accounting firm, as well as related fees. Under applicable law, the Audit Committee may delegate preapproval authority to one or more of its members, and any fees preapproved in this manner must be reported to the Audit Committee at its next regularly scheduled meeting. All of the fees reported in the table above were pre-approved in accordance with these procedures.
California Water Service Group | 2024 Proxy Statement | 92

PROPOSAL NO. 3 — RATIFICATION OF SELECTION OF DELOITTE & TOUCHE LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2024
Our Board of Directors unanimously recommends that you vote “FOR” this proposal.
After consideration, and as a matter of good corporate governance, the Board is requesting stockholder ratification of Deloitte & Touche LLP as the independent registered public accounting firm, to audit the Group’s books, records, and accounts for the year ending December 31, 2024. The members of the Audit Committee and the Board believe that the continued retention of Deloitte & Touche LLP to serve as the Group’s independent registered public accounting firm is in the best interests of the Group and its stockholders. Following the recommendation of the Audit Committee, the Board recommends a vote “FOR” the adoption of this proposal. Representatives of Deloitte & Touche LLP are expected to be present at the meeting to answer appropriate questions from stockholders and will have an opportunity to make a statement if they desire to do so. If the stockholders do not ratify this appointment, the Audit Committee will reconsider the selection of the independent registered public accounting firm.
Recommendation of the Board
Our Board of Directors unanimously recommends that you vote “FOR” this proposal.
California Water Service Group | 2024 Proxy Statement | 93

PROPOSAL NO. 4 — APPROVE GROUP’S 2024 EQUITY INCENTIVE COMPENSATION PLAN
Our Board of Directors unanimously recommends that you vote “FOR” this proposal.
General
On April 2, 2024, the Board approved the Company’s 2024 Equity Incentive Plan (the “2024 Plan”) subject to stockholder approval. The approval by an affirmative vote of a majority of the votes cast on this proposal (either in person or by proxy) is required for adoption. The complete text of the 2024 Plan approved by the Board is attached as Appendix A to this proxy statement.
The Board believes that the adoption of the 2024 Plan is desirable because it will promote and closely align the interests of employees and non-employee directors of the Company and its shareholders by providing the ability for the Company to award stock-based compensation and other performance-based compensation.
The 2024 Plan is intended to serve as the successor to the Amended and Restated California Water Service Equity Incentive Plan (the “Prior Plan”), which Prior Plan terminated in November 2023 and is no longer available for future awards. Awards granted under the Prior Plan prior to the adoption of the 2024 Plan will remain in full force and effect and will remain subject to the terms of the Prior Plan.
If the 2024 Plan is approved by our stockholders, it will become effective on May 29, 2024 (the “Effective Date”).
The following is a summary of the principal terms of the 2024 Plan, as proposed. Because this is a summary, it may not contain all the information that may be considered important. Therefore, the Board encourages stockholders to read the full text of the 2024 Plan.
Key Features of the 2024 Plan
The 2024 Plan has a number of special terms and limitations, including:
•
the exercise price for stock options and stock appreciation rights granted under the 2024 Plan must equal or exceed the underlying stock’s fair market value, based on the closing price per share of the Company’s common stock, at the time the stock option or stock appreciation right is granted;

•
the 2024 Plan expressly states that stock options and stock appreciation rights granted under the plan may not be “repriced” without stockholder approval;

•
1,600,000 shares are proposed to be available for issuance under the 2024 Plan, which will be comprised of (i) 349,208 that were available, but never issued under the Prior Plan at the time of its termination and (ii) 1,250,792 new shares;

•
dividends or dividend equivalent rights that relate to awards subject to vesting will be subject to the same vesting conditions as the underlying award, provided that dividends or dividend equivalents will not be made available with respect to stock options and SARs;

•
clawback policy applicable to all awards under the 2024 Plan (time-based and performance-based);

•
no “evergreen” provision to automatically increase the number of shares issuable under the 2024 Plan;

•
the 2024 Plan does not provide for tax gross-ups on excise taxes resulting from excess parachute payments; and

•
stockholder approval is required for certain types of amendments to the 2024 Plan.

Information Regarding Grants Made under the Prior Plan
Potential Equity Dilution
Common Share Price. As of April 2, 2024, the closing price of a Common Share on the NYSE was $46.02.
Information on Outstanding Equity Awards; Overhang; Dilution. Overhang is equal to the number of equity awards outstanding plus the total number of Common Shares available for grant under the Prior Plan, divided by the sum of the total Common Shares outstanding,
California Water Service Group | 2024 Proxy Statement | 94

the number of equity awards outstanding and the total number of shares available for grant under the Prior Plan. Our overhang as of December 31, 2023 was 0.87%. If the 2024 Plan is approved, our overhang will be approximately 0.85%%. The 1,600,000 shares are proposed to be available for issuance under the 2024 Plan represent 2.77% of the Common Shares outstanding as of December 31, 2023.
Information regarding awards outstanding as of December 31, 2023 under the Prior Plan is summarized in the following table:
Award	Number Outstanding	Weighted Average Exercise Price	Weighted Average Remaining Term
Stock Options & SARs	0	Not applicable	Not applicable
Full Value Awards(1)	203,380	Not applicable	Not applicable
Total Overhang	0.87%	—	—
Shares Available for Grant	349,208	—	—

(1)
Full-value awards are awards other than stock options and SARs. These include RSAs, RSUs and PSUs. PSUs are included assuming the maximum level of performance.

Burn Rate. One means of evaluating the long-term dilution from equity compensation plans is to monitor the number of equity awards granted annually, commonly referred to as “burn rate.” As shown in the following table, the Company’s three-year average annual burn rate has been 0.15%.
Year	SAR Options Granted	Full-Value Shares Granted(1)	Total Granted	Weighted Average Number of Common Shares Outstanding	Burn Rates
2023	0	87,848	87,848	56,951,846	0.15%
2022	0	77,968	77,968	54,320,445	0.14%
2021	0	82,730	82,730	51,633,168	0.16%
Three-year average	0	82,849	82,849	54,301,820	0.15%

(1)
Full Value awards are awards other than stock options and SARS. These include RSUs and PSUs. PSUs are included assuming the target level of performance.

Stock Subject to the 2024 Plan
The aggregate number of common stock that can be issued under the 2024 Plan may not exceed 1,600,000 shares, plus the number of shares subject to any award outstanding under the Prior Plan as of the Effective Date that after the Effective Date are not issued because such award is forfeited, canceled, terminates, or otherwise lapses, or is settled in cash. The 2024 Plan provides that the following shares will again be available for issuance under the 2024 Plan:
•
stock awards that expire or otherwise terminate, in whole or in part, without having been exercised in full;

•
shares issued pursuant to an award that is forfeited to or repurchased by the Company, including, but not limited to, any repurchase or forfeiture caused by the failure to meet a contingency or condition required for the vesting of such shares, then such shares not issued, forfeited or repurchased by the Company; and

•
shares subject to an award (other than options or stock appreciation rights) that are not delivered because such shares are withheld for the payment of taxes or the award is exercised through a reduction of shares subject to the award.

Any shares of common stock that are withheld by the Company or tendered by a participant (1) as full or partial payment of withholding or other taxes owed by the participant related to an outstanding stock option or SAR or (2) as payment for the exercise or conversion price of a stock option, SAR or similar grant based on “spread value” under the 2024 Plan will not be counted towards determining the number of shares remaining available for delivery under the Plan.
The aggregate number of shares that may be issued pursuant to the exercise of incentive stock options granted under the 2024 Plan may not exceed 200,000 shares of common stock.
California Water Service Group | 2024 Proxy Statement | 95

Notwithstanding the foregoing, if there is any change in the stock subject to the 2024 Plan or subject to any award granted under the 2024 Plan, without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or otherwise), the 2024 Plan and awards outstanding under the plan will be appropriately adjusted as to the type of security and the maximum number of shares subject to such plan, the maximum number of shares which may be granted to an individual during any calendar year, and the type of security, number of shares and price per share of stock subject to such outstanding stock awards.
Eligibility
All of our employees and non-employee directors are eligible to receive awards under the 2024 Plan. Non-employee directors are not eligible to receive incentive stock options. As of March 31, 2024, approximately 1,269 employees (including executive officers), and 10 non-employee directors were eligible to participate in the 2024 Plan.
Administration
The 2024 Plan is administered by the Board. The Board has the power to construe and interpret the plan and, subject to the provisions of the plan, to determine the persons to whom and the dates on which awards will be granted, the number of shares to be subject to each award, the time or times during the term of each award within which all or a portion of the award may be exercised, the exercise price, the type of consideration and other terms of the award.
The Board is authorized to delegate administration of the 2024 Plan to a committee composed of one or more of its members. The Board also is authorized to delegate to one or more officers of the Company the authority to designate employees of the Company or its affiliates to whom stock awards will be granted (other than themselves), and to determine the number of shares to be subject to that award.
Awards
The 2024 Plan authorizes the grant and issuance of the following types of awards: stock options, stock appreciation rights, restricted stock purchase awards, restricted stock, restricted stock units and other stock awards.
Stock Option Awards
The following is a description of the permissible terms of options under the 2024 Plan. Individual option grants may be more restrictive as to any or all of the permissible terms described below:
Exercise Price; Payment: The exercise price of options under the 2024 Plan may not be less than 100% (110%, in the case of incentive stock options granted to employees deemed to own more than 10% of the outstanding voting power of the Company) of the fair market value of the common stock subject to the option on the date of the option grant. The exercise price of options granted under the 2024 Plan must be paid either in cash at the time the option is exercised or, unless otherwise determined by the Board, (i) by delivery of other shares of the ‘Company’s common stock, (ii) by a “net exercise” of the option, by which shares subject to exercise are withheld as payment for the exercise price, (iii) pursuant to a “cashless” exercise procedure under which the Company receives either cash or a check, or irrevocable instructions to pay from the proceeds of the sale of the option stock, the aggregate exercise price of the option, prior to the Company issuing the stock to the option holder or (iv) in any other form of legal consideration acceptable to the Board.
Exercise/Vesting: Options granted under the 2024 Plan may become exercisable (“vest”) in cumulative increments as determined by the Board. Such vesting typically is time-based or performance-based. The Board has the power to accelerate the time during which an option may be exercised. In addition, options granted under the 2024 Plan may permit exercise before vesting, but in that event the option holder may be required to enter into an early exercise stock purchase agreement that allows the Company to repurchase shares not yet vested at their exercise price should the option holder’s employment or relationship as a director of the Company or its affiliates terminate before vesting. Shares subject to repurchase by the Company under an early exercise stock purchase agreement may be subject to any restrictions on transfer that the Board deems appropriate.
Term: The maximum term of stock options under the 2024 Plan is generally 10 years. Options under the 2024 Plan generally terminate 30 days after termination of the option holder’s employment or relationship as a director of the Company or its affiliates, unless (i) such termination is due to the option holder’s death or permanent and total disability (as defined in the Code), or an immediate pension is payable to the option holder by the Company or any affiliate after such termination, in which case the option will terminate five years after such termination; or (ii) the option by its terms specifically provides otherwise. Individual options by their terms may provide for exercise within a longer or shorter period of time following termination of employment or other relationship.
No Repricing: Other than as required by the adjustment provisions in the 2024 Plan, at any time when the exercise price of an option is above the fair market value of the underlying share of common stock, the Board cannot, without stockholder approval, reduce the exercise price of such option and cannot exchange such option for a new award with a lower exercise price or for cash.
California Water Service Group | 2024 Proxy Statement | 96

Stock Appreciation Rights
Stock Appreciation Rights (SARs) granted under the 2024 Plan will be granted pursuant to a SAR Agreement which will be in such form and will contain such terms and conditions, including vesting terms and strike price, as the Board deems appropriate. Upon exercising a SAR, the participant is entitled to receive the amount by which the fair market value of the common stock at the time of exercise exceeds the exercise price of the SAR. The exercise price of a SAR will be specified in the award agreement and is subject to the same limitations as the exercise price of a stock option. This amount is payable only in common stock, and neither the Company or any affiliate can enter into an agreement providing for the purchase of such common stock. In the event that a participant’s service is terminated, such participant may exercise his or her SARs, but only to the extent then vested, within such period of time ending on the earlier of (a) the date thirty days following termination, or (b) the expiration of the terms of the SAR (which cannot exceed ten years from the date of grant). Similar to the restrictions on options, at any time when the strike price of a SAR is above the fair market value of the underlying share of common stock, the Board cannot, without stockholder approval, reduce the strike price of such SAR and cannot exchange such SAR for a new award with a lower strike price or for cash.
Restricted Stock Awards
Restricted stock awards (RSAs) granted under the 2024 Plan may be either in the form of a restricted stock purchase right, giving the participant a right to immediately purchase shares of common stock of the Company, or in the form of a “restricted stock award,” which is an award of shares, the grant, issuance, retention and/or vesting of which is subject to such performance and other conditions as are specified by the Board. The purchase price (if any) will be determined by the Board and may be less than the current fair market value of the common stock but not less than the par value of the stock. RSAs may be subject to vesting conditions based upon such time-based or performance-based requirements specified by the Board, and the shares acquired may not be transferred by the participant until vested. If RSA recipient’s employment or relationship as a director of the Company or its affiliates terminates, the Company may reacquire all of the shares of common stock issued to the recipient pursuant to a restricted stock award that have not vested as of the date of such termination. Participants holding restricted stock will be permitted to vote the shares.
The criteria upon which restricted stock is granted, issued, retained and/or vested may be based on standards of financial performance and/or personal performance evaluations as established by the Board.
Restricted Stock Unit Awards
A restricted stock unit (RSU) will be denominated in units equivalent to a number of shares of common stock and will represent a promise to pay the value of such units upon vesting, the grant, issuance, retention and/or vesting of which is subject to such performance and other conditions as are specified by the Board. RSUs may be payable in any legal form permitted by the Board in its discretion. RSUs will be granted subject to vesting conditions as determined by the Board, which may be time-based or performance-based. Participants have no voting rights or rights to receive cash dividends with respect to RSUs unless and until shares of common stock are issued in settlement of such awards. However, the Board may grant RSUs that entitle their holders to receive dividend equivalents, which are rights to receive additional restricted stock units for a number of shares of common stock whose value is equal to any cash dividends paid by the Company on its common stock. If a RSU recipient’s employment or relationship as a director of the Company or its affiliates terminates, any unvested portion of the RSU is forfeited upon the recipient’s termination of service.
The criteria upon which a RSU is granted, issued, retained and/or vested may be based on standards of financial performance and/or personal performance evaluations as established by the Board.
In general, dividend or dividend equivalents that relate to a restricted stock purchase award, restricted stock award, restricted stock unit award or other stock award will be subject to the same vesting conditions as the underlying award. For the avoidance of doubt, dividends or dividend equivalents will not be made available with respect to stock options and SARs.
Other Stock Awards
In addition to the awards listed above, the Board may grant other forms of stock awards valued in whole or in part by reference to, or otherwise based on, common stock, either alone or in addition to the awards listed above.
Acceleration
An award granted under the 2024 Plan may be subject to additional acceleration of vesting and exercisability upon or after a change in control (as defined in the 2024 Plan) as may be provided in an award agreement, or any other written agreement. If there is no such agreement governing the treatment of award granted under the 2024 Plan, then there will be no such acceleration.
In addition, the Board maintains the power to accelerate the time at which an award granted under the 2024 Plan may first be exercised or will vest.
California Water Service Group | 2024 Proxy Statement | 97

Forfeiture of Awards (Clawback)
The 2024 Plan provides that the Company may require forfeiture of awards or recoupment of awards already paid in the event that in the case of executive officers, the Company is required to prepare an accounting restatement due to the material noncompliance with any financial reporting requirement under federal securities laws, regardless of fault and consistent with the terms of our Incentive Compensation Clawback Policy as described in more detail in the section “Executive Compensation Recovery — Our Clawback Policy” in this Proxy Statement. In addition, the Board may impose such other clawback, recovery or recoupment provisions in an award agreement or policy as the Board determines necessary or appropriate, including a reacquisition right in respect of previously acquired shares of Common Stock or other cash or property upon the occurrence of misconduct. No recovery of compensation under such a clawback policy or recoupment right will be an event giving rise to a right to resign for “good reason” or be deemed a “constructive termination” (or any similar term) as such terms are used in any agreement between any participant and the Company.
Effect of Certain Corporate Events
In the event of a dissolution or liquidation of the Company, then all outstanding stock awards (other than awards consisting of vested common stock not subject to the Company’s right of repurchase) under the 2024 Plan will terminate if not exercised (if applicable) before such event. In the event of a specified type of merger or other corporate reorganization, any surviving corporation may either assume stock awards outstanding under the 2024 Plan or substitute similar stock awards for those outstanding under the 2024 Plan and such outstanding stock awards will continue in full force and effect. If any surviving corporation declines to assume or continue awards outstanding under the 2024 Plan, or to substitute similar awards, then (i) with respect to stock awards held by participants whose employment or relationship as a director of the Company or its affiliates has not terminated , the vesting of those stock awards (and, if applicable, the time at which those awards may be exercised) will be accelerated, and those awards will terminate if not exercised (if applicable) at or before such event, and (ii) with respect to any other stock awards, the vesting and exercisability (if applicable) of those awards will not accelerate (unless otherwise provided in the award agreement), and those awards will terminate if not exercised (if applicable) before such event. The acceleration of a stock award in the event of an acquisition or similar corporate event may be viewed as an anti-takeover provision, which may have the effect of discouraging a proposal to acquire or otherwise obtain control of the Company which may otherwise be beneficial to stockholders. Any acceleration of performance-based awards will take into account the actual performance of the Company through the date of any corporate transaction.
Payment of Withholding Taxes
To the extent provided for in an award agreement, the Company may in its discretion, satisfy any federal, state or local tax withholding obligation relating to an award under the 2024 Plan by any of the following means, which are in addition to the Company’s right to withhold from the participant’s compensation from the Company or by a combination of such means: (i) causing the participant to tender a cash payment; (ii) withholding shares of common stock from the shares of common stock issued or otherwise issuable to the participant in connection with the award; or (iii) by such other method as may be set forth in the award agreement.
Transferability of Awards
The terms governing the transferability of award granted under the 2024 Plan will be set forth in an award agreement. Notwithstanding the foregoing, incentive stock options and, to the extent not provided for otherwise in an award agreement, nonstatutory stock options are not transferable except by will or by the laws of descent and distribution.
Amendments and Termination
The Board may amend the 2024 Plan at any time or from time to time. However, no amendment will be effective unless approved by the Company’s stockholders, to the extent stockholder approval is necessary in order for the 2024 Plan to satisfy the requirements of the tax laws, securities laws, or the New York Stock Exchange’s listing requirements, as applicable. The Board may submit any other amendment to the 2024 Plan for stockholder approval.
The Board may terminate the 2024 Plan at any time or suspend the 2024 Plan from time to time, without stockholder approval. Unless sooner terminated, the 2024 Plan will automatically terminate on May 29, 2034.
Repricing Prohibited
Under the 2024 Plan, other than in connection with an adjustment in the Company’s capitalization, the Company will not, without shareholder approval, reduce the exercise price of a stock option or SAR and, at any time when the exercise price of a stock option or SAR is above the fair market value of a Common Share, the Company will not, without shareholder approval (except in the case of a change in control), exchange such stock option or SAR for a new award or for cash. However, the foregoing provision does not apply in connection with an adjustment involving a corporate transaction or event as provided in the 2024 Plan.
California Water Service Group | 2024 Proxy Statement | 98

U.S. Federal Income Tax Consequences
The following discussion of the U.S. federal income tax consequences of the 2024 Plan is intended to be a summary of applicable U.S. federal law as currently in effect. State and local tax consequences may differ and may be amended or interpreted differently during the term of the 2024 Plan or of stock options granted under the 2024 Plan. Because the U.S. federal income tax rules governing stock options and related payments are complex and subject to frequent change, optionees are advised to consult their tax advisors prior to exercise of stock options or dispositions of stock acquired pursuant to option exercise.
Federal Income Tax Consequences to the Company
Generally, to the extent that a recipient recognizes ordinary income, the Company will be entitled to a corresponding deduction provided that, among other things, the income meets the test of reasonableness, is an ordinary and necessary business expense, is not an “excess parachute payment” within the meaning of Code Section 280G and, together with other compensation paid certain “covered employees,” is below the $1,000,000 deduction limitation imposed by IRC Section 162(m). Compensation paid to a covered employee whether performance-based or not, will not be deductible to the extent such amounts exceed $1 million in any one year.
Incentive Stock Options
Incentive stock options under the 2024 Plan are intended to be eligible for the favorable federal income tax treatment accorded “incentive stock options” under the Code.
There are generally no federal income tax consequences to the participant or the Company by reason of the grant or exercise of an incentive stock option. However, the exercise of an incentive stock option may increase the participant’s alternative minimum tax liability, if any.
If a participant holds stock acquired through exercise of an incentive stock option for more than one year from the date on which the shares are transferred to the participant upon exercise of the option, and does not dispose of the stock within two years from the date on which the option is granted, any gain or loss on a disposition of such stock will be a long-term capital gain or loss.
Generally, if the participant disposes of the stock before the expiration of either of these holding periods (a “disqualifying disposition”), then at the time of disposition the participant will realize taxable ordinary income equal to the lesser of (i) the excess of the stock’s fair market value on the date of exercise over the exercise price, or (ii) the participant’s actual gain, if any, on the purchase and sale. Any additional gain or any loss upon the disqualifying disposition will be a capital gain or loss, which will be long-term or short-term depending on whether the stock was held for more than one year.
Nonstatutory Stock Options
Nonstatutory stock options awards granted under the 2024 Plan generally have the following federal income tax consequences:
•
There are no tax consequences to the participant or the Company by reason of the grant or vesting of a nonstatutory stock option. After exercise of a nonstatutory stock option, the participant normally will recognize taxable ordinary income equal to the excess, if any, of the stock’s fair market value on the acquisition date over the exercise price.

•
With respect to employees the Company is generally required to withhold from regular wages or supplemental wage payments an amount based on the ordinary income recognized.

•
Upon disposition of the stock acquired on exercise of a nonstatutory stock option, the participant will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon acquisition of the stock. Such gain or loss will be long-term if the stock was held for more than one year and short-term if it was held for one year or less.

Restricted Stock Awards
Restricted stock awards granted under the 2024 Plan generally have the following federal income tax consequences:
•
There are no tax consequences to the participant or the Company by reason of the grant. To the extent the stock is subject to certain types of vesting restrictions, the taxable event will be delayed until the vesting restrictions lapse, unless the participant elects to be taxed on receipt of the award. After vesting of an RSA or after exercise of a stock option, the participant normally will recognize taxable ordinary income equal to the excess, if any, of the stock’s fair market value on the acquisition date over the purchase price, if any.

•
With respect to employees the Company is generally required to withhold from regular wages or supplemental wage payments an amount based on the ordinary income recognized.

•
Upon disposition of the stock, the participant will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock, if any, plus any amount recognized as ordinary income upon acquisition (or vesting) of the stock. Such gain or loss will be long-term if the stock was held for more than one year and short-term if it was held for one year or less.

California Water Service Group | 2024 Proxy Statement | 99

Stock Appreciation Rights and Restricted Stock Units
There are no tax consequences to the participant or the Company by reason of the grant of a SAR or RSU. Upon exercise of the SAR or settlement of an RSU, the fair market value of the shares or cash (or combination of both) received by the participant is treated as compensation taxable as ordinary income to the participant in the year of such exercise. Generally, with respect to employees, the Company is required to withhold from the payment made on the RSU or on exercise of the SAR, or from regular wages or supplemental wage payments, an amount based on the ordinary income recognized.
Plan Term, Amendment and Termination
The 2024 Plan will have a term expiring on May 29, 2034, unless terminated earlier by the Board. Unless prohibited by applicable law or otherwise expressly provided in an award agreement or in the 2024 Plan, the Board may at any time and from time to time and in any respect amend, alter, suspend, discontinue or terminate the 2024 Plan. The Board may seek the approval of any amendment or modification by the company’s stockholders to the extent it deems necessary or advisable in its sole discretion. No amendment or modification of the 2024 Plan will adversely affect any outstanding award without the consent of the employee or the permitted transferee of the award.
New Plan Benefits
No awards will be granted under the 2024 Plan prior to approval by stockholders of the Company. All awards will be granted at the discretion of the Board, and, accordingly, are not yet determinable.
Vote Required
Approval of Proposal No. 4 requires the affirmative vote a majority of the shares present or represented by proxy and entitled to vote at the Annual Meeting. In addition, under the listing standards of the New York Stock Exchange, approval of Proposal No. 4 requires the affirmative vote of a majority of the votes cast.
Recommendation of the Board
Our Board of Directors unanimously recommends that you vote “FOR” this proposal.
California Water Service Group | 2024 Proxy Statement | 100

Other Matters
Stock Ownership of Management and Certain Beneficial Owners

Non-Employee Director and Executive Stock Ownership Guidelines
The Board of Directors requires non-employee directors to maintain a certain amount of stock ownership consistent with our stock ownership requirements. The requirements were adopted to promote a long-term perspective in managing the Group and to help align the interests of our stockholders, directors, and executive officers. A more complete description of the stock ownership requirements appears in the “Compensation Discussion and Analysis” section of this Proxy Statement.
The following table shows the common stock ownership of our current directors and nominees, the executive officers named in the 2023 Summary Compensation Table, and such directors and all of our executive officers as a group, as of April 2, 2024. All directors and executives have sole voting and investment power over their shares (or share such powers with their spouses).
Name	Common Stock Beneficially Owned(*)
Gregory E. Aliff, Director	17,647
Shawn C. Bunting, Executive Officer	860
Shelly M. Esque, Director	10,065
David B. Healey, Former Executive Officer	3,473
Jeffrey Kightlinger, Director	381
Martin A. Kropelnicki, Director and Executive Officer	120,765
Thomas M. Krummel, M.D., Director	26,093
Michael B. Luu, Executive Officer	19,790
Yvonne A. Maldonado, M.D., Director	4,564
Scott L. Morris, Director	7,139
Charles R. Patton, Director	1,067
Carol M. Pottenger, Director	11,116
Thomas F. Smegal III, Former Executive Officer	47,756
Lester A. Snow, Director	22,067
Paul G. Townsley, Executive Officer	32,661
Ronald D. Webb, Executive Officer	24,393
Patricia K. Wagner, Director	7,142
All current directors and executives as a group	424,225

*
To our knowledge, as of April 2, 2024, all directors and executives together beneficially owned an aggregate of approximately 1.0% of outstanding common shares. No one director or executive beneficially owns more than 1.0% of outstanding common shares.

Ownership of Largest Stockholders
As of December 31, 2023, our records and other information available from outside sources indicated that the following stockholders were the beneficial owner of more than 5% percent of the outstanding shares of our common stock.
The information below is as reported in filings made by third parties with the SEC. Based solely on the review of our stockholder records and public filings made by the third parties with the SEC, we are not aware of any other beneficial owners of more than 5% percent of the common stock.
California Water Service Group | 2024 Proxy Statement | 101

Beneficial Owner	Number of Shares of Common Stock	Percent of Class
BlackRock, Inc.(1) 50 Hudson Yards New York, NY 10001	10,687,783	18.5%
The Vanguard Group, Inc.(2) 100 Vanguard Blvd. Malvern, PA 19355	6,966,637	12.07%
State Street Corporation(3) 1 Congress Street, Suite 1 Boston, MA 02111	3,434,902	5.95%
T. Rowe Price Investment Management, Inc.(4) 101 E. Pratt Street Baltimore, MD 21201	2,908,537	5.0%

(1)
BlackRock, Inc. has sole voting power over 10,541,202 shares and sole investment power over all 10,687,783 shares, and no shared voting power or shared investment power as of December 31, 2023, as disclosed on Schedule 13G/A filed with the SEC on January 19, 2024.

(2)
The Vanguard Group, Inc. has sole voting power over 0 shares; sole investment power over 6,817,954 shares; shared voting power over 87,657 shares; and shared investment power over 148,683 shares as of December 29, 2023, as disclosed on Schedule 13G/A filed with the SEC on February 13, 2024.

(3)
State Street Corporation has shared voting power over 3.031,596 shares, shared investment power over 3,434,302 shares, and no sole voting power or sole investment power over any shares as of December 31, 2023, as disclosed on Schedule 13G/A filed with the SEC on January 29, 2024.

(4)
T. Rowe Price Investment Management, Inc. has sole voting power over 981,750 shares and sole investment power over all 2,908,537 shares, and no shared voting power or shared investment power as of December 31, 2023, as disclosed on Schedule 13G filed with the SEC on February 14, 2024.

Delinquent Section 16(a) Reports

Under Section 16(a) of the Exchange Act and SEC rules, our directors, executive officers and beneficial owners of more than 10% of any class of equity security are required to file periodic reports of their ownership, and changes in that ownership, with the SEC. Based solely on a review of the reports filed for fiscal year 2023 and related written representations, we believe that all Section 16(a) reports were filed on a timely basis, except for that the following were filed late due to an administrative error (i) one Form 4 to report one transaction with respect to Michelle Mortensen and (ii) one Form 4 to report one transaction with respect to Thomas Scanlon.
Adjournment

Notice of adjournment need not be given if the place, if any, and date and time thereof, and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting are announced at the Annual Meeting at which the adjournment is taken, displayed, during the time scheduled for the meeting, on the same electronic network used to enable stockholders and proxyholders to participate in the meeting by means of remote communication or set forth in the notice of meeting given in accordance with our bylaws. However, if the adjournment is for more than 30 days, or if a new record date is fixed for the adjourned Annual Meeting, a notice of the adjourned Annual Meeting will be given to each stockholder entitled to vote at the Annual Meeting. At adjourned annual meetings, any business may be transacted that might have been transacted at the original Annual Meeting.
Cost of Proxy Solicitation

The Group is soliciting proxies on behalf of the Board and will bear the entire cost of preparing, assembling, printing, and mailing this Proxy Statement, the proxies, and any additional materials that may be furnished by the Board to stockholders. The solicitation of proxies will be made by the use of the U.S. Postal Service and also may be made by telephone, or personally, by directors, officers, and regular employees of the Group, who will receive no extra compensation for such services. Morrow Sodali, LLC, 470 West Avenue, Stamford, CT 06902 was hired to assist in the distribution of proxy materials and solicitation of votes for a $10,000 fee, plus distribution expenses. The Group will reimburse brokerage houses and other custodians, nominees, and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to stockholders.
California Water Service Group | 2024 Proxy Statement | 102

Electronic Availability of Proxy Statement and Annual Report

As permitted by Securities and Exchange Commission rules, we are making this proxy statement and our annual report available to stockholders electronically via the Internet on the Company’s website at http://ir.calwatergroup.com. On April 17, 2024, we began mailing to our stockholders a notice containing instructions on how to access this proxy statement and our annual report and how to vote online. If you received that notice, you will not receive a printed copy of the proxy materials unless you request it by following the instructions for requesting such materials contained on the notice or set forth in the following paragraph. You can elect to receive future Proxy Materials by email, which will save us the cost of producing and mailing documents to you by enrolling at www.ProxyVote.com. If you choose to receive future Proxy Materials by email, you will receive an email with instructions containing a link to the website where those materials are available and where you can vote.
Other Matters

The Board is not aware of any other matters to come before the Annual Meeting. If any other matters should be brought before the Annual Meeting or any adjournment or postponement thereof, upon which a vote properly may be taken, the proxy holders will vote in their discretion.
The report of the Organization and Compensation Committee, and the report of the Audit Committee, are not to be considered as incorporated by reference into any other filings that the Group makes with the SEC under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended. These portions of this Proxy Statement are not a part of any of those filings unless otherwise stated in those filings.
Stockholders Sharing an Address

The SEC allows the Group to deliver a single proxy statement and annual report to an address shared by two or more of our stockholders. This delivery method, referred to as “householding,” can result in significant cost savings for the Group. In order to take advantage of this opportunity, banks and brokerage firms that hold shares for stockholders who are the beneficial owners, but not the record holders, of the Group’s shares, have delivered only one proxy statement and annual report to multiple stockholders who share an address, unless one or more of the stockholders has provided contrary instructions. For stockholders who are the record holders of the Group’s shares, the Group may follow a similar process absent contrary instructions. The Group will deliver promptly, upon written or oral request, a separate copy of the proxy statement and annual report to a stockholder at a shared address to which a single copy of the documents was delivered. A stockholder who wishes to receive a separate copy of the proxy statement and annual report, now or in the future, may obtain one, without charge, by addressing a request to the Corporate Secretary, California Water Service Group, 1720 North First Street, San Jose, California 95112-4508 or calling (408) 367-8200. Stockholders of record sharing an address who are receiving multiple copies of proxy materials and annual reports and wish to receive a single copy of such materials in the future should submit their request by contacting the Group in the same manner. If you are the beneficial owner, but not the record holder, of the Group’s shares and wish to receive only one copy of the proxy statement and annual report in the future, you will need to contact your broker, bank, or other nominee to request that only a single copy of each document be mailed to all stockholders at the shared address in the future.
Copies of Annual Report on Form 10-K

The Group, upon written request, will furnish to record and beneficial holders of its common stock, free of charge, a copy of its Annual Report on Form 10-K (including financial statements and schedules, but without exhibits) for fiscal year 2023. Copies of exhibits to Form 10-K also will be furnished upon request for a payment of a fee of  $0.50 per page. All requests should be directed to the Corporate Secretary, California Water Service Group, 1720 North First Street, San Jose, California 95112-4508.
Electronic copies of the Group’s Form 10-K, including exhibits and this Proxy Statement, will be available on the Group’s website at http://www.calwatergroup.com.
Disclaimer Regarding Website

The information contained on the Group’s website, including the Environmental, Social, and Governance Report, is not to be deemed included or incorporated by reference into this Proxy Statement.
California Water Service Group | 2024 Proxy Statement | 103

FREQUENTLY ASKED QUESTIONS
What am I voting on?

•
Election of the eleven directors named in the Proxy Statement to serve until the 2025 Annual Meeting;

•
An advisory vote to approve executive compensation;

•
Ratification of the selection of Deloitte & Touche LLP as the Group’s independent registered public accounting firm for 2024; and

•
Approval of the Group’s 2024 Equity Incentive Plan.

Who may attend the Annual Meeting?

Any stockholders of the Group as of the record date may attend.
How can I attend the Annual Meeting?

This year, we plan to hold the Annual Meeting online through an audio webcast. This format will enable stockholders to attend the meeting and participate from any location, at minimal cost. You will be able to attend the Annual Meeting online at www.virtualshareholdermeeting.com/CWT2024. You will also be able to vote your shares online at the Annual Meeting (see below).
If you are the record holder, to participate in the Annual Meeting, you will need the control number included on your proxy card. If your shares are held through a stockbroker or another nominee, and your voting instruction form indicates that you may vote those shares through www.proxyvote.com, then you may participate in the Annual Meeting with the access code indicated on that voting instruction form. Otherwise, stockholders who hold their shares through a stockbroker or another nominee should contact their broker or nominee (preferably at least five days before the Annual Meeting) and obtain a “legal proxy” in order to be able to participate in the Annual Meeting, or voting instruction card (if your shares are held through a stockbroker or another nominee).
We encourage you to access the Annual Meeting 15 minutes prior to the start time and allow ample time to log in to the meeting webcast and test your computer audio system.
Additional information regarding the rules and procedures for participating in the Annual Meeting will be set forth in our meeting rules of conduct, which stockholders can view during the meeting at the meeting website.
How can I ask questions at the Annual Meeting?

Stockholders may submit questions live during the Annual Meeting at www.virtualshareholdermeeting.com/CWT2023.
The Group is committed to transparency. All questions received during the Annual Meeting that comply with the meeting rules of conduct, and the Group’s responses, will be posted to our Investor Relations website at http://ir.calwatergroup.com/ reasonably promptly after the Annual Meeting. Personal details may be omitted for data protection purposes. If we receive substantially similar questions, we may group these questions together and provide a single response to avoid repetition.
What if during the check-in time or during the meeting I have technical difficulties or trouble accessing the meeting website?

The technical support telephone number will be posted on the Virtual Shareholder Meeting login page, www.virtualshareholdermeeting.com/CWT2024. If you encounter any difficulties, please call the number and speak to a technical support representative.
California Water Service Group | 2024 Proxy Statement | 104

Who is entitled to vote?

Stockholders of record on the record date are entitled to vote. The Board has fixed the close of business on April 2, 2024 as the record date (Record Date) for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting.
How many votes do I get?

Each share of common stock is entitled to one vote.
What constitutes a quorum?

A majority of the shares of common stock outstanding and entitled to vote at the Annual Meeting present or represented by persons holding valid proxies constitutes a quorum. If you submit a valid proxy card, your shares will be considered in determining whether a quorum is present.
Without a quorum, no business may be transacted at the Annual Meeting. However, in the absence of a quorum, a majority of the voting power of those present at the Annual Meeting may adjourn the Annual Meeting to another date, time, and place.
At the Record Date, there were 57,754,106 shares of our common stock outstanding and entitled to vote at the Annual Meeting.
How are the directors elected?

Our bylaws provide for a majority voting standard for the election of directors in uncontested elections. Under this majority voting standard, each director must be elected by the affirmative vote of a majority of the votes cast with respect to the director. A majority of the votes cast means that the number of votes cast “FOR” a nominee for director exceeds the number of votes cast “AGAINST” that nominee for director. In accordance with our director resignation policy, the Nominating/Corporate Governance Committee has established procedures that require an incumbent nominee for director who does not receive the required votes for re-election to tender his or her resignation offer to the Nominating/Corporate Governance Committee. The Nominating/Corporate Governance Committee will recommend to the Board whether to accept or reject the offer, or whether other action should be taken. The Board will act on the Nominating/Corporate Governance Committee’s recommendation within 90 days after certification of the election results. We will promptly publicly disclose the Board’s decision regarding the resignation offer, including the rationale for rejecting the resignation offer, if applicable.
How do I vote?

If you are a stockholder of record (that is, you hold your shares in your own name), you may vote in advance of the Annual Meeting online, by telephone or, by mail, or you may vote online during the Annual Meeting. Different rules apply if your stockbroker or another nominee holds your shares for you (see below).
You may vote online.	You may vote by telephone.	You may vote by mail.

You do this by following the “Vote
by Internet” instructions on the
proxy card. If you vote online, you
do not have to mail in your proxy
card.
Even if you plan to attend the
Annual Meeting online, we
recommend that you vote your
shares prior to the meeting so that
your vote will be counted if you later
decide not to attend.

You do this by following the “Vote
by Phone” instructions on the proxy
card. If you vote by telephone, you
do not have to mail in your proxy
card. You must have a touch-tone
phone to vote by telephone.

You do this by signing the proxy card
and mailing it in the enclosed,
prepaid, and addressed envelope. If
you mark your voting instructions on
the proxy card, your shares will be
voted as you instruct.
If you return a signed card but do
not provide voting instructions, your
shares will be voted in accordance
with the Board’s recommendations
set forth in this proxy statement.

California Water Service Group | 2024 Proxy Statement | 105

What if I change my mind after I return my proxy?

You may revoke your proxy and/or change your vote at any time before the polls close at the Annual Meeting. You may do this by:
•
Signing another proxy with a later date;

•
Voting online or by telephone by the applicable deadline (your latest online or telephone proxy is counted);

•
Voting online during the Annual Meeting; or

•
Notifying the Corporate Secretary, in writing, that you wish to revoke your previous proxy. We must receive your notice prior to the vote at the Annual Meeting.

Will my shares be voted if I do not return my proxy?

If you are a stockholder of record, and you do not return your proxy, your shares will not be voted unless you attend the Annual Meeting and vote online during the meeting.
How do I vote if my shares are held by my stockbroker (or other nominee)?

If your shares are held by a stockbroker (or other nominee), you may vote your shares without participating in the Annual Meeting, or online during the Annual Meeting if you choose to attend.
You will receive a voting instruction card with information about how to instruct your stockbroker to vote your shares. If you do not provide instructions, then your stockbroker, under certain circumstances, may vote your shares.
Specifically, stockbrokers have authority to vote your uninstructed shares on certain “routine” matters. Whether a proposal is considered routine or non-routine is subject to stock exchange regulations and final determination by the stock exchange. For “non- routine” matters, no votes will be cast on your behalf if you do not instruct your stockbroker on how to vote. If you wish to change the voting instructions that you gave to your stockbroker, you must ask your stockbroker how to do so.
If you do not give your stockbroker voting instructions, your stockbroker may either:
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Proceed to vote your shares on routine matters and refrain from voting on non-routine matters (“broker non-votes”); or

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Leave your shares entirely unvoted (and we are aware that some stockbrokers are choosing to leave shares entirely unvoted even on routine matters).

Broker non-votes will count towards the quorum. We encourage you to provide your voting instructions to your stockbroker. This ensures that your shares will be voted at the Annual Meeting.
What is the voting requirement to approve each of the proposals?

Proposal	Vote Required
Proposal No. 1 — Election of 11 directors	Majority of Votes Cast
Proposal No. 2 — Advisory vote to approve executive compensation	Majority of Shares Present in Person or Represented by Proxy and Entitled to Vote on the Matter
Proposal No. 3 — Ratify the selection of Deloitte & Touche LLP as the Group’s independent registered public accounting firm for 2024	Majority of Shares Present in Person or Represented by Proxy and Entitled to Vote on the Matter
Proposal No. 4 — Approval of the Group’s 2024 Equity Incentive Plan	Majority of Shares Present in Person or Represented by Proxy and Entitled to Vote on the Matter
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How are broker non-votes and abstentions treated?

Broker non-votes and abstentions are counted for purposes of determining whether a quorum is present. Only “FOR” and “AGAINST” votes are counted for purposes of determining the votes received in connection with the proposal relating to the election of directors (Proposal No. 1), and therefore broker non-votes, if any, and abstentions have no effect on that proposal. With respect to Proposal Nos. 2, 3, and 4 broker non-votes, if any, have no effect on the outcome, and abstentions have the effect of a vote “AGAINST.”
Who will count the vote?

Representatives of Broadridge Financial Services, Proxy Services, will serve as the inspector of elections and count the votes.
What does it mean if I receive more than one proxy card?

It means that you have multiple accounts at the transfer agent and/or with stockbrokers. Please sign and return all proxy cards to ensure that all your shares are voted.
What is the deadline for submitting stockholder proposals for inclusion in the Group’s proxy materials for next year’s Annual Meeting?

Any proposals that stockholders intend to submit for inclusion in next year’s Group proxy materials must be received by the Corporate Secretary of the Group by the close of business (5:00 p.m. Pacific Time) on December 18, 2024. A proposal, together with any supporting statement, may not exceed 500 words and must comply with other requirements of Rule 14a-8 under the Securities Exchange Act of 1934. Please submit the proposal to the Corporate Secretary, California Water Service Group, 1720 North First Street, San Jose, California 95112-4508. The submission of a stockholder proposal does not guarantee that it will be included in the proxy statement.
How can a stockholder propose a nominee for the Board or other business for consideration at a stockholders’ meeting?

Stockholders who are entitled to vote at a stockholders’ meeting may propose a nominee for the Board or other business for consideration at a meeting without seeking to have the matter included in the proxy materials for the Annual Meeting pursuant to Rule 14a-8. The bylaws contain the requirements for doing so (including the timing and information required under Rule 14a-19 of the Exchange Act). The bylaws are posted on the Group’s website at http://www.calwatergroup.com. Physical copies of these documents are also available upon request to the Corporate Secretary, California Water Service Group, 1720 North First Street, San Jose, CA 95112-4508. Briefly, a stockholder must give timely prior notice of the matter to the Group. The notice must be received by the Corporate Secretary at the Group’s principal place of business no less than 90 days before and no more than 120 days before the first anniversary of the prior year’s Annual Meeting. For the 2025 Annual Meeting, to be timely, notice must be received by the Corporate Secretary not later than the close of business (5:00 p.m. Pacific Time) between January 29, 2025 and February 28, 2025. If we change the date of the Annual Meeting by more than 30 days before or more than 60 days after the date of the previous meeting, notice is due not less than 90 days nor more than 120 days before the Annual Meeting or the 10th day after we publicly announce the holding of the Annual Meeting. If the Group’s Corporate Secretary receives notice of a matter after the applicable deadline, the notice will be considered untimely. In that case, or where notice is timely but the stockholder fails to satisfy the requirements of Rule 14a-4 under the Securities Exchange of 1934, the persons named as proxies may exercise their discretion in voting with respect to the matter when and if it is raised at the Annual Meeting.
The bylaws specify what the notice must contain. Stockholders must comply with applicable law with respect to matters submitted in accordance with the bylaws. The bylaws do not affect any stockholder’s right to request inclusion of proposals in the Group’s Proxy Statement under Rule 14a-8. We reserve the right to reject, rule out of order or take other appropriate action with respect to any nomination or proposal that does not comply with these and other applicable requirements.
California Water Service Group | 2024 Proxy Statement | 107

How can a stockholder or other interested parties contact the independent directors, the director who chairs the Board’s executive sessions, or the full Board?

Stockholders or other interested parties may address inquiries to any of the Group’s directors, to the lead director (who chairs the Board’s executive sessions), or to the full Board, by email to stockholdercommunication@calwater.com or by writing to them in care of the Corporate Secretary, California Water Service Group, 1720 North First Street, San Jose, California 95112-4508. All such communications are sent directly to the intended recipient(s).
Where and when will I be able to find the results of the voting?

Preliminary results will be announced at the Annual Meeting. We will publish the final results in a current report on Form 8-K to be filed with the Securities and Exchange Commission (“SEC”) within four business days of the Annual Meeting.
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Appendix A: 2024 Equity Incentive Plan
As adopted on April 2, 2024
1.   Purposes.
(a)   Eligible Stock Award Recipients. The persons eligible to receive Stock Awards are Employees and Directors.
(b)   Available Stock Awards. The Plan provides for the grant of the following Stock Awards: (i) Incentive Stock Options, (ii) Nonstatutory Stock Options, (iii) Stock Appreciation Rights, (iv) Restricted Stock Purchase Awards, (v) Restricted Stock Awards, (vi) Restricted Stock Unit Awards, and (vii) Other Stock Awards.
(c)   General Purpose. The Company, by means of the Plan, seeks to secure and retain the services of the group of persons eligible to receive Stock Awards, to provide incentives for such persons to exert maximum efforts for the success of the Company and its Affiliates and to provide a means by which eligible recipients of Stock Awards may be given an opportunity to benefit from increases in the value of the Common Stock.
2.   Definitions.
(a)   “Affiliate” means (i) a member of a controlled group of corporations of which the Company is a member or (ii) any corporation, or unincorporated trade or business in which the Company has an ownership interest of at least 25% of the equity value of the entity. For this purpose, a “controlled group of corporations” means a controlled group of corporations as defined in Section 1563(a) of the Code determined without regard to Section 1563(a)(4) and (e)(3)(C) of the Code.
(b)   “Board” means the Board of Directors of the Company.
(c)   “Capitalization Adjustment” has the meaning ascribed to that term in Section 12(a).
(d)   “Change in Control” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:
(i)   any Exchange Act Person becomes the Owner, directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding securities other than by virtue of a merger, consolidation or similar transaction. Notwithstanding the foregoing, a Change in Control will not be deemed to occur (A) on account of the acquisition of securities of the Company by an investor, any affiliate thereof or any other Exchange Act Person from the Company in a transaction or series of related transactions the primary purpose of which is to obtain financing for the Company through the issuance of equity securities or (B) solely because the level of Ownership held by any Exchange Act Person (the “Subject Person”) exceeds the designated percentage threshold of the outstanding voting securities as a result of a repurchase or other acquisition of voting securities by the Company reducing the number of shares outstanding, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of voting securities by the Company, and after such share acquisition, the Subject Person becomes the Owner of any additional voting securities that, assuming the repurchase or other acquisition had not occurred, increases the percentage of the then outstanding voting securities Owned by the Subject Person over the designated percentage threshold, then a Change in Control will be deemed to occur;
(ii)   there is consummated a merger, consolidation or similar transaction involving (directly or indirectly) the Company and, immediately after the consummation of such merger, consolidation or similar transaction, the stockholders of the Company immediately prior thereto do not Own, directly or indirectly, either (A) outstanding voting securities representing more than 50% of the combined outstanding voting power of the surviving Entity in such merger, consolidation or similar transaction or (B) more than 50% of the combined outstanding voting power of the parent of the surviving Entity in such merger, consolidation or similar transaction, in each case in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such transaction;
(iii)   there is consummated a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries, other than a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries to an Entity, more than 50% of the combined voting power of the voting securities of which are Owned by stockholders of the Company in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such sale, lease, license or other disposition; or
(iv)   individuals who, on the date this Plan is adopted by the Board, are members of the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the members of the Board; provided, however, that if the appointment or election (or nomination for election) of any new Board member was approved or recommended by a majority vote of the members of the Incumbent Board then still in office, such new member will, for purposes of this Plan, be considered as a member of the Incumbent Board.

Notwithstanding the foregoing or any other provision of this Plan, the definition of Change in Control (or any analogous term) in an individual written agreement between the Company or any Affiliate and the Participant will supersede the foregoing definition with respect to Stock Awards subject to such agreement (it being understood, however, that if no definition of Change in Control or any analogous term is set forth in such an individual written agreement, the foregoing definition will apply).
(e)   “Code” means the Internal Revenue Code of 1986, as amended.
(f)   “Committee” means a committee of one or more members of the Board appointed by the Board in accordance with Section 3(c).
(g)   “Common Stock” means the common stock of the Company.
(h)   “Company” means California Water Service Group, a Delaware corporation.
(i)   “Continuous Service” means that the Participant’s service with the Company or an Affiliate, whether as an Employee or Director, is not interrupted or terminated. A change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee or Director or a change in the entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s service with the Company or an Affiliate, will not terminate a Participant’s Continuous Service. For example, a change in status from an Employee of the Company to a Director will not constitute an interruption of Continuous Service. The Board or the chief executive officer of the Company, in that party’s discretion, may determine whether Continuous Service will be considered interrupted in the case of any leave of absence approved by that party, including sick leave, military leave or any other personal leave. Notwithstanding the foregoing, a leave of absence will be treated as Continuous Service for purposes of vesting in a Stock Award only to such extent as may be provided in the Company’s leave of absence policy or in the written terms of the Participant’s leave of absence.
(j)   “Corporate Transaction” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:
(i)   a sale or other disposition of all or substantially all, as determined by the Board in its discretion, of the consolidated assets of the Company and its Subsidiaries;
(ii)   a sale or other disposition of at least 90% of the outstanding securities of the Company;
(iii)   a merger, consolidation or similar transaction following which the Company is not the surviving corporation; or
(iv)   a merger, consolidation or similar transaction following which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger, consolidation or similar transaction are converted or exchanged by virtue of the merger, consolidation or similar transaction into other property, whether in the form of securities, cash or otherwise.
(k)   “Director” means a member of the Board.
(l)   “Disability” means the permanent and total disability of a person within the meaning of Section 22(e)(3) of the Code. “Employee” means any person employed by the Company or an Affiliate. However, service solely as a Director, or payment of a fee for such services, will not cause a Director to be considered an “Employee” for purposes of the Plan.
(m)   “Entity” means a corporation, partnership or other entity.
(n)   “Exchange Act” means the Securities Exchange Act of 1934, as amended.
(o)   “Exchange Act Person” means any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act), except that “Exchange Act Person” will not include (i) the Company or any Subsidiary of the Company, (ii) any employee benefit plan of the Company or any Subsidiary of the Company or any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary of the Company, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) an Entity Owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their Ownership of stock of the Company.
(p)   “Fair Market Value” means, as of any date, the value of the Common Stock determined as follows:
(i)   Unless otherwise determined by the Board, if the Common Stock is listed on any established stock exchange or traded on the New York Stock Exchange, the Fair Market Value of a share of Common Stock will be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange (or the exchange or market with the greatest volume of trading in the Common Stock) on the last market trading day prior to the day of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable.
(ii)   In the absence of such markets for the Common Stock, the Fair Market Value shall be determined by the Board in good faith.

(q)   “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.
(r)   “Non-Employee Director” means a Director who either (i) is not a current Employee or Officer of the Company or an Affiliate, does not receive compensation, either directly or indirectly, from the Company or an Affiliate for services rendered as a consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act (“Regulation S-K”)), does not possess an interest in any other transaction for which disclosure would be required under Item 404(a) of Regulation S-K, and is not engaged in a business relationship for which disclosure would be required pursuant to Item 404(b) of Regulation S-K; or (ii) is otherwise considered a “non-employee director” for purposes of Rule 16b-3.
(s)   “Nonstatutory Stock Option” means an Option not intended to qualify as an Incentive Stock Option.
(t)   “Normal Retirement” means termination of a Participant’s Continuous Service with an immediate pension benefit being paid by the Company or an Affiliate.
(u)   “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.
(v)   “Option” means an option to purchase shares of Common Stock granted pursuant to the Plan.
(w)   “Option Agreement” means a written agreement between the Company and an Optionholder evidencing the terms and conditions of an Option grant. Each Option Agreement is subject to the terms and conditions of the Plan.
(x)   “Optionholder” means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.
(y)   “Other Stock Award” means an award based in whole or in part by reference to the Common Stock which is granted pursuant to the terms and conditions of Section 7(e).
(z)   “Other Stock Award Agreement” means a written agreement between the Company and a holder of an Other Stock Award evidencing the terms and conditions of an individual Other Stock Award grant. Each Other Stock Award Agreement shall be subject to the terms and conditions of the Plan.
(aa)   “Own,” “Owned,” “Owner,” “Ownership” means a person or Entity is deemed to “Own,” to have “Owned,” to be the “Owner” of, or to have acquired “Ownership” of securities if such person or Entity, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares voting power, which includes the power to vote or to direct the voting, with respect to such securities.
(bb)   “Participant” means a person to whom a Stock Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Stock Award.
(cc)   “Plan” means this California Water Service Group 2024 Equity Incentive Plan.
(dd)   “Prior Plan” means the Amended and Restated Equity Incentive Plan of the California Water Service Group.
(ee)   “Restricted Stock Award” means an award of shares of Common Stock which is granted pursuant to the terms and conditions of Section 7(c).
(ff)   “Restricted Stock Award Agreement” means a written agreement between the Company and a holder of a Restricted Stock Award evidencing the terms and conditions of a Restricted Stock Award grant. Each Restricted Stock Award Agreement is subject to the terms and conditions of the Plan.
(gg)   “Restricted Stock Purchase Award” means an award of shares of Common Stock which is granted pursuant to the terms and conditions of Section 7(b).
(hh)   “Restricted Stock Purchase Award Agreement” means a written agreement between the Company and a holder of a Restricted Stock Purchase Award evidencing the terms and conditions of a Restricted Stock Purchase Award grant. Each Restricted Stock Purchase Award Agreement is subject to the terms and conditions of the Plan.
(ii)   “Restricted Stock Unit Award” means a right to receive shares of Common Stock which is granted pursuant to the terms and conditions of Section 7(d).
(jj)   “Restricted Stock Unit Award Agreement” means a written agreement between the Company and a holder of a Restricted Stock Unit Award evidencing the terms and conditions of a Restricted Stock Unit Award grant. Each Restricted Stock Unit Award Agreement is subject to the terms and conditions of the Plan.

(kk)   “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.
(ll)   “Securities Act” means the Securities Act of 1933, as amended.
(mm)   “Spread Value” means, with respect to a share of Common Stock subject to an award, an amount equal to the excess of the Fair Market Value, on the date such value is determined, over the award’s exercise or strike price, if any.
(nn)   “Stock Appreciation Right” means a right to receive the appreciation of Common Stock that is granted pursuant to the terms and conditions of Section 7(a).
(oo)   “Stock Appreciation Right Agreement” means a written agreement between the Company and a holder of a Stock Appreciation terms and conditions of a Stock Appreciation Right grant. Each Stock Appreciation Right Agreement is subject to the terms and conditions of the Plan.
(pp)   “Stock Award” means any right granted under the Plan, including an Option, a Stock Appreciation Right, a Restricted Stock Purchase Award, a Restricted Stock Award, a Restricted Stock Unit Award or any Other Stock Award.
(qq)   “Stock Award Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of a Stock Award grant. Each Stock Award Agreement is subject to the terms and conditions of the Plan.
(rr)   “Subsidiary” means, with respect to the Company, (i) any corporation of which more than 50% of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, stock of any other class or classes of such corporation has or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, Owned by the Company, and (ii) any partnership in which the Company has a direct or indirect interest (whether in the form of voting or participation in profits or capital contribution) of more than 50%.
(ss)   “Ten Percent Stockholder” means a person who Owns (or is deemed to Own pursuant to Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of any of its Affiliates.
3.   Administration.
(a)   Administration by Board. The Board shall administer the Plan unless and until the Board delegates administration of the Plan to a Committee, as provided in Section 3(c).
(b)   Powers of Board. The Board has the power, subject to, and within the limitations of, the express provisions of the Plan:
(i)   To determine from time to time which of the persons eligible under the Plan will be granted Stock Awards; when and how each Stock Award will be granted; what type or combination of types of Stock Award will be granted; the provisions of each Stock Award granted (which need not be identical), including the time or times when a person will be permitted to receive Common Stock pursuant to a Stock Award; and the number of shares of Common Stock with respect to which a Stock Award will be granted to each such person.
(ii)   To construe and interpret the Plan and Stock Awards granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Stock Award Agreement, in a manner and to the extent it deems necessary or expedient to make the Plan fully effective.
(iii)   To amend the Plan or a Stock Award as provided in Section 13.
(iv)   To terminate or suspend the Plan as provided in Section 14.
(v)   Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company and that are not in conflict with the provisions of the Plan.
(vi)   To adopt such procedures and sub-plans as are necessary or appropriate to permit participation in the Plan by Employees who are foreign nationals or employed outside the United States.
(c)   Delegation to Committee.
(i)   General. The Board may delegate some or all of the administration of the Plan to a Committee or Committees of one or more members of the Board, and the term “Committee” will apply to any person or persons to whom such authority has been delegated. If administration is delegated to a Committee, the Committee will have, in connection with the administration of the Plan, the powers theretofore possessed by the Board that have been delegated to the Committee, including the power to delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board will thereafter be to the Committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may retain the authority to concurrently administer the Plan with the Committee and may, at any time, revest in the Board some or all of the powers previously delegated.

(ii)   Rule 16b-3 Compliance. In the discretion of the Board, the Committee may consist solely of two or more Non-Employee Directors, in accordance with Rule 16b-3. In addition, the Board or the Committee, in its discretion, may delegate to a committee of one or more members of the Board who need not be Non-Employee Directors the authority to grant Stock Awards to eligible persons who are not then subject to Section 16 of the Exchange Act.
(d)   Delegation to an Officer. The Board may delegate to one or more Officers of the Company the authority to do one or both of the following: (i) designate Employees of the Company or any of its Subsidiaries to be recipients of Stock Awards and (ii) determine the number of shares of Common Stock to be subject to such Stock Awards; provided, however, that the Board resolutions regarding such delegation will specify the total number of shares of Common Stock that may be subject to the Stock Awards granted by such Officer and that such Officer may not grant a Stock Award to himself or herself or to any person then subject to Section 16 of the Exchange Act. Notwithstanding anything to the contrary in this Section 3(d), the Board may not delegate to an Officer authority to determine the Fair Market Value of the Common Stock pursuant to Section 2(r)(ii) above.
(e)   Effect of Board’s Decision. All determinations, interpretations and constructions made by the Board in good faith will not be subject to review by any person and will be final, binding and conclusive on all persons.
4.   Shares Subject To The Plan.
(a)   Share Reserve. Subject to the provisions of Section 12(a) relating to Capitalization Adjustments, the shares of Common Stock that may be issued pursuant to Stock Awards will not exceed in the aggregate 1,600,000 shares of Common Stock, plus the number of shares of Common Stock subject to any award outstanding under the Prior Plan as of the Effective Date that after the Effective Date are not issued because such award is forfeited, canceled, terminates, expires or otherwise lapses without being exercised (to the extent applicable), or is settled in cash.
(b)   Reversion of Shares to the Share Reserve. If any Stock Award for any reason expires or otherwise terminates, in whole or in part, without having been exercised in full, or if any shares of Common Stock issued to a Participant pursuant to a Stock Award are forfeited to or repurchased by the Company, including, but not limited to, any repurchase or forfeiture caused by the failure to meet a contingency or condition required for the vesting of such shares, then the shares of Common Stock not issued under such Stock Award, or forfeited to or repurchased by the Company, will revert to and again become available for issuance under the Plan. If any shares subject to a Stock Award are not delivered to a Participant because such shares are withheld for the payment of taxes or the Stock Award is exercised through a reduction of shares subject to the Stock Award (i.e., “net exercised”), the number of shares that are not delivered to the Participant will remain available for issuance under the Plan. If the exercise price of any Stock Award is satisfied by tendering shares of Common Stock held by the Participant (either by actual delivery or attestation), then the number of shares so tendered will remain available for issuance under the Plan. For purposes of qualification under Section 422 of the Code, notwithstanding anything to the contrary in this Section 4(b) and subject to the provisions of Section 12(a) relating to Capitalization Adjustments, the aggregate maximum number of shares of Common Stock that may be issued as Incentive Stock Options will be 200,000 shares of Common Stock. Further, any shares of Common Stock that are withheld by the Company or tendered by a Participant (1) as full or partial payment of withholding or other taxes owed by the Participant related to an outstanding Option or Stock Appreciation Right or (2) as payment for the exercise or conversion price of an Option, Stock Appreciation Right or similar grant based on Spread Value under the Plan will be deemed distributed for purposes of determining the maximum number of shares remaining available for delivery under the Plan.
(c)   Source of Shares. The shares of Common Stock subject to the Plan may be unissued shares or reacquired shares, bought on the market or otherwise.
5.   Eligibility.
(a)   Eligibility for Specific Stock Awards. Incentive Stock Options may be granted only to Employees. Stock Awards other than Incentive Stock Options may be granted to Employees and Directors.
(b)   Ten Percent Stockholders. A Ten Percent Stockholder will not be granted an Incentive Stock Option unless the exercise price of such Option is at least 110% of the Fair Market Value of the Common Stock on the date of grant and the Option is not exercisable after the expiration of five years from the date of grant.
(c)   Director Awards. The aggregate dollar value of equity-based (based on the grant date fair market value of Stock Awards) and cash compensation granted under this Plan or otherwise during any calendar year to any non-employee Director shall not exceed $600,000; provided, however, that in the calendar year in which a non-employee Director first joins the Board or during any calendar year in which a non-employee director is designated as Chairman of the Board, the maximum aggregate dollar value of equity-based and cash compensation granted to the non-employee Director may be up to $900,000.
6.   Option Provisions. Each Option will be in such form and will contain such terms and conditions as the Board deems appropriate. All Options will be separately designated Incentive Stock Options or Nonstatutory Stock Options at the time of grant, and, if certificates are issued, a separate certificate or certificates will be issued for shares of Common Stock on exercise of each type of Option. The provisions of separate Options need not be identical, but each Option will include (through incorporation of provisions hereof by reference in the Option or otherwise) the substance of each of the following provisions:

(a)   Term. The Board shall determine the term of an Option; provided, however that, subject to the provisions of Section 5(b) regarding Incentive Stock Options granted to Ten Percent Stockholders, no Option will be exercisable after the expiration of 10 years from the date on which it was granted.
(b)   Exercise Price of an Option. Subject to the provisions of Section 5(b) regarding Ten Percent Stockholders, the exercise price of each Option will be not less than 100% of the Fair Market Value of the Common Stock subject to the Option on the date the Option is granted. Notwithstanding the foregoing, an Option may be granted with an exercise price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) of the Code.
(c)   Consideration. The purchase price of Common Stock acquired pursuant to an Option will be paid, to the extent permitted by applicable law, either (i) in cash at the time the Option is exercised or (ii) unless the Board determines otherwise(1) by delivery to the Company (either by actual delivery or attestation) of other Common Stock at the time the Option is exercised, (2) by a “net exercise” of the Option (as further described below), (3) pursuant to a program developed in conformity with Regulation T as promulgated by the Governors of the Federal Reserve System that, prior to the issuance of Common Stock, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds or (4) in any other form of legal consideration that may be acceptable to the Board. Unless otherwise specifically provided in the Option, the purchase price of Common Stock acquired pursuant to an Option that is paid by delivery to the Company of other Common Stock acquired, directly or indirectly from the Company, will be paid only by shares of the Common Stock of the Company that have been held for more than six months (or such longer or shorter period of time required to avoid a charge to earnings for financial accounting purposes). At any time that the Company is incorporated in Delaware, payment of the Common Stock’s “par value,” as defined in the Delaware General Corporation Law, will not be made by deferred payment.
In the case of a “net exercise” of an Option, the Company will not require a payment of the exercise price of the Option from the Participant but will reduce the number of shares of Common Stock issued upon the exercise by the largest number of whole shares that has a Fair Market Value that does not exceed the aggregate exercise price. With respect to any remaining balance of the aggregate exercise price, the Company will accept a cash payment from the Participant. Shares of Common Stock will no longer be outstanding under an Option (and will therefore not thereafter be exercisable) following the exercise of such Option to the extent of (i) shares used to pay the exercise price of an Option under the “net exercise”, (ii) shares actually delivered to the Participant as a result of such exercise and (iii) shares withheld for purposes of tax withholding.
(d)   No Repricing. Other than in connection with Capitalization Adjustments (as described in Section 12(a)), at any time when the exercise price of an Option is above the Fair Market value of a share of Common Stock, the Board shall not, without stockholder approval, reduce the exercise price of such Option and shall not exchange such Option for a new Stock Award with a lower (or no) exercise price of for cash.
(e)   Transferability of an Incentive Stock Option. An Incentive Stock Option is not transferable except by will or by the laws of descent and distribution and is exercisable during the lifetime of the Optionholder only by the Optionholder. Notwithstanding the foregoing, the Optionholder may, by delivering written notice to the Company, in a form provided by or otherwise satisfactory to the Company, designate a third party who, in the event of the death of the Optionholder, will thereafter be entitled to exercise the Option.
(f)   Transferability of a Nonstatutory Stock Option. A Nonstatutory Stock Option is transferable to the extent provided in the Option Agreement. If the Nonstatutory Stock Option does not provide for transferability, then the Nonstatutory Stock Option is not transferable except by will or by the laws of descent and distribution and is exercisable during the lifetime of the Optionholder only by the Optionholder. Notwithstanding the foregoing, the Optionholder may, by delivering written notice to the Company, in a form provided by or otherwise satisfactory to the Company, designate a third party who, in the event of the death of the Optionholder, will thereafter be entitled to exercise the Option.
(g)   Vesting Generally. The total number of shares of Common Stock subject to an Option may vest and therefore become exercisable in periodic installments that may be equal. The Option may be subject to such other terms and conditions on the time or times when it may be exercised (which may be based on performance or other criteria) as the Board may deem appropriate. The vesting provisions of individual Options may vary. The provisions of this Section 6(g) are subject to any Option provisions governing the minimum number of shares of Common Stock as to which an Option may be exercised.
(h)   Termination of Continuous Service. In the event that an Optionholder’s Continuous Service terminates (for reasons other than the Optionholder’s death, Disability or Normal Retirement), the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination of Continuous Service) but only within such period of time ending on the earlier of (i) the expiration of the term of the Option as set forth in the Option Agreement or (ii) the date 30 days following the termination of the Optionholder’s Continuous Service (or such longer or shorter period specified in the Option Agreement). If, after termination of Continuous Service, the Optionholder does not exercise his or her Option within the time specified herein or in the Option Agreement (as applicable), the Option will terminate.

(i)   Extension of Termination Date. An Optionholder’s Option Agreement may provide that if the exercise of the Option following the termination of the Optionholder’s Continuous Service (for reasons other than the Optionholder’s death, Disability or Normal Retirement) would be prohibited at any time solely because the issuance of shares of Common Stock would violate the registration requirements under the Securities Act, then the Option will terminate on the earlier of (i) the expiration of the term of the Option set forth in the Option Agreement or (ii) the expiration of a period of three months after the termination of the Optionholder’s Continuous Service during which the exercise of the Option would not be in violation of such registration requirements.
(j)   Death, Disability or Normal Retirement of Optionholder. In the event that an Optionholder’s Continuous Service terminates as a result of the Optionholder’s Disability, death, or Normal Retirement, the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination of Continuous Service), but only within such period of time ending on the earlier of (i) the expiration of the term of the Option as set forth in the Option Agreement or (ii) the date five years following such termination of Continuous Service (or such longer or shorter period specified in the Option Agreement). If, after termination of Continuous Service, the Optionholder does not exercise his or her Option within the time specified herein or in the Option Agreement (as applicable), the Option will terminate.
(k)   Early Exercise. The Option may include a provision whereby the Optionholder may elect at any time before the Optionholder’s Continuous Service terminates to exercise the Option as to any part or all of the shares of Common Stock subject to the Option prior to the full vesting of the Option. Any unvested shares of Common Stock so purchased may be subject to a repurchase option in favor of the Company or to any other restriction the Board determines to be appropriate. The Company will not be required to exercise its repurchase option until at least six months (or such longer or shorter period of time required to avoid a charge to earnings for financial accounting purposes) have elapsed following exercise of the Option unless the Board otherwise specifically provides in the Option.
7.   Provisions Of Stock Awards Other Than Options.
(a)   Stock Appreciation Rights. Each Stock Appreciation Right Agreement will be in such form and will contain such terms and conditions as the Board will deem appropriate. The terms and conditions of Stock Appreciation Right Agreements may change from time to time; and the terms and conditions of separate Stock Appreciation Right Agreements need not be identical, provided, however, that each Stock Appreciation Right Agreement will include (through incorporation of the provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:
(i)   Strike Price and Calculation of Appreciation. Each Stock Appreciation Right will be denominated in shares of Common Stock equivalents. The appreciation payable on the exercise of a Stock Appreciation Right will be not greater than an amount equal to the excess of:
(A)   the aggregate Fair Market Value (on the date of the exercise of the Stock Appreciation Right) of a number of shares of Common Stock equal to the number of shares of Common Stock equivalents in which the Participant is vested under such Stock Appreciation Right, and with respect to which the Participant is exercising the Stock Appreciation Right on such date, over
(B)   an amount (the strike price) that will be determined by the Board at the time of grant of the Stock Appreciation Right, which amount will be not less than 100% of the Fair Market Value of the Common Stock subject to the Stock Appreciation Right on the date the Stock Appreciation Right is granted.
(ii)   Vesting. At the time of the grant of a Stock Appreciation Right, the Board may impose such restrictions or conditions to the vesting of such Stock Appreciation Right as it, in its discretion, deems appropriate.
(iii)   Exercise. To exercise any outstanding Stock Appreciation Right, the Participant must provide written notice of exercise to the Company in compliance with the provisions of the Stock Appreciation Right Agreement evidencing such Stock Appreciation Right.
(iv)   No Repricing. Other than in connection with Capitalization Adjustments (as described in Section 12(a)), at any time when the strike price of a Stock Appreciation Right is above the Fair Market value of a share of Common Stock, the Board shall not, without stockholder approval, reduce the strike price of such Stock Appreciation Right and shall not exchange such Stock Appreciation Right for a new Stock Award with a lower (or no) strike price of for cash.
(v)   Payment. The appreciation payable in respect of a Stock Appreciation Right may be paid only in the form of Common Stock. In addition, neither the Company nor any Affiliate may enter into any agreement or arrangement providing for its purchase of Common Stock delivered on exercise of a Stock Appreciation Right.
(vi)   Term. The Board shall determine the term of a Stock Appreciation Right; provided, however, that no Stock Appreciation Right will be exercisable after the expiration of 10 years from the date on which it was granted.
(vii)   Deferral of Compensation. A Stock Appreciation Right may not include any feature for the deferral of compensation other than the deferral of recognition of income until the Participant’s exercise of such Stock Appreciation Right.
(viii)   Termination of Continuous Service. In the event that a Participant’s Continuous Service terminates, the Participant may exercise his or her Stock Appreciation Right (to the extent that the Participant was entitled to exercise such Stock Appreciation Right as of the date of termination) but only within such period of time ending on the earlier of (i) the date 30 days following the termination of the Participant’s Continuous Service (or such longer or shorter period specified in the Stock Appreciation Right Agreement) or (ii) the expiration of the term of the Stock Appreciation Right as set forth in the Stock Appreciation Right Agreement. If, after termination, the Participant does not exercise his or her Stock Appreciation Right within the time specified herein or in the Stock Appreciation Right Agreement (as applicable), the Stock Appreciation Right will terminate.
(b)   Restricted Stock Purchase Awards. Each Restricted Stock Purchase Award Agreement will be in such form and will contain such terms and conditions as the Board will deem appropriate. At the Board’s election, shares of Common Stock may be (i) held in book entry form subject to the Company’s instructions until any restrictions relating to the Restricted Stock Purchase Award lapse; or (ii) evidenced by a certificate, which certificate will be held in such form and manner as determined by the Board. The terms and conditions of Restricted Stock Purchase Award Agreements may change from time to time, and the terms and conditions of separate Restricted Stock Purchase Award Agreements need not be identical; provided, however, that each Restricted Stock Purchase Award Agreement will include (through incorporation of the provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:
(i)   Purchase Price. At the time of the grant of a Restricted Stock Purchase Award, the Board will determine the price to be paid by the Participant for each share subject to the Restricted Stock Purchase Award. To the extent required by applicable law, the price to be paid by the Participant for each share of the Restricted Stock Purchase Award will not be less than the par value of a share of Common Stock.
(ii)   Consideration. At the time of the grant of a Restricted Stock Purchase Award, the Board will determine the consideration permissible for the payment of the purchase price of the Restricted Stock Purchase Award. The purchase price of Common Stock acquired pursuant to the Restricted Stock Purchase Award will be paid either: (i) in cash at the time of purchase or (ii) in any other form of legal consideration that may be acceptable to the Board and permissible under the Delaware General Corporation Law.
(iii)   Vesting. Shares of Common Stock acquired under a Restricted Stock Purchase Award may be subject to a share repurchase right or option in favor of the Company in accordance with a vesting schedule to be determined by the Board, which may include performance criteria.
(iv)   Termination of Participant’s Continuous Service. In the event that a Participant’s Continuous Service terminates, the Company will have the right, but not the obligation, to repurchase or otherwise reacquire, any or all of the shares of Common Stock held by the Participant that have not vested as of the date of termination under the terms of the Restricted Stock Purchase Award Agreement. At the Board’s election, the repurchase right may be at the least of: (i) the Fair Market Value on the relevant date or (ii) the Participant’s original cost. The Company will not be required to exercise its repurchase option until at least six months (or such longer or shorter period of time required to avoid a charge to earnings for financial accounting purposes) have elapsed following the purchase of the restricted stock unless otherwise determined by the Board or provided in the Restricted Stock Purchase Award Agreement.
(v)   Transferability. Rights to purchase or receive shares of Common Stock granted under a Restricted Stock Purchase Award will be transferable by the Participant only upon such terms and conditions as are set forth in the Restricted Stock Purchase Award Agreement, as the Board shall determine in its discretion, and so long as Common Stock awarded under the Restricted Stock Purchase Award remains subject to the terms of the Restricted Stock Purchase Award Agreement.
(c)   Restricted Stock Awards. Each Restricted Stock Award Agreement will be in such form and will contain such terms and conditions as the Board deems appropriate. At the Board’s election, shares of Common Stock may be (i) held in book entry form subject to the Company’s instructions until any restrictions relating to the Restricted Stock Award lapse; or (ii) evidenced by a certificate, which certificate will be held in such form and manner as determined by the Board. The terms and conditions of Restricted Stock Award Agreements may change from time to time, and the terms and conditions of separate Restricted Stock Award Agreements need not be identical, but each Restricted Stock Award Agreement will include (through incorporation of provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:
(i)   Consideration. A Restricted Stock Award may be awarded in consideration for past services actually rendered to the Company or an Affiliate.
(ii)   Vesting. Shares of Common Stock awarded under the Restricted Stock Award Agreement may be subject to forfeiture to the Company in accordance with a vesting schedule to be determined by the Board, which may include performance criteria.
(iii)   Termination of Participant’s Continuous Service. In the event a Participant’s Continuous Service terminates, any or all of the shares of Common Stock held by the Participant which have not vested as of the date of termination of Continuous Service will be forfeited under the terms of the Restricted Stock Award Agreement.
(iv)   Transferability. Rights to acquire shares of Common Stock under the Restricted Stock Award Agreement will be transferable by the Participant only upon such terms and conditions as are set forth in the Restricted Stock Award Agreement, as the Board determines in its discretion, so long as Common Stock awarded under the Restricted Stock Award Agreement remains subject to the terms of the Restricted Stock Award Agreement.

(d)   Restricted Stock Unit Awards. A Restricted Stock Unit Award will be denominated in units equivalent to a number of shares of Common Stock and will represent a promise to pay the value of such units upon vesting. Each Restricted Stock Unit Award Agreement will be in such form and will contain such terms and conditions as the Board deems appropriate. The terms and conditions of Restricted Stock Unit Award Agreements may change from time to time, and the terms and conditions of separate Restricted Stock Unit Award Agreements need not be identical; provided, however, that each Restricted Stock Unit Award Agreement will include (through incorporation of the provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:
(i)   Vesting. At the time of the grant of a Restricted Stock Unit Award, the Board shall impose such restrictions or conditions to the vesting of the Restricted Stock Unit Award as it, in its discretion, deems appropriate, which may include performance criteria.
(ii)   Payment. A Restricted Stock Unit Award, net of any withholding obligations, may, to the extent vested, be settled by the delivery of shares of Common Stock, their cash equivalent, any combination thereof or in any other form of consideration as determined by the Board and contained in the Restricted Stock Unit Award Agreement.
(iii)   Additional Restrictions. At the time of the grant of a Restricted Stock Unit Award, the Board, as it deems appropriate, may impose such restrictions or conditions that delay the delivery of the shares of Common Stock (or their cash equivalent) subject to a Restricted Stock Unit Award after the vesting of such Restricted Stock Unit Award.
(iv)   Dividend Equivalents. Dividend equivalents may be credited in respect of shares of Common Stock covered by a Restricted Stock Unit Award, as determined by the Board and contained in the Restricted Stock Unit Award Agreement. At the discretion of the Board, such dividend equivalents may be converted into additional shares of Common Stock covered by the Restricted Stock Unit Award in such manner as determined by the Board. Any additional shares covered by the Restricted Stock Unit Award credited by reason of such dividend equivalents will be subject to all the terms and conditions of the underlying Restricted Stock Unit Award Agreement to which they relate. Notwithstanding the foregoing, dividends or dividend equivalents that relate to an unvested Restricted Stock Purchase Award, Restricted Stock Purchase, Restricted Stock Unit Award or Other Stock Award will be subject to the same vesting conditions as the underlying Stock Award.
(e)   Other Stock Awards. Other forms of Stock Awards valued in whole or in part by reference to, or otherwise based on, Common Stock may be granted either alone or in addition to Stock Awards provided for under Section 6 and the preceding provisions of this Section 7. Subject to the provisions of the Plan, the Board will have sole and complete authority to determine the persons to whom and the time or times at which such Other Stock Awards will be granted, the number of shares of Common Stock (or the cash equivalent thereof) to be granted pursuant to such Awards and all other terms and conditions of such Awards.
8.   Performance-Based Compensation. The Board may establish performance criteria and level of achievement versus such criteria that shall determine the number of shares of Common Stock to be granted, retained, vested, issued or issuable under or in settlement of or the amount payable pursuant to a Stock Award.
9.   Covenants of the Company.
(a)   Availability of Shares. During the terms of the Stock Awards, the Company shall keep available at all times the number of shares of Common Stock required to satisfy such Stock Awards.
(b)   Securities Law Compliance. The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Stock Awards and to issue and sell shares of Common Stock upon exercise of the Stock Awards; provided, however, that this undertaking will not require the Company to register under the Securities Act the Plan, any Stock Award or any Common Stock issued or issuable pursuant to any such Stock Award. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of Common Stock under the Plan, the Company will be relieved from any liability for failure to issue and sell Common Stock upon exercise of such Stock Awards unless and until such authority is obtained.
10.   Use of Proceeds from Stock. Proceeds from the sale of Common Stock pursuant to Stock Awards will constitute general funds of the Company.
11.   Miscellaneous.
(a)   Acceleration of Exercisability and Vesting. The Board has the power to accelerate the time at which a Stock Award may first be exercised or the time during which a Stock Award or any part thereof will vest in accordance with the Plan, notwithstanding the provisions in the Stock Award stating the time at which it may first be exercised or the time during which it will vest.
(b)   Stockholder Rights. No Participant will be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to such Stock Award unless and until such Participant has satisfied all requirements for exercise of the Stock Award pursuant to its terms.
(c)   No Employment or other Service Rights. Nothing in the Plan, any Stock Award Agreement or other instrument executed thereunder or any Stock Award granted pursuant thereto will confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Stock Award was granted or will affect the right of the Company or an Affiliate to terminate (i) the employment of an Employee with or without notice and with or without cause, (ii) the service of a Director pursuant to the Bylaws of the Company or an Affiliate, and any applicable provisions of the corporate law of the state in which the Company or the Affiliate is incorporated, as the case may be.
(d)   Incentive Stock Option $100,000 Limitation. To the extent that the aggregate Fair Market Value (determined at the time of grant) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionholder during any calendar year (under all plans of the Company and its Affiliates) exceeds $100,000, the Options or portions thereof that exceed such limit (according to the order in which they were granted) will be treated as Nonstatutory Stock Options, notwithstanding any contrary provision of the applicable Option Agreement(s).
(e)   Withholding Obligations. To the extent provided by the terms of a Stock Award Agreement, the Company may in its discretion, satisfy any federal, state or local tax withholding obligation relating to a Stock Award by any of the following means (in addition to the Company’s right to withhold from any compensation paid to the Participant by the Company) or by a combination of such means: (i) causing the Participant to tender a cash payment; (ii) withholding shares of Common Stock from the shares of Common Stock issued or otherwise issuable to the Participant in connection with the Stock Award; or (iii) by such other method as may be set forth in the Stock Award Agreement.
12.   Adjustments Upon Changes in Stock.
(a)   Capitalization Adjustments. If any change is made in, or other event occurs with respect to, the Common Stock subject to the Plan or subject to any Stock Award without the receipt of consideration by the Company through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company (each a “Capitalization Adjustment”), then (i) the Plan will be appropriately adjusted in the class(es) and maximum number of securities subject to the Plan pursuant to Sections 4(a) and 4(b) and (ii) the outstanding Stock Awards will be appropriately adjusted in the class(es) and number of securities and price per share of Common Stock subject to such outstanding Stock Awards. The Board shall make such adjustments, and its determination will be final, binding and conclusive. (Notwithstanding the foregoing, the conversion of any convertible securities of the Company will not be treated as a transaction “without receipt of consideration” by the Company.)
(b)   Dissolution or Liquidation. In the event of a dissolution or liquidation of the Company, all outstanding Stock Awards (other than Stock Awards consisting of vested Common Stock not subject to the Company’s right of repurchase) will terminate immediately prior to the completion of such dissolution or liquidation, and Common Stock subject to the Company’s repurchase option may be repurchased by the Company notwithstanding the fact that the holder of such stock is still in Continuous Service; provided, however that, the Board may, in its discretion, cause some or all Stock Awards to be fully vested, exercisable and/or no longer subject to repurchase (to the extent such Stock Awards have not previously expired or terminated) before the dissolution or liquidation is completed but contingent on its completion.
(c)   Corporate Transaction. In the event of a Corporate Transaction, any surviving corporation or acquiring corporation may assume or continue any or all Stock Awards outstanding under the Plan or may substitute similar stock awards for Stock Awards outstanding under the Plan (including but not limited to, awards to acquire the same consideration paid to the stockholders of the Company, as the case may be, pursuant to the Corporate Transaction), and any reacquisition or repurchase rights held by the Company in respect of Common Stock issued pursuant to Stock Awards may be assigned by the Company to the successor of the Company (or the successor’s parent company), if any, in connection with such Corporate Transaction. In the event that any surviving corporation or acquiring corporation does not assume or continue all such outstanding Stock Awards or substitute similar stock awards for all such outstanding Stock Awards, then with respect to Stock Awards that have not been assumed, continued or substituted and that are held by Participants whose Continuous Service has not terminated prior to the effective time of the Corporate Transaction, the vesting of such Stock Awards (and, if applicable, the time at which such Stock Awards may be exercised) will (contingent upon the effectiveness of the Corporate Transaction) be accelerated in full (but taking into account the actual performance of the Company through the date of the Corporate Transaction for any Stock Awards subject to performance-based vesting conditions) to a date prior to the effective time of such Corporate Transaction as the Board determines (or, if the Board does not determine such a date, to the date that is five days prior to the effective time of the Corporate Transaction), and such Stock Awards will terminate if not exercised (if applicable) at or prior to such effective time and any reacquisition or repurchase rights held by the Company with respect to such Stock Awards will (contingent upon the effectiveness of the Corporate Transaction) lapse. With respect to any other Stock Awards outstanding under the Plan that have not been assumed, continued or substituted, the vesting of such Stock Awards (and, if applicable, the time at which such Stock Award may be exercised) will not be accelerated, unless otherwise provided in a written agreement between the Company or any Affiliate and the holder of such Stock Award, and such Stock Awards will terminate if not exercised (if applicable) prior to the effective time of the Corporate Transaction.
(d)   Change in Control. A Stock Award may be subject to additional acceleration of vesting and exercisability upon or after a Change in Control as may be provided in the Stock Award Agreement for such Stock Award or as may be provided in any other written agreement between the Company or any Affiliate and the Participant, but in the absence of such provision, no such acceleration will occur.

13.   Amendment of the Plan and Stock Awards.
(a)   Amendment of Plan. Subject to the limitations, if any, of applicable law, the Board at any time, and from time to time, may amend the Plan. However, except as provided in Section 12(a) relating to Capitalization Adjustments, no amendment will be effective unless approved by the stockholders of the Company to the extent stockholder approval is necessary to satisfy applicable law.
(b)   Stockholder Approval. The Board, in its discretion, may submit any other amendment to the Plan for stockholder approval.
(c)   Contemplated Amendments. It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide eligible Employees with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to Incentive Stock Options and/or to bring the Plan and/or Incentive Stock Options granted under it into compliance therewith.
(d)   No Impairment of Rights. Rights under any Stock Award granted before amendment of the Plan will not be impaired by any amendment of the Plan unless (i) the Company requests the consent of the Participant and (ii) the Participant consents in writing.
(e)   Amendment of Stock Awards. The Board at any time, and from time to time, may amend the terms of any one or more Stock Awards, subject to any specified limits in the Plan that are not subject to Board discretion; provided, however, that the rights under any Stock Award will not be impaired by any such amendment unless (i) the Company requests the consent of the Participant and (ii) the Participant consents in writing.
14.   Termination or Suspension of the Plan.
(a)   Plan Term. The Board may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan will terminate on the day before the 10th anniversary of the date this the Plan approved by the stockholders of the Company. No Stock Awards may be granted under the Plan while the Plan is suspended or after it is terminated.
(b)   No Impairment of Rights. Suspension or termination of the Plan will not impair rights and obligations under any Stock Award granted while the Plan is in effect except with the written consent of the Participant.
15.   Effective Date of Plan. The Plan was adopted by the Board as of April 2, 2024, and will become effective upon approval by the stockholders of the Company.
16.   Choice of Law. The law of the State of Delaware will govern all questions concerning the construction, validity and interpretation of this Plan, without regard to such state’s conflict of laws rules.
17.   Compensation Recoupment Policy. Subject to the terms and conditions of the Plan, all Stock Awards granted under the Plan shall be subject to all recovery, recoupment, clawback and/or other forfeiture policies maintained by the Company from time to time, including the Company’s Incentive Compensation Clawback Policy. In addition, the Board may impose such other clawback, recovery or recoupment provisions in a Stock Award Agreement or policy as the Board determines necessary or appropriate, including a reacquisition right in respect of previously acquired shares of Common Stock or other cash or property upon the occurrence of misconduct. No recovery of compensation under such a clawback policy or recoupment right will be an event giving rise to a right to resign for “good reason” or be deemed a “constructive termination” (or any similar term) as such terms are used in any agreement between any Participant and the Company.

CALIFORNIA WATER SERVICE GROUP ATTN: MICHELLE MORTENSEN1720 NORTH FIRST STREETSAN JOSE, CA 95112-4508 SCAN TO VIEW MATERIALS & VOTEVOTE BY INTERNETBefore The Meeting - Go to www.proxyvote.com or scan the QR Barcode aboveUse the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time May 28, 2024 for shares held directly and by 11:59 p.m. Eastern Time May 26, 2024 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.During The Meeting - Go to www.virtualshareholdermeeting.com/CWT2024You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.VOTE BY PHONE - 1-800-690-6903Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time May 28, 2024 for shares held directly and by 11:59 p.m. Eastern Time May 26, 2024 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.VOTE BY MAILMark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:V40627-P07601THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.CALIFORNIA WATER SERVICE GROUPThe Board of Directors recommends you vote FOR each of the nominees listed in proposal 1. KEEP THIS PORTION FOR YOUR RECORDSDETACH AND RETURN THIS PORTION ONLY 1.ELECTION OF DIRECTORS Nominees: 1a. Gregory E. Aliff 1b. Shelly M. Esque 1c. Jeffrey Kightlinger 1d. Martin A. Kropelnicki 1e. Thomas M. Krummel, M.D. 1f. Yvonne A. Maldonado, M.D. 1g. Scott L. Morris 1h. Charles R. Patton 1i. Carol M. Pottenger 1j. Lester A. Snow 1k. Patricia K. Wagner For Against Abstain! ! !! ! !! ! !! ! !! ! !! ! !! ! !! ! !! ! !! ! !! ! ! The Board of Directors recommends you vote FOR proposals 2, 3, and 4.2.Advisory vote to approve executive compensation. 3.Ratification of the selection of Deloitte & Touche LLP as the Group's independent registered public accounting firm for 2024. 4.Approval of the 2024 Equity Incentive Plan. NOTE: I authorize the proxies to vote according to their discretion on any other matters that properly come before the Annual Meeting of Stockholders or any adjournment or postponement thereof. For Against Abstain! ! !! ! !! ! ! Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.Signature [PLEASE SIGN WITHIN BOX]DateSignature (Joint Owners)Dat

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:The Proxy Statement and the Annual Report are available at www.proxyvote.com.V40628-P07601CALIFORNIA WATER SERVICE GROUPTHIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORSMARTIN A. KROPELNICKI and MICHELLE R. MORTENSEN, and each of them with full power of substitution, are hereby authorized to vote, as designated on the reverse side, all the shares of California Water Service Group common stock of the undersigned at the Annual Meeting of Stockholders of California Water Service Group to be held on May 29, 2024, or at any adjournment or postponement thereof (including, if applicable, for the election of any substitute nominee named by the Board of Directors if any nominee named in proposal 1 becomes unavailable to serve). By my signature on the reverse side of this proxy, I acknowledge that I have received a copy of the Notice of Meeting and Proxy Statement relating to this meeting and of the Group's most recent Annual Report to Stockholders.THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S), AND IN THE DISCRETION OF THE PROXY HOLDERS UPON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENT OR POSTPONEMENT THEREOF. IF NO DIRECTION IS MADE, THISPROXY WILL BE VOTED FOR THE ELECTION OF EACH OF THE NOMINEES LISTED IN PROPOSAL 1, FOR PROPOSAL 2, FOR PROPOSAL 3, AND FOR PROPOSAL 4.Please date, sign and mail in the enclosed envelope, or vote by Internet or telephone, as soon as possible. Continued and to be signed on reverse side